Exhibit 10.1

AMENDED & RESTATED SENIOR UNSECURED CREDIT AGREEMENT
Dated as of January 8, 2014
among
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.,
as the Borrower,
LASALLE HOTEL PROPERTIES,
as the Parent,
THE GUARANTORS NAMED HEREIN,
as the Guarantors,
CITIBANK, N.A.,
as Administrative Agent,
The Banks Party Hereto,
as the Banks,
CITIBANK, N.A.,
BANK OF MONTREAL,
and
THE ROYAL BANK OF SCOTLAND PLC,
as Issuing Banks,
BANK OF MONTREAL,
and
THE ROYAL BANK OF SCOTLAND PLC,
as Co-Syndication Agents,
COMPASS BANK,
PNC BANK, NATIONAL ASSOCIATION,
REGIONS BANK,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
BRANCH BANKING AND TRUST COMPANY,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
RAYMOND JAMES BANK, N.A.,
ROYAL BANK OF CANADA,
and
SUMITOMO MITSUI BANKING CORPORATION,
as Co-Documentation Agents
and
CITIGROUP GLOBAL MARKETS INC.,
BMO CAPITAL MARKETS,
and
RBS SECURITIES INC.,
as Joint Lead Arrangers and Joint Book Running Managers

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Section 11.21	USA Patriot Act Notice	95
Section 11.22	No Fiduciary Duties	95
Section 11.23	Release of Guarantors	96

EXHIBITS:
EXHIBIT A    —    FORM OF NOTE
EXHIBIT B    —    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT C    —    FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D    —    FORM OF ENVIRONMENTAL INDEMNITY
EXHIBIT E    —    FORM OF GUARANTY
EXHIBIT F    —    FORM OF NOTICE OF BORROWING
EXHIBIT G    —    FORM OF NOTICE OF CONVERSION OR CONTINUATION
EXHIBIT H    —    FORM OF NEW YORK MORTGAGE
EXHIBIT I    —    FORM OF NEW YORK TERM NOTE
SCHEDULES:
SCHEDULE 1.01(A)    —    COMMITMENTS
SCHEDULE 1.01(B)    —    EXISTING PROPERTIES
SCHEDULE 1.01(C)    —    GUARANTORS
SCHEDULE 1.01(D)    —    QUALIFIED GROUND LEASES
SCHEDULE 1.01(E)    —    EXISTING LETTERS OF CREDIT
SCHEDULE 4.01    —    SUBSIDIARIES
SCHEDULE 4.08    —    LITIGATION
SCHEDULE 4.17    —    LEGAL REQUIREMENTS; ZONING; UTILITIES; ACCESS
SCHEDULE 4.18    —    EXISTING INDEBTEDNESS
SCHEDULE 5.07    —    INSURANCE

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AMENDED & RESTATED SENIOR UNSECURED CREDIT AGREEMENT
This SENIOR UNSECURED CREDIT AGREEMENT, dated as of January 8, 2014, is among LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, LASALLE HOTEL PROPERTIES, a Maryland trust, as the Parent, the Guarantors from time to time party hereto, the Banks from time to time party hereto, CITIBANK, N.A., as Administrative Agent, CITIBANK, N.A., BANK OF MONTREAL and THE ROYAL BANK OF SCOTLAND PLC, as Issuing Banks, BANK OF MONTREAL and THE ROYAL BANK OF SCOTLAND PLC, as Co‑Syndication Agents, COMPASS BANK, PNC BANK, NATIONAL ASSOCIATION, REGIONS BANK, U.S. BANK NATIONAL ASSOCIATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, BRANCH BANKING AND TRUST COMPANY, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, RAYMOND JAMES BANK, N.A., ROYAL BANK OF CANADA, and SUMITOMO MITSUI BANKING CORPORATION as Co-Documentation Agents, and CITIGROUP GLOBAL MARKETS INC., BMO CAPITAL MARKETS and RBS SECURITIES INC., as joint lead arrangers and joint book running managers.
The Borrower has requested, and the Banks have agreed to extend, certain credit facilities on the terms and conditions of this Agreement (the “Facility”). In consideration of the mutual agreements contained in this Agreement, the parties hereto do hereby agree as follows:
WITNESSETH THAT:
(1)    Pursuant to that certain Senior Unsecured Credit Agreement dated as of December 14, 2011, as amended by that certain First Letter Amendment dated as of May 11, 2012 (as so amended, the “Existing Agreement”), among the Borrower, the Parent, the guarantors party thereto, the banks described therein, Citibank, N.A., as administrative agent, the other parties from time to time party thereto, such banks extended certain commitments to make certain credit facilities available to the Borrower.
(2)    The Borrower, the Guarantors, the Administrative Agent, and the banks party to the Existing Agreement desire to amend and restate the Existing Agreement to make certain amendments to the Existing Agreement.
NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into this Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereto hereby agree to amend and restate the Existing Agreement to read in its entirety as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accession Agreement” means an Accession Agreement in the form attached respectively to the Guaranty and Environmental Indemnity as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party to the Guaranty and the Environmental Indemnity.

“Adjusted Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) 2% per annum above the Federal Funds Rate and (c) one-month LIBOR as published on the applicable date of determination (or on the previous Business Day if such date of determination is not a Business Day), as the same may fluctuate from time to time, plus 1% per annum.
“Adjusted Corporate EBITDA” means, for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder, the Corporate EBITDA for such period adjusted for (i) any Investments made or disposed of during such period to include or exclude, as appropriate, the Corporate EBITDA attributable to such Investments for such period, and (ii) any Hotel Property acquired or disposed of during such period to include or exclude, as appropriate, the Adjusted NOI of such Hotel Property for such period, plus the aggregate FF&E Reserves for such period for such Hotel Property; provided in each case that the addition or deduction of the Corporate EBITDA attributable to such Investments or such Hotel Property’s Adjusted NOI, as applicable, for such period is subject to verification by either an accounting firm reasonably acceptable to the Administrative Agent or written certification reasonably acceptable to the Administrative Agent from an officer of the Borrower that such Corporate EBITDA or Adjusted NOI, as the case may be, is true and accurate.

“Adjusted Net Worth” means, for the Parent as of any date, the sum of (a) the Parent’s Net Worth on such date plus (b) the minority interest reflected in the Parent’s balance sheet on such date determined in accordance with GAAP.
“Adjusted NOI” means, for any Hotel Property for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder, an amount (if positive) equal to (a) the net income of such Hotel Property for such period after taxes, as determined in accordance with GAAP, excluding, however, those items that the Administrative Agent determines are extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets) other than in the ordinary course of business, (ii) any write‑up or write-down of assets, and (iii) expenses incurred in connection with hotel conversions prior to the opening of any such converted hotels; provided that to the extent that the net income for any Hotel Property does not include a reasonable allocation of administrative, accounting or other overhead of the Person or Persons who directly or indirectly own or lease such Hotel Property which directly pertains to the operation of Hotel Properties, then such allocation amount shall be deemed subtracted from such net income for purposes of the financial tests and other definitions contained in this Agreement which utilize Adjusted NOI, plus (b) to the extent deducted in determining Adjusted NOI, Interest Expense, income taxes, depreciation, amortization, and other non‑cash items for such period, as determined in accordance with GAAP, minus (c) the aggregate FF&E Reserves for such period for such Hotel Property; provided further that in no event shall the Adjusted NOI for any Hotel Property be less than zero.
“Administrative Agent” means Citibank, in its capacity as Administrative Agent for the Banks pursuant to Article X and any successor Administrative Agent appointed pursuant to Section 10.06.
“Advance” means an Advance by a Bank to the Borrower, any such Advance being either a Base Rate Advance or a LIBOR Advance.
“Affected Bank” has the meaning set forth in Section 2.14(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.
“Agreement” means this Senior Unsecured Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time.
“Allocation Percentage” means, for any Person, with respect to a Person’s Joint Venture Subsidiary, the percentage ownership interest of such Person in such Joint Venture Subsidiary.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Parent or their Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance and such Bank’s LIBOR Lending Office in the case of a LIBOR Advance.
“Applicable Margin” means, (a) with respect to each Type of Advance at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for such Type of Advance, and (b) with respect to the letter of credit fee payable under Section 2.03(b) at any date, the applicable percentage per annum set forth below under the column “Letters of Credit & LIBOR Advances,” based upon the Status then in effect.

	Leverage Ratio	Base Rate Advances	Letters of Credit & LIBOR Advances
Level I Status	< 4.00:1.00	0.70%	1.70%
Level II Status	> 4.00:1.00 but < 5.00:1.00	0.85%	1.85%
Level III Status	> 5.00:1.00 but < 5.50:1.00	1.05%	2.05%
Level IV Status	> 5.50:1.00 but < 6.00:1.00	1.15%	2.15%
Level V Status	> 6.00:1.00	1.45%	2.45%

; provided, however, that in the event that the Parent achieves an Investment Grade Rating, the Parent may, upon written notice to the Administrative Agent, elect to convert to the ratings-based pricing grid set forth below (a “Ratings Grid Election”), in which case, commencing upon the effectiveness of such notice, the interest rate will be LIBOR plus the applicable margin determined by the Debt Rating of the Parent, as set forth below. Any Ratings Grid Election shall be irrevocable (subject to the provisions of the paragraph following the grid below).

Debt Rating	Base Rate Advances	LIBOR Advances	Facility Fee
A-/A3	0.00%	0.90%	0.15%
BBB+/Baa1	0.00%	1.00%	0.15%
BBB/Baa2	0.10%	1.10%	0.20%
BBB-/Baa3	0.30%	1.30%	0.30%

If Parent has made the Ratings Grid Election as provided above but thereafter fails to maintain an Investment Grade Rating by at least one of S&P or Moody’s, then the applicable interest rate margin shall be determined pursuant to clause (a) and (b) above, as applicable, during the period commencing on the date Parent no longer has an Investment Grade Rating by at least one of S&P or Moody’s and ending on the date Parent makes another Ratings Grid Election.

“Approved Electronic Communications” means each Communication that the Borrower or any Guarantor is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information materials required to be delivered pursuant to Sections 5.05(a) through (d), (h), and (k); provided, however, that solely with respect to delivery of any such Communication by the Borrower or any Guarantor to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, letter of credit request, swing loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.07(b) and any other notice relating to the payment of any principal or other amount due under any Credit Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
“Approved Electronic Platform” has the meaning specified in Section 11.02(c).
“Approved Other Country” means each of the following countries: Canada, Mexico, United Kingdom, France, Germany, Spain, Belgium, The Netherlands, Luxembourg, Italy, Portugal, Austria, Switzerland, Norway, Sweden, Denmark, U.S. Virgin Islands, Bahamas, and Puerto Rico.
“Approved Third Party Operating Leases” means all operating leases for which either the Borrower or a Material Subsidiary is the lessor thereunder, except any operating lease for which LaSalle Leasing or a Subsidiary of LaSalle Leasing is a lessee.
“Asset Disposition” means any sale, lease of substantially all of a Hotel Property (in which the Borrower or a Material Subsidiary is lessor), conveyance, exchange, transfer, or assignment of any Property by the Borrower or a Material Subsidiary to a Person other than the Borrower or a Material Subsidiary.
“Asset Value” means, with respect to any Hotel Property, as of any date, (a) the Calculated Value of such asset; provided, however, that the value of each Hotel Property during the first twelve (12) months following acquisition shall be equal to the greater of (i) the acquisition price or (ii) the Calculated Value, (b) in the case of any Development Property, the undepreciated book value of such Hotel Property as determined in accordance with GAAP, or (c) in the case of any Hotel Property held by a Joint Venture Subsidiary, the pro rata share of such Hotel Property as determined in accordance with clause (a) or (b), as applicable.
“Assigned Rights and Obligations” has the meaning specified in Section 2.17(a).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit B.
“Banks” means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.06.
“Base Rate Advance” means an Advance which bears interest as provided in Section 2.06(a).
“Borrower” means LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership.
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each Bank pursuant to Section 2.01 or Converted by each Bank to Advances of a different Type pursuant to Section 2.02(b).
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market.
“Calculated Value” means for any Hotel Property (a) if such Hotel Property is leased to a Subsidiary of the Borrower, the Adjusted NOI for such Hotel Property for the preceding Rolling Period and, if such Hotel Property is not leased to a Subsidiary of the Borrower, the lesser of (i) the Adjusted NOI for such Hotel Property for the preceding Rolling Period or (ii) the actual rental payments received by the Parent or its Subsidiary under the participating lease for such Hotel Property during such Rolling Period divided by (b) the Capitalization Rate.
“Capital Expenditure” means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, Real Property or equipment which in accordance with GAAP would be capitalized in the fixed asset accounts of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property in the normal and ordinary course of business.
“Capitalization Event” means any sale or issuance by the Parent or any of its Subsidiaries of equity securities except for the issuance of the Borrower’s operating partnership units in exchange for a direct or indirect ownership interest in a Hotel Property or a Person that owns a Hotel Property.
“Capitalization Rate” means 8.25%, provided that with respect to any Hotel Property located in the central business district of New York City, New York; Washington, D.C.; Chicago, Illinois; San Francisco, California; or Boston, Massachusetts, the Capitalization Rate shall mean 7.75%.
“Capital Lease” means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
“Capitalized Lease Obligations” means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a Consolidated basis in conformity with GAAP.
“Cash Collateral Account” means a special cash collateral account containing cash deposited pursuant to the terms of this Agreement to be maintained at Citibank in accordance with Section 8.04.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in U.S. Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable Issuing Bank (and “Cash Collateralization” has a corresponding meaning).
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“Citibank” means Citibank, N.A.
“Closing Date” means the date of this Agreement or such other date as may be agreed upon by the Borrower and the Administrative Agent.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
“Commitment” means, with respect to any Bank, the amount set opposite such Bank’s name on Schedule 1.01(a) as its Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c), as such amount may be reduced pursuant to Section 2.04(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate of the Borrower in substantially the form of the attached Exhibit C.
“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Credit Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Credit Documents, the Borrower or any Guarantor or any of their respective Affiliates, or the transactions contemplated by this Agreement or the other Credit Documents including, without limitation, all Approved Electronic Communications.
“Consolidated” refers to the consolidation of the accounts of the Borrower with the Borrower’s Subsidiaries and the Parent with the Parent’s Subsidiaries, as applicable, in accordance with GAAP.
“Consolidated Total Book Value” means, at any time the same is to be determined, the aggregate book value of all assets that would appear on the balance sheet of the Parent and the Parent’s Subsidiaries determined on a Consolidated basis in accordance with GAAP, plus the aggregate book value of the accumulated depreciation of such assets determined on a Consolidated basis in accordance with GAAP.
“Control Percentage” means, with respect to any Person, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.
“Controlled Group” means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Parent and the Borrower, are treated as a single employer under Section 414 of the Code.

“Convert”, “Conversion”, and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).
“Corporate EBITDA” means, for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder, an amount equal to (a) the net income of the Parent (on a Consolidated basis) for such period after taxes, as determined in accordance with GAAP, excluding, however, those items that the Administrative Agent determines are extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (ii) any write‑up or write-down of assets, and (iii) expenses incurred in connection with hotel conversions prior to the opening of any such converted hotels, plus (b) to the extent deducted in determining Corporate EBITDA, Interest Expense, income taxes, depreciation, amortization, and other non‑cash items for such period, as determined in accordance with GAAP.
“Credit Documents” means this Agreement, the Notes, the Guaranties, the Environmental Indemnities, the Fee Letter and, to the extent delivered, any New York Mortgage, any New York Term Note, and each other agreement, instrument or document executed by the Borrower, any of its Subsidiaries or the Parent at any time in connection with this Agreement.
“Debt Rating” means, as of any date of determination, the higher of the credit ratings then assigned to the Parent’s long-term senior unsecured debt by either of S&P or Moody’s. For purposes of the foregoing, a credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. It is the intention of the parties that if the Parent shall only obtain a Debt Rating from one of S&P or Moody’s without seeking a credit rating from the other, the Borrower shall be entitled to the benefit of the pricing level for such credit rating. If the Parent obtains a Debt Rating from both of S&P and Moody’s, the higher of the two ratings shall control, provided that the lower rating is only one level below that of the higher rating. If, however, the lower rating is more than one level below that of the higher Debt Rating, the pricing level that is one level higher than the lower Debt Rating shall apply. If the Parent has only one Investment Grade Rating, then that Debt Rating shall apply. If the Parent obtains a Debt Rating from both of S&P and Moody’s and thereafter loses such rating from one of them, the Parent shall be deemed to not have a Debt Rating from such rating agency. At any time, if either of S&P or Moody’s shall no longer perform the functions of a securities rating agency, then the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Debt Rating of the other of S&P and Moody’s, if one has been provided, shall continue to apply.
“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means at any time, subject to Section 2.16(f), (i) any Bank that has failed for two or more Business Days to comply with its obligations under this Agreement to make an Advance, make a payment to any Issuing Bank in respect of a Letter of Credit or make any other payment due hereunder (each, a “funding obligation”), unless such Bank has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Bank that has notified the Administrative Agent, the Borrower or any Issuing Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Bank that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (iv) any Bank with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Bank or its Parent Company, provided that a Bank shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank (provided that in each case, neither the reallocation of funding obligations provided for in Section 2.16(b) as a result of a Bank’s being a Defaulting Lender nor the performance by Non‑Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non‑Defaulting Lender). Any determination by the Administrative Agent that a Bank is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Bank will be deemed to be a Defaulting Lender (subject to Section 2.16(f)) upon notification of such determination by the Administrative Agent to the Borrower, each Issuing Bank and the Banks.
“Development Property” means either (a) a new Hotel Property under construction including the conversion of a non‑Hotel Property into a Hotel Property or (b) an existing Hotel Property which is undergoing an expansion pursuant to which the total guest rooms for such Hotel Property will be increased by 50% or more. Each Development Property shall continue to be classified as a Development Property hereunder until the achievement of Substantial Completion with respect to such Development Property, following which such Development Property shall be classified as a Hotel Property hereunder.
“Dollars” and “$” means lawful money of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Operations Contact” in the questionnaire such Bank provided to the Administrative Agent, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
“ECP” means an eligible contract participant as defined in the Commodity Exchange Act.
“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.
“Eligible Assignee” means (a) a commercial bank (or other financial institution acceptable to the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06, the Borrower, which approval shall not be unreasonably withheld or delayed) organized under the laws of the United States, or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Administrative Agent, which approval will not be unreasonably withheld or delayed, (b) a commercial bank (or other financial institution acceptable to the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06, the Borrower, which approval shall not be unreasonably withheld or delayed) organized under the laws of any other country which is a member of the Organization for Economic

Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 and approved by the Administrative Agent, which approval will not be unreasonably withheld or delayed, (c) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) acceptable to the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06, the Borrower, which approval shall not be unreasonably withheld or delayed, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, (d) a Bank (without approval of the Administrative Agent or the Borrower), and (e) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of (a) or (b) above; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition. For avoidance of doubt, the Borrower shall have no approval or consent rights with respect to an Eligible Assignee so long as a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06.
“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. § 9601(8), as amended.
“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.
“Environmental Indemnity” means that certain Environmental Indemnification Agreement effective the date hereof executed by the Borrower, the Parent and the Guarantors, any additional Environmental Indemnity Agreements in substantially the form of the attached Exhibit D and any future environmental indemnities executed in connection with any Hotel Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.
“Environmental Law” means all Legal Requirements arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.
“Environmental Permit” means any permit, license, order, approval or other authorization under Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” has the meaning set forth in Section 2.11(a).
“Existing Issuing Bank” means Citibank, N.A.
“Existing Letters of Credit” means the letters of credit listed on Schedule 1.01(e) hereto.
“Existing New York Mortgage” means a mortgage creating a Lien on a New York Property.
“Existing New York Note” means the promissory note or notes evidencing the Indebtedness secured by an Existing New York Mortgage.
“Existing Park Central Mortgage” means those certain mortgages consolidated under that certain Consolidation, Extension and Modification Agreement made by and between Park Central Hotel (DE) LLC and U.S. Bank National Association, as Trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFLl (successor-in-interest to Column Financial, Inc.), dated November 9, 2006, and recorded in the Office of the City Register of the City of New York on December 1, 2006 as CRFN 2006000663702, as assigned to Citibank, N.A., as administrative agent, by that certain Assignment of Note and Mortgage dated December 29, 2011 and recorded in the Office of the City Register of the City of New York on January 27, 2011 as CRFN 2012000038148.
“Existing Park Central Note” means the promissory note or notes evidencing the Indebtedness secured by the Existing Park Central Mortgage.
“Existing Properties” means collectively the Hotel Properties listed on Schedule 1.01(b), and “Existing Property” means any of such Hotel Properties.
“Extension Date” has the meaning set forth in Section 1.07.
“Extension Fee” has the meaning set forth in Section 1.07.
“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.
“Facility” has the meaning set forth in the Preamble.
“FATCA” has the meaning set forth in Section 2.11(a).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
“Fee Letter” has the meaning set forth in Section 2.03(c).
“FF&E” means, with respect to any Hotel Property, all fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on such Hotel Property or used in connection with the use, occupancy, operation and maintenance of all or any part of such Hotel Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment.
“FF&E Reserve” means, for any Person or any Hotel Property at any time, a reserve equal to four percent (4%) of gross revenues from any Hotel Property owned by such Person or from such Hotel Property, as applicable, for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder.
“First Extension Maturity Date” means July 8, 2018.
“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means the twelve-month period ending on December 31.
“Fixed Charge Coverage Ratio” means, as of the end of any Rolling Period, a ratio of (a) the Corporate EBITDA for such Rolling Period less the aggregate FF&E Reserves for such period in respect of each Hotel Property owned by the Parent or its Subsidiaries (whether located on land owned by or land leased to such owner of the Hotel Property) to (b) the Fixed Charges for such Rolling Period.
“Fixed Charges” means, for the Rolling Period of the Parent most recently ended for which financial statements are required to be delivered to the Banks hereunder, the sum of the following amounts for the Parent and the Parent’s Subsidiaries on a Consolidated basis: (a) the amount (without duplication) of all mandatory principal payments scheduled to be made (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity), (b) Parent’s Interest Expense, (c) all payments scheduled to be made in respect of Capital Leases, and (d) all preferred stock dividends.

“Flood Hazard Property” has the meaning set forth in Section 3.01(a)(xi).
“Funding Date” has the meaning set forth in Section 1.06(b).
“Future Property” means any Hotel Property except for the Existing Properties which the Borrower or any Subsidiary of the Borrower acquires.
“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.
“Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent, any participating lessee, a manager or any of their respective Properties.
“Governmental Proceedings” means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.
“Guarantor” means (a) the Parent, (b) each Subsidiary which owns an Unencumbered Property, (c) each Operating Lessee, and (d) each Material Subsidiary, in each case excluding Permitted Other Subsidiaries and any Joint Venture Subsidiary which is contractually prohibited from acting as a Guarantor by the terms of (i) any document evidencing or securing Indebtedness of the Borrower or its Subsidiaries permitted by the terms of this Agreement or (ii) the organizational documents of such Person. The Guarantors on the Closing Date are identified on Schedule 1.01(c).
“Guaranty” means that certain Guaranty and Contribution Agreement effective the date hereof executed by the Parent, the Borrower and the Guarantors, evidencing the joint and several guaranty by the signatories thereto of the Obligations of Borrower in respect of the Credit Documents, any additional Guaranty and Contribution Agreements in substantially the form of the attached Exhibit E executed to secure Advances and any future guaranty and contribution agreement executed to secure Advances, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.
“Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.
“Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.
“Hotel Property” for any hotel means the Real Property and the Personal Property for such hotel.
“ICC” has the meaning set forth in Section 2.13(g).
“ICC Rule” has the meaning set forth in Section 2.13(g).
“Improvements” for any hotel means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such hotel; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

“Indebtedness” means (without duplication), at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables, accruals or bank drafts arising in the ordinary course of business); (b) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor or for which such Person is liable as a partner of such Person; (c) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (d) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts arising in the ordinary course); (e) obligations of such Person under Capital Leases; (f) obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates; and (g) all preferred stock that is issued by such Person that is redeemable by the holder thereof in cash, a cash equivalent or some type of Indebtedness or convertible to some type of Indebtedness.
“Indemnified Taxes” has the meaning set forth in Section 2.11(a).
“Interest Expense” means, for any Person for any period for which such amount is being determined, the total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit determined on a Consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries.
“Interest Period” means, for each LIBOR Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02. The duration of each such Interest Period shall be one, two, three or six months, or, if approved by all Banks, twelve months, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, provided, however, that:
(a)    Interest Periods for Advances of the same Borrowing shall be of the same duration;
(b)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(c)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month;
(d)    each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

(e)    no Interest Period with respect to any portion of any Advance shall extend beyond the Maturity Date.
“Interest Rate Agreements” means (i) any Swap Contract between the Borrower and any Swap Bank, or (ii) any other interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower, the Parent or any of their respective Subsidiaries against fluctuations in interest rates.
“Investment” means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, or (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Credit Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Amount” means (a) for any Hotel Property the sum of (i) for any Existing Property, the amount set forth for such Existing Property on Schedule 1.01(b) attached hereto, and for any other Hotel Property, the aggregate purchase price paid by the Borrower or its Subsidiary for such other Hotel Property (giving effect to any securities used to purchase a Hotel Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent’s common stock assuming such exchange occurred on the date of acquiring the Hotel Property), and (ii) 95% of (A) the actual cost of any Capital Expenditures or FF&E expenditures for such Hotel Property made by the Borrower or its Subsidiaries during any period minus (B) the FF&E Reserve for such Hotel Property, and (b) for any other Investment the aggregate purchase price paid by the Borrower or its Subsidiary for such other Investment (giving effect to any securities used to purchase such Investment at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent’s common stock assuming such exchange occurred on the date of acquiring such Investment).
“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s.
“Investment Grade Release Event” has the meaning set forth in Section 11.23.
“Issuing Bank” means (a) the Existing Issuing Bank, (b) Citibank, N.A., (c) Bank of Montreal, (d) The Royal Bank of Scotland plc, (e) any Bank approved by the Administrative Agent and the Borrower as an “Issuing Bank” or (f) any Bank acting as a successor issuing bank pursuant to Section 10.06, and “Issuing Banks” means, collectively, all of such Banks.
“Joint Venture Guarantor” means a direct or indirect Wholly‑Owned Subsidiary of the Borrower that (a) has no assets other than its equity interests in Joint Venture Subsidiaries whose sole assets are Unencumbered Properties, (b) is not liable for any Indebtedness other than the Obligations, (c) complies in all material respects with all of the covenants and requirements of the Guarantors under the Credit Documents and (d) has delivered to the Administrative Agent either (A) an original Guaranty and Environmental Indemnity Agreement executed by it or (B) an Accession Agreement executed by it.
“Joint Venture Subsidiary” means any Subsidiary in which the Parent or any of its Subsidiaries (a) holds a majority of equity interests and (b) after giving effect to all buy/sell provisions contained in the applicable constituent documents of such Subsidiary, controls all material decisions of such Subsidiary, including without limitation the financing, refinancing and disposition of the assets of such Subsidiary.
“Land” for any hotel means the real property upon which the hotel is located, together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to (a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (f) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and (g) all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.
“LaSalle Leasing” means LaSalle Hotel Lessee, Inc.
“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.
“Lender Insolvency Event” means that (i) the Bank or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Letter of Credit” means, individually, (a) any Existing Letter of Credit and (b) any letter of credit issued by an Issuing Bank in accordance with the provisions of Section 2.13 of this Agreement, and “Letters of Credit” means all such letters of credit collectively.
“Letter of Credit Commitment” means, with respect to any Issuing Bank, the amount set opposite such Issuing Bank’s name on Schedule 1.01(a) as its Letter of Credit Commitment, or if such Issuing Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c), as such amount may be reduced pursuant to Section 2.04(b).
“Letter of Credit Documents” means, with respect to any Letter of Credit, such Letter of Credit and any reimbursement or other agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.
“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit and (b) the aggregate unpaid amount of all Letter of Credit Obligations at such time.
“Letter of Credit Obligations” means all obligations of the Borrower arising in respect of the Letter of Credit Documents, including without limitation the aggregate drawn amounts of Letters of Credit which have not been reimbursed by the Borrower or converted into a Base Rate Advance pursuant to the provisions of Section 2.13(c).

“Leverage Ratio” means the percentage obtained by dividing (a) the Parent’s Total Liabilities by (b) the Adjusted Corporate EBITDA.
“LHL Facility” means that certain unsecured credit facility entered into by LaSalle Hotel Lessee, Inc., as borrower, and U.S. Bank National Association, as lender, pursuant to that certain Second Amended and Restated Revolving Credit Note, dated as of December 14, 2011, from LaSalle Hotel Lessee, Inc. to U.S. Bank National Association, in the maximum principal amount of $25,000,000, as amended simultaneously herewith, as the same may be extended or further amended to the extent permitted by Section 6.02.
“LIBOR” means, for the Interest Period for each LIBOR Advance comprising part of the same Borrowing, an interest rate per annum equal to (A) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 Page (or any successor thereto) as the London interbank offered rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, provided that, if such rate is not available for any reason at such time, the rate above shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Advance being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London branch (or other Citibank branch or Affiliate) to major banks in the London interbank market for Dollars at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period divided by (B) one minus the LIBOR Reserve Requirement. It is agreed that for purposes of this definition, LIBOR Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.
“LIBOR Advance” means any Advance which bears interest as provided in Section 2.06(b).
“LIBOR Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Operations Contact” in the questionnaire such Bank provided to the Administrative Agent, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
“LIBOR Reserve Requirement” shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” as currently defined as Regulation D (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate LIBOR Rate Advances is determined) having a term equal to such Interest Period. Each determination by the Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.
“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

“Liquid Investments” means cash and the following:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;
(b)    (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than “A” (or the then equivalent) by the rating service of S&P or of Moody’s, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-2” (or the then equivalent) by the rating service of S&P or not less than “P-2” (or the then equivalent) by the rating service of Moody’s, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;
(c)    repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “A” (or the then equivalent) by the rating service of S&P or of Moody’s; and
(d)    such other instruments (within the meaning of New York’s Uniform Commercial Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.
“Material Adverse Change” shall mean (a) a material adverse change in the business, financial condition, or results of operations of the Borrower, the Parent or the Borrower, the Parent and the Material Subsidiaries taken as a whole, in each case since the date of the most recent financial statements of the Parent delivered to the Banks pursuant to Section 5.05(b), (b) a material adverse change affecting the validity or enforceability of this Agreement or any Credit Document as against the Borrower or any Guarantor or (c) a material adverse change affecting the ability of the Borrower, the Parent or the Guarantors taken as a whole to perform their obligations under this Agreement or any other Credit Document.
“Material Subsidiary” means any Subsidiary of the Borrower which owns (a) a direct fee or leasehold interest in an Unencumbered Property (including pursuant to an Operating Lease) or (b) assets that have an aggregate undepreciated book value greater than $10,000,000.
“Maturity Date” means January 8, 2018; as such date may be extended pursuant to the provisions of Section 1.07.
“Maximum Rate” means the maximum nonusurious interest rate under applicable law.
“Minimum Tangible Net Worth” means, with respect to the Parent, at any time, the sum of (a) $1,418,939,250 plus (b) 75% of the aggregate net proceeds received by the Parent or any of its Subsidiaries after September 30, 2013 in connection with any offering of Stock or Stock Equivalents of the Parent or its Subsidiaries; provided however, that any such net proceeds used solely for the purpose of redeeming the Parent’s preferred stock shall not be included in such sum.

“Moody’s” means Moody’s Investor Service Inc., and any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Parent, the Borrower or any member of a Controlled Group is making or accruing an obligation to make contributions.
“Net Income” means, for any period for which such amount is being determined, the net income of the Parent (on a consolidated basis) after taxes, as determined in accordance with GAAP, excluding, however, those items that the Administrative Agent determines are extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (ii) any write‑up or write-down of assets and (iii) expenses incurred in connection with hotel conversions prior to the opening of any such converted hotels.
“Net Worth” means, for any Person, stockholders equity of such Person determined in accordance with GAAP.
“New Property” means, as at any date, any Hotel Property that has been owned for less than four (4) Fiscal Quarters, by the Parent or by a Person that has been a Subsidiary of the Parent during such entire period.
“New York Mortgage” means any consolidated, amended and restated mortgage by and from a Subsidiary that owns a New York Property to the Administrative Agent, in substantially the form of Exhibit H hereto.
“New York Property” has the meaning set forth in Section 9.01.
“New York Term Note” means any consolidated, amended and restated promissory note made by a Subsidiary of the Borrower that owns a New York Property and payable to the order of the Administrative Agent for the ratable benefit of the Banks and with respect to which the Borrower shall be deemed to be a co-obligor with such Subsidiary, in substantially the form of Exhibit I hereto.
“Non-Core Hotel Property” means a Hotel Property which is either (a) a full service hotel located in a secondary market or (b) a limited service hotel located in a non-urban market.
“Non‑Defaulting Lender” means, at any time, a Bank that is not a Defaulting Lender or a Potential Defaulting Lender.
“Note” means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank, and “Notes” means all of such promissory notes.
“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.
“Notice of Conversion or Continuation” means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.
“Obligations” means all Advances, Letter of Credit Obligations, and other amounts payable by the Borrower to the Administrative Agent or the Banks under the Credit Documents. The foregoing shall also include all obligations under any Swap Contract between Borrower or Parent and any Swap Bank that is permitted to be incurred pursuant to Section 6.02(c), provided that in no event shall the Obligations of the Borrower and the Guarantors under the Credit Documents include the Excluded Swap Obligations.
“OFAC” means the Office of Foreign Asset Control of the Department of the Treasury of the United States.
“Operating Lease” means any operating lease of an Unencumbered Property between the applicable Subsidiary that owns such Unencumbered Property (whether in fee simple or subject to a Qualifying Ground Lease) and the applicable Operating Lessee that leases such Unencumbered Property, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Operating Lessee” means a lessee of an Unencumbered Property pursuant to an Operating Lease.
“Parent” means LaSalle Hotel Properties, a Maryland trust.
“Parent Common Stock” means the common shares of beneficial interest of Parent, par value $.01 per share.
“Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank.
“Parent Hotel Properties” means all Hotel Properties owned or leased by the Parent or one of the Parent’s Subsidiaries, including without limitation Unencumbered Properties.
“Parent’s Interest Expense” means, for the period for which such amount is being determined, the Interest Expense for the Parent and the Parent’s Subsidiaries on a Consolidated basis.
“Park Central Asset” means the Hotel Property located at 870 Seventh Avenue, New York, New York and commonly known as the Park Central Hotel.
“Participant Register” has the meaning set forth in Section 11.06(e).
“Patriot Act” has the meaning set forth in Section 3.01(a)(ix).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Encumbrances” means the Liens permitted to exist pursuant to Section 6.01.
“Permitted Hazardous Substances” means (a) Hazardous Substances, petroleum and petroleum products which are (i) used in the ordinary course of business and in typical quantities for a hotel and (ii) generated, used and disposed of in accordance with all Legal Requirements and good hotel industry practice and (b) non‑friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hotel Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be required by the Administrative Agent.

“Permitted Hotel Sale” means the Asset Disposition of all or a portion of (a) a Hotel Property or (b) the ownership interest in a Subsidiary of the Borrower which owns a Hotel Property, in either case with respect to which no Default has occurred and is continuing or would occur upon the consummation of such Asset Disposition.
“Permitted Non‑Unencumbered Property” means any Hotel Property or other Property (a) which is not an Unencumbered Property; (b) which is owned by a Permitted Other Subsidiary; and (c) which neither is subject to any Environmental Claim, nor contains any Hazardous Substance which could reasonably be expected to cause a Material Adverse Change.
“Permitted Other Subsidiary” means a Wholly-Owned Subsidiary or a Joint Venture Subsidiary of the Borrower which (a) does not own any Unencumbered Property, and (b) is a bankruptcy remote, single purpose Person.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.
“Personal Property” for any Hotel Property means all FF&E, inventory and other personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of such Hotel Property.
“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Parent, the Borrower or any member of a Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Potential Defaulting Lender” means, at any time, (i) any Bank with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Bank, or (ii) any Bank that has notified, or whose Parent Company or a Subsidiary thereof has notified, the Administrative Agent, the Borrower or the Issuing Banks in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other similar agreement, unless such writing or statement states that such position is based on such Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement). Any determination by the Administrative Agent that a Bank is a Potential Defaulting Lender under either of clauses (i) or (ii) above will be conclusive and binding absent manifest error, and such Bank will be deemed a Potential Defaulting Lender (subject to Section 2.16(f)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Banks and the Banks.
“Prescribed Forms” means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
“Property Owner” for any Existing Property or Future Property, means the Person who owns fee or leasehold title interest (as applicable) in and to such Property.
“Pro Rata Share” means, at any time with respect to any Bank, either (a) the ratio (expressed as a percentage) of such Bank’s Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank’s aggregate outstanding Advances and participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.
“Purchasing Bank” has the meaning specified in Section 2.17(a).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.
“Qualified Ground Lease” means each of the ground leases or ground subleases set forth on Schedule 1.01(d) hereto and for a Future Property means any ground lease (a) which is a direct ground lease or ground sublease granted by the fee owner of real property or a master ground lessee from such fee owner, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre‑defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least twenty (20) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor (but subject to customary requirements regarding the nature of the holder of such Lien and prior notice to the lessor), (f) which contains customary and reasonable lender protection provisions, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which otherwise contains no non-customary terms that are material and adverse to the lessee.
“Qualified Intermediary” shall have the meaning set forth in the definition of the term Unencumbered Property.
“Qualified Unsecured Debt” has the meaning specified in the definition of Qualified Unsecured Lender.
“Qualified Unsecured Lender” means (a) a trustee in respect of an issuance of Indebtedness by the Borrower or the Parent pursuant to Rule 144A of the Securities Act of 1933, as amended, or (b) an administrative agent or similar lead representative of a lender group (or, if no such administrative agent or similar lead representative exists, each lender thereunder) in respect of a term loan made (or to be made) to the Borrower or the Parent, in each case where such Indebtedness is not secured by any Lien and does not otherwise constitute Secured Indebtedness hereunder (“Qualified Unsecured Debt”), provided that to constitute Qualified Unsecured Debt hereunder (i) the Borrower shall have provided notice to the Administrative Agent of the aggregate maximum principal amount of such Indebtedness, the name of the Qualified Unsecured Lender thereunder, the address to which any notices to such Qualified Unsecured Lender should be sent and such other information regarding the terms of such Indebtedness as the Administrative Agent may reasonably request, (ii) the Borrower shall have delivered a certificate signed by a Responsible Officer of the Parent, dated the date of the incurrence of such Indebtedness, certifying that (x) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (y) the Parent, the Borrower and each Guarantor is in compliance with the covenants contained in Article VII immediately before and, on a pro forma basis, immediately after such date, together with a Compliance Certificate or other reasonable supporting information demonstrating such compliance, and (iii) such Qualified Unsecured Lender shall have provided to the Administrative Agent a written acknowledgement that such Person has reviewed and approved the provisions of Article IX of this Agreement and, if requested by such Person (provided that at the time of such request such Person shall satisfy the foregoing provisions of this definition), the Administrative Agent shall have provided to such Person a written acknowledgement that such Person is a “Qualified Unsecured Lender” and is entitled to the rights, benefits and protections accorded to a Qualified Unsecured Lender under Section 9.01(f) (it being understood that no such acknowledgment from the Administrative Agent shall be required in order for any such Qualified Unsecured Lender to obtain the rights, benefits or protections under Section 9.01(f)).

“Real Property” for any hotel means the Land and the Improvements for such hotel, including without limitation, any retail or office space incorporated in the Improvements or located on the Land, parking rights and any and all real property rights to other ancillary functions necessary or desirable for the operation of such hotel.
“Refinancing Debt” has the meaning set forth in Section 6.02(e).
“Register” has the meaning set forth in paragraph (c) of Section 11.06.
“REIT” means a real estate investment trust under Sections 856-860 of the Code.
“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA.
“Required Lenders” means, at any time, Banks holding at least 51% of the then aggregate unpaid principal amount of the Notes and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount of the Notes and Letter of Credit Exposure is then outstanding, Banks having at least 51% of the aggregate amount of the Commitments at such time.
“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Responsible Officer” means the Chief Executive Officer, President, Executive Vice President, Chief Operating Officer, Chief Financial Officer, or Treasurer of any Person.
“Restricted Payment” means (a) any direct or indirect payment, prepayment, redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Indebtedness not permitted by this Agreement, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock, any limited liability company interests or any partnership interests of such Person, other than dividends or distributions payable in such Person’s stock, limited liability company interests or any partnership interests.

“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.
“Sanctions” has the meaning set forth in Section 4.22.
“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial, Inc., and any successor thereto.
“Secured Indebtedness” means all Secured Recourse Indebtedness plus all Secured Non‑Recourse Indebtedness of the Parent and the Parent’s subsidiaries determined on a Consolidated basis in accordance with GAAP; provided, however, that Secured Indebtedness shall exclude, to the extent provided in Section 9.01(b), the Indebtedness evidenced by any New York Term Note.
“Secured Non‑Recourse Indebtedness” of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, non‑payment of real estate taxes or ground lease rent, waste, non-permitted transfers or liens, bankruptcy, violation of special purpose covenants and other circumstances customarily excluded from non‑recourse provisions in non‑recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Secured Non‑Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Secured Non‑Recourse Indebtedness for the purposes of this Agreement.
“Secured Recourse Indebtedness” of any Person means any Total Liabilities (excluding any Secured Non‑Recourse Indebtedness) of such Person for which the obligations thereunder are secured by a Lien on any assets of such Person or its Subsidiaries; provided, however, that the Indebtedness evidenced by a New York Mortgage shall not comprise Secured Recourse Indebtedness and shall be treated for all purposes under this Credit Agreement as Unsecured Indebtedness.
“Selling Bank” has the meaning specified in Section 2.17(a).
“Senior Financing Transaction” means the incurrence of senior Unsecured Indebtedness by the Parent.
“Status” means the existence of Level I Status, Level II Status, Level III Status, or Level IV Status as the case may be. As used in this definition:
“Level I Status” exists at any date if, at such date, the Leverage Ratio is less than 4.00 to 1.00;
“Level II Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00;
“Level III Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00;
“Level IV Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00; and

“Level V Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 6.00 to 1.00.
Status shall be determined and changed as of the 45th day following any Fiscal Quarter; provided, that until the 45th day following the Fiscal Quarter first ending after the Closing Date, the Status shall be determined with reference to the Compliance Certificate delivered in connection with the initial Borrowing hereunder. The Leverage Ratio shall be based upon the components of the calculation of the Leverage Ratio for the Rolling Period just ended or as of the end of such Rolling Period, as applicable.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non‑voting, and includes, without limitation, common stock and preferred stock.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.
“Substantial Completion” means, with respect to any Development Property and as of any relevant date of determination, the substantial completion of all material construction, renovation and rehabilitation work then planned with respect to such Property.
“Swap Bank” means (a) any Person that is a Bank or an Affiliate of a Bank at the time that it becomes a party to a Swap Contract with the Borrower and (b) any Bank on the Closing Date or Affiliate of such Bank that is party to a Swap Contract with the Borrower in existence on the Closing Date, in each case to the extent permitted by Section 6.02(c).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Termination Event” means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30‑day notice to the PBGC under such regulations), (b) the withdrawal of the Parent, the Borrower or any of a Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“Total Commitments” means the aggregate amount of the Banks’ Commitments which shall initially be Seven Hundred Fifty Million Dollars ($750,000,000); as such amount may be increased pursuant to the provisions of Section 1.06 or decreased pursuant to the provisions of Section 2.04 or other applicable provisions of this Agreement.
“Total Liabilities” of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a Consolidated basis in conformity with GAAP, plus (b) such Person’s Unconsolidated Entity Percentage of Indebtedness (including Secured Non‑Recourse Indebtedness) of such Person’s Unconsolidated Entities, plus (c) to the extent not already included in the calculation of either of the preceding clauses (a) or (b), the aggregate amount of letters of credit for which such Person or any of its Subsidiaries would have a direct or contingent obligation to reimburse the issuers of such letters of credit upon a drawing under such letters of credit, minus (d) to the extent included in the calculation of any of the preceding clauses (a), (b) or (c), (i) trade payables and accruals incurred in the ordinary course of business, (ii) the amount of any minority interests and (iii) Capital Lease Obligations for a ground lease for any Hotel Property, minus (e), with respect to the Parent, the sum of (i) the Parent’s cash proceeds from (x) any sale or issuance of equity securities of the Parent or Indebtedness of the Parent, provided that such sale or issuance occurred within the 60 days preceding the date such Total Liabilities are determined and (y) any “like-kind exchange” under Section 1031 of the Code, provided that such “like-kind exchange” proceeds shall be held in escrow in accordance with the requirements of such Section 1031, (ii) Indebtedness that has been defeased in accordance with the loan documents for such Indebtedness and for which the Borrower certifies as to such defeasance in a manner reasonably satisfactory to the Administrative Agent and (iii) cash on hand of the Parent and its Subsidiaries in an amount not to exceed 0.50% of Consolidated Total Book Value, provided that such cash is not subject to any Lien or other encumbrance or restriction of any kind.
“Total Unencumbered Asset Value” means, at any date of determination, an amount equal to the sum of (i) the Asset Values of all Unencumbered Properties (which shall include, to the extent provided in Section 9.01(a), any New York Property subject to a New York Mortgage) on such date plus (ii) Liquid Investments of the Parent on a Consolidated basis on such date that are not subject to any Liens of any kind (including any such Lien or restriction imposed by (A) any agreement governing Indebtedness and (B) the organizational documents of the Parent or any of its Subsidiaries) and, in each case, that (a) are not subject to any agreement (including (x) any agreement governing Indebtedness and (y) if applicable, the organizational documents of the Parent or any of its Subsidiaries) which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such assets (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Parent or its Subsidiaries), and (b) are not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien on such assets, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), but excluding any agreement that conditions the ability of the Parent or its Subsidiaries to encumber their assets upon the maintenance of one or more specified ratios that limit the ability of such Persons to encumber their assets but that do not generally prohibit the encumbrance of assets, or the encumbrance of specific assets); provided that, for purposes of calculating this amount, (1) Unencumbered Properties owned or leased by Joint Venture Subsidiaries may not exceed 25% of the Total Unencumbered Asset Value, and (2) Non-Core Hotel Properties may not comprise more than 10% of Total Unencumbered Asset Value.
“Type” has the meaning set forth in Section 1.04.
“UCP” has the meaning set forth in Section 2.13(g).
“UCP 600” has the meaning set forth in Section 2.13(g).
“Unconsolidated Entity” means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting or as a loan or advance to the other Person, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date. Any Person that is an Unconsolidated Entity with respect to another Person shall not be deemed to be a Subsidiary of such Person.
“Unconsolidated Entity Percentage” means, for any Person, with respect to a Person’s Unconsolidated Entity, the percentage ownership interest of such Person in such Unconsolidated Entity; provided that, in the event that such Person is the general partner of such Unconsolidated Entity, such Person’s Unconsolidated Entity Percentage with respect to such Unconsolidated Entity shall be 100% with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity (provided that such Indebtedness shall not be deemed to be recourse to such general partner solely because of customary carveouts to non‑recourse Indebtedness as described in the definition of “Secured Non-Recourse Indebtedness”); provided further that when the Investment in an Unconsolidated Entity is in the form of preferred stock or a loan or advance, the Unconsolidated Entity Percentage shall be a percentage equal to (a) the amount of such Investment divided by (b) the aggregate amount of the Investments by all Persons in the Unconsolidated Entity.
“Unencumbered” means, with respect to any Hotel Property, at any date of determination, the circumstance that such Hotel Property on such date:
(a)    is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries, but excluding Permitted Encumbrances and, in the case of any Qualified Ground Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Qualified Ground Lease);
(b)    is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such Hotel Property, other than Permitted

Encumbrances (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries); and
(c)    is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on such Hotel Property, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause).
For the purposes of this Agreement, any Hotel Property owned by a Subsidiary of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel Property and (ii) all Stock owned directly or indirectly by Borrower in such Subsidiary is Unencumbered.
“Unencumbered Property” means, as of any date it is to be determined, each Hotel Property that is owned or leased by the Borrower or any Material Subsidiary, and that satisfies each of the following conditions:
(a)    such Hotel Property (i) is Unencumbered, (ii) free of all material title defects, and (iii) either (A) owned (together with the land on which it is located) in fee simple by the Borrower or its direct or indirect Wholly-Owned Subsidiary or Joint Venture Subsidiary, (B) owned by the Borrower or its direct or indirect Wholly-Owned Subsidiary or Joint Venture Subsidiary and located on land leased to the Borrower or such Subsidiary pursuant to a Qualified Ground Lease, or (C) owned (together with the land on which it is located ) in fee simple by a qualified intermediary within the meaning of Internal Revenue Service Regulation 1.1031(k)-1(g)(4) that is acting for the benefit of the Borrower or its direct or indirect Wholly‑Owned Subsidiary or Joint Venture Subsidiary (each such entity, a “Qualified Intermediary”), all as evidenced by a copy of the most recent ALTA Owner’s Policy of Title Insurance (or commitment to issue such a policy to the Borrower or its Subsidiary owning or to own such Hotel Property) relating to such Hotel Property showing the identity of the fee titleholder thereto and all matters of record as of its date and, if such Hotel Property is owned by a Qualified Intermediary, documents establishing that the Qualified Intermediary acts at the direction of the Borrower or its direct or indirect Wholly‑Owned Subsidiary or Joint Venture Subsidiary;
(b)    If the Property Owner for such Hotel Property is not the Borrower, the Property Owner shall be (i) either a Wholly-Owned Subsidiary or a Joint Venture Subsidiary of the Borrower whose sole assets are Unencumbered Properties, who is not liable for any Indebtedness other than the Obligations, who complies in all material respects with all of the covenants and requirements of Material Subsidiaries under the Credit Documents and who has delivered to the Administrative Agent an Accession Agreement executed by such Subsidiary (provided, however, that no Accession Agreement shall be required at any time after an Investment Grade Release Event has occurred), (ii) a Qualified Intermediary, as defined in clause (a) above, whose sole assets are Unencumbered Properties, who is not liable for any Indebtedness, and whose sole beneficiary is either the Borrower or a Wholly‑Owned Subsidiary or Joint Venture Subsidiary of the Borrower that complies in all material respects with all of the covenants and requirements of Material Subsidiaries under the Credit Documents and has delivered to the Administrative Agent an Accession Agreement executed by such Subsidiary (provided, however, that no Accession Agreement shall be required at any time after an Investment Grade Release Event has occurred), or (iii) a Joint Venture Subsidiary that has more than 50% of its outstanding equity interests owned by a Joint Venture Guarantor or the Borrower.

(c)    if such Hotel Property is subject to a Qualified Ground Lease, no default by the lessee under the Qualified Ground Lease exists and the Qualified Ground Lease remains in full force and effect;
(d)    such Hotel Property is free of all material structural defects;
(e)    such Hotel Property is (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environmental Claim;
(f)    neither all nor any material portion of such Hotel Property shall be the subject of any proceeding by a governmental authority for the condemnation, seizure or appropriation thereof, nor the subject of any negotiations for sale in lieu of condemnation, seizure or appropriation;
(g)    such Hotel Property is (i) located in either the United States of America or in an Approved Other Country and (ii) either (A) a full service hotel located in a resort, convention or urban market, (B) a limited service hotel located in an urban market, or (C) a Non-Core Hotel Property; and
(h)    the Borrower shall have executed and acknowledged (or caused to be executed and acknowledged) and delivered to the Administrative Agent, on behalf of the Banks, all documents, and taken all actions reasonably required by the Administrative Agent from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, or otherwise to carry out the purposes of the Credit Documents, and the transactions contemplated thereunder, the Administrative Agent shall have received all other evidence and information that it may reasonably require.
“Unsecured Indebtedness” of any Person means the Total Liabilities of such Person, plus, with respect to the Parent, to the extent deducted in determining Total Liabilities, those items included in clause (e) of the definition of Total Liabilities, minus all Secured Indebtedness of such Person. For the avoidance of doubt and notwithstanding anything to the contrary herein, all Obligations in respect of the Facility shall be deemed to be Unsecured Indebtedness.
“Unused Commitment” means, with respect to any Bank at any time, such Bank’s Commitment at such time minus such Bank’s Pro Rata Share of the total Letter of Credit Exposure minus the aggregate principal amount of all Advances made by such Bank and outstanding at such time.
“Unused Fee” has the meaning specified in Section 2.03(a).
“Wholly-Owned Subsidiary” of a Person means any Subsidiary for which such Person’s ownership interest is 99% or more.
Section 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
Section 1.03    Accounting Terms; Changes in GAAP. (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis.
(b)    Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.
(c)    If any changes in accounting principles after the Closing Date required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made. Until covenants, standards, or terms of this Agreement are amended in accordance with this Section 1.3(c), such covenants, standards and terms shall be computed and determined in accordance with accounting principles in effect prior to such change in accounting principles.
(d)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.04    Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination whether such Advance is a LIBOR Advance or Base Rate Advance, each of which constitutes a Type.
Section 1.05    Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.
Section 1.06    Commitment Increases. (a) The Borrower shall be entitled to request that the Total Commitments be increased to an amount not exceeding One Billion Fifty Million Dollars ($1,050,000,000); provided that (i) no Default then exists, (ii) the Borrower gives the Banks thirty (30) days’ prior written notice of such election, (iii) no Bank shall be obligated to increase such Bank’s Commitment without such Bank’s written consent which may be withheld in such Bank’s sole discretion, (iv) the Borrower, not the Banks or the Administrative Agent, shall be responsible for arranging for Persons to provide the additional Commitment amounts; and (v) any Person providing any additional Commitment amount must qualify as an Eligible Assignee and be reasonably acceptable to the Administrative Agent if such Person is not already a Bank. In connection with any such increase in the Total Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation an amendment to this Agreement.
(b)    On the date (“Funding Date”) of any future increase in the Total Commitments permitted by this Agreement, such date designated by the Administrative Agent, the Banks whose Commitments have increased in connection with such future increase in the Total Commitments shall fund to the Administrative Agent such amounts as may be required to cause each of them to hold its Pro Rata Share of Advances based upon the Commitments as of such Funding Date, and the Administrative Agent shall distribute the funds so received to the other Banks in such amounts as may be required to cause each of them to hold its Pro Rata Share of Advances as of such Funding Date. The Banks receiving such amounts to be applied to LIBOR Advances may demand payment of the breakage costs under Section 2.08 as though the Borrower had elected to prepay such LIBOR Advances on such date and the Borrower shall pay the amount so demanded as provided in Section 2.08. The first payment of interest and letter of credit fees received by the Administrative Agent after such Funding Date shall be paid to the Banks in amounts adjusted to reflect the adjustments of their respective Pro Rata Shares of the Advances as of the Funding Date. On the Funding Date each Bank shall be deemed to have either sold or purchased, as applicable, participations in the Letter of Credit Exposure sold to the Banks pursuant to Section 2.13(b) so that upon consummation of all such sales and purchases each Bank holds participations in the Letter of Credit Exposure equal to such Bank’s Pro Rata Share of the total Letter of Credit Exposure as of such Funding Date.
Section 1.07    Maturity Date Extension. The Borrower shall be entitled to extend the Maturity Date for up to two (2) six-month extensions; provided that (i) no Default then exists, (ii) the Borrower gives the Administrative Agent, at least ninety (90) days but no more than one hundred twenty (120) days prior to the initial Maturity Date or the First Extension Maturity Date, as the case may be, written notice of such extension, (iii) on or prior to the initial Maturity Date or the First Extension Maturity Date, as the case may be, the Borrower pays to the Administrative Agent for the ratable benefit of the Banks an extension fee equal to 0.075% of the Total Commitments that will exist as of the first day of the first or second six-month extension, as the case may be (the “Extension Fee”), and (iv) the Administrative Agent shall have received on or prior to the initial Maturity Date or the First Extension Maturity Date, as the case may be, for the account of each Bank a certificate signed by a Responsible Officer of the Parent, dated as of the initial Maturity Date or the First Extension Maturity Date, as the case may be (the “Extension Date”), stating that: (a) the representations and warranties contained in Article IV are true and correct on and as of the applicable Extension Date as such representations and warranties may have changed based upon events or activities not prohibited by this Agreement, (b) no Default or Event of Default has occurred and is continuing or would result from such extension, and (c) the Borrower, Parent and each Material Subsidiary is in compliance with the covenants contained in Article VII immediately before and, on a pro forma basis, immediately after the extension, together with a Compliance Certificate or other reasonable supporting information demonstrating such compliance. The Borrower’s delivery of written notice to extend shall be irrevocable, and the Administrative Agent shall promptly notify each Bank of any such notice. In connection with any such extension, the parties hereto shall execute any documents reasonably requested in connection with or to evidence such extension.

ARTICLE II
THE ADVANCES AND THE LETTERS OF CREDIT
Section 2.01    The Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Advances in U.S. Dollars to the Borrower from time to time on any Business Day up to 30 days prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank’s Commitment less such Bank’s Pro Rata Share of the Letter of Credit Exposure at such time. The aggregate amount of all outstanding Advances and Letter of Credit Exposure at any time may not exceed the Total Commitments at such time. Within the limits of each Bank’s Commitment, the Borrower may from time to time prepay pursuant to Section 2.07 and reborrow under this Section 2.01.
Section 2.02    Method of Borrowing. (a) Notice. Each Borrowing shall be made by telephone (promptly confirmed in writing on the same day) pursuant to a Notice of Borrowing, given not later than

1:00 P.M. (New York City time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of LIBOR Advances, or (ii) on the Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give each Bank prompt notice on the day of receipt of such timely telephone call or Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of LIBOR Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.06(b). Each Bank shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 11.02, or such other location as the Administrative Agent may specify by written notice to the Banks, in same day funds, such Bank’s Pro Rata Share of such Borrowing. Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or to such other account as the Borrower shall specify to the Administrative Agent in writing.
(b)    Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 1:00 P.M. (New York City time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of LIBOR Advances and (ii) on the Business Day prior to the proposed conversion date in the case of a Conversion to a Borrowing comprised of Base Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, LIBOR Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a continuation of LIBOR Advances, notify each Bank of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing. If the Borrower shall fail to specify an Interest Period for a LIBOR Advance including the continuation of a LIBOR Advance, the Borrower shall be deemed to have selected a Base Rate Advance.
(c)    Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:
(i)    in the case of LIBOR Advances each Borrowing shall be in an aggregate amount of not less than $1,000,000 or such greater amount that is an integral multiple of $100,000;
(ii)    except for Borrowings for the acquisition by the Borrower or its Subsidiary of Investments permitted under Sections 6.07 (c) and (d), the Borrower may not request Borrowings more than three times in any calendar month;
(iii)    at no time shall there be more than eight (8) Interest Periods applicable to outstanding LIBOR Advances;

(iv)    the Borrower may not select LIBOR Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;
(v)    if any Bank shall, at any time prior to the making of any requested Borrowing comprised of LIBOR Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Advances or to fund or maintain LIBOR Advances, then such Bank’s Pro Rata Share of such Borrowing shall be made as a Base Rate Advance, provided that such Base Rate Advance shall be considered part of the same Borrowing and interest on such Base Rate Advance shall be due and payable at the same time that interest on the LIBOR Advances comprising the remainder of such Borrowing shall be due and payable; and such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank;
(vi)    if the Administrative Agent is unable to determine the LIBOR for LIBOR Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;
(vii)    if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR for LIBOR Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective LIBOR Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and
(viii)    if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Converted into Base Rate Advances.
(d)    Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e)    Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand, and without duplication, such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for each such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
(f)    Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.
(g)    Notes. Upon the request of a Bank, the indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank shall be evidenced by the Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A; provided, however, that to the extent no Note has been issued to a Bank, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Advances and extensions of credit made hereunder.
(h)    Bank Booking Vehicles. Each Bank may, at its option, make any Advance available to the Borrower by causing any foreign or domestic branch or Affiliate of such Bank to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower or any Bank in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(h) shall be deemed to obligate any Bank to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Bank that it has obtained or will obtain the funds for any Advance in any particular place or manner.
Section 2.03    Fees. (a) Unused Fee; Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks an unused commitment fee (the “Unused Fee”), from the date hereof or upon the effectiveness of any Assignment and Acceptance pursuant to which it became a Bank until the Maturity Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2014, and on the Maturity Date. The Unused Fee payable in Dollars for the account of each Bank shall be calculated for each period for which the Unused Fee is payable on the average daily Unused Commitment of such Bank during such period at the rate per annum equal to, (a) for any period in which the average daily Unused Commitment of such Bank for such period is less than 50% of such Bank’s aggregate Commitments, 0.25% per annum, and (b) for any period in which the average daily Unused Commitment of such Bank for such period is greater than or equal to 50% of such Bank’s aggregate Commitments, 0.30% per annum; provided, however, that in the event that the Parent achieves an Investment Grade Rating and the Parent provides written notice to the Administrative Agent electing to convert to the ratings-based pricing grid set forth in the definition of “Applicable Margin”, the Borrower shall no longer pay Unused Fees immediately following the effectiveness of such notice. For each succeeding quarter, the Borrower shall pay a Facility Fee at the applicable rate set forth in such pricing grid times the actual daily amount of each Bank’s Commitment, regardless of usage. Each Facility Fee will be payable quarterly in arrears on the last day of each March, June, September and December, and on the Maturity Date. The Unused Fees and Facility Fees will be calculated on a 360-day basis. If the Parent has made the Ratings Grid Election as described above but thereafter fails to maintain an Investment Grade Rating by at least one of S&P or Moody’s, then (x) Unused Fees shall be payable during the period commencing on the date the Parent no longer has an Investment Grade Rating by at least one of S&P or Moody’s and ending on the date the Parent makes another Ratings Grid Election, and (y) no Facility Fees shall be payable during the period that Unused Fees are payable.
(b)    Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Banks, fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin calculated based upon a 360-day year and in respect of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable quarterly in arrears for those quarters ending on the last day of each March, June, September and December, commencing March 31, 2014, (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Maturity Date. In addition, the Borrower agrees to pay to each Issuing Bank for its own account a fee on the average daily amount of the aggregate undrawn maximum face amount of each Letter of Credit issued by such Issuing Bank at a rate per annum equal to 0.125%, such fees due and payable quarterly in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Maturity Date.
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent for the Administrative Agent’s account the fees set forth in any separate letter agreement executed and delivered by the Borrower and to which the Administrative Agent is a party, as the same may be amended from time to time (collectively, the “Fee Letter”) in accordance with the terms thereof, as and when the same are due and payable pursuant to the terms of such Fee Letter.
(d)    Extension Fee. The Borrower agrees to pay the Extension Fee at the time specified in, and to the extent required by, Section 1.07.
(e)    Defaulting Lender. Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.03(a) and Section 2.03(c) (without prejudice to the rights of the Non‑Defaulting Lenders in respect of such fees), provided that (a) to the extent that all or a portion of the Letter of Credit Exposure of such Defaulting Lender is reallocated to the Non‑Defaulting Lenders pursuant to Section 2.16(b), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non‑Defaulting Lenders, pro rata in accordance with their respective Commitments, and (b) to the extent that all or any portion of such Letter of Credit Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Banks (and the pro rata payment provisions of Section 2.10(e) will automatically be deemed adjusted to reflect the provisions of this Section).
Section 2.04    Reduction of the Commitments. (a) The Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent, permanently terminate in whole or permanently reduce ratably in part the Commitments of the Banks; provided, however, that (i) each partial reduction shall be in the aggregate amount of not less $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) no such reduction shall result in the Total Commitments of the Banks being less than $100,000,000 unless the Commitments have been permanently terminated.
(b)    The Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent and with the prior written consent of the Issuing Banks, permanently terminate in whole or permanently reduce ratably in part the Letter of Credit Commitments of the Issuing Banks; provided, however, that Letter of Credit Commitments may not be reduced below the total Letter of Credit Exposure.
Section 2.05    Repayment of Advances. The Borrower shall repay the outstanding principal amount of each Advance on the Maturity Date.
Section 2.06    Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(a)    Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on (x) a 365 or 366, as the case may be, day year to the extent the interest rate is based upon Citibank’s base rate and (y) a 360 day year to the extent the interest rate is based upon either the Federal Funds Rate or LIBOR) equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the first day of each calendar month, provided that during the continuance of an Event of Default, Base Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of (1) the rate required to be paid on such Advance immediately prior to the date on which such Event of Default commenced plus two percent (2%) and (2) the Maximum Rate.
(b)    LIBOR Advances. If such Advance is a LIBOR Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the LIBOR for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period, and on the date such LIBOR Advance shall be paid in full, and, with respect to LIBOR Advances having an Interest Period in excess of one month, the numerically corresponding day to the initial day of such Interest Period in each calendar month during such Interest Period; provided, however, that if there is no numerically corresponding day in any such month or if the Interest Period begins on the last Business Day of a calendar month, interest shall be payable on the last Business Day of each calendar month during the Interest Period; provided further that during the continuance of an Event of Default, LIBOR Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such Event of Default commenced plus two percent (2%) and (ii) the Maximum Rate.
(c)    Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.
(d)    Other Amounts Overdue. If any amount payable under this Agreement other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Base Rate plus two percent (2%), from the date such amount became due until the date such amount is paid in full.
Section 2.07    Prepayments.
(a)    Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.07.
(b)    Optional Prepayments. The Borrower may elect to prepay any of the Advances, after giving by 1:00 P.M. (New York City time) (i) in the case of LIBOR Advances, at least three Business Days’ prior written notice or (ii) in case of Base Rate Advances, at least one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and with respect to LIBOR Advances shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of $100,000.
(c)    Ratable Payments. Each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.
(d)    Effect of Notice. All notices given pursuant to this Section 2.07 shall be irrevocable and binding upon the Borrower.
Section 2.08    Breakage Costs. If (a) any payment of principal of any LIBOR Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a LIBOR Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any losses (other than lost profit), out‑of‑pocket costs or expenses which it reasonably incurs as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.
Section 2.09    Increased Costs. (a) LIBOR Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any law or regulation enacted, issued or promulgated after the date of this Agreement or (ii) the compliance with any guideline, rule, directive or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted, issued or promulgated after the date of this Agreement, there shall be any increase in the cost to any Bank of agreeing to make or making, funding, converting into, continuing or maintaining LIBOR Advances, then the Borrower shall from time to time, within 10 days of written demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.
(b)    Capital Adequacy. If any Bank or Issuing Bank determines in good faith that compliance with any law or regulation or any guideline, rule, directive or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted, issued or promulgated after the date of this Agreement affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank and that the amount of such capital or liquidity is increased by or based upon the existence of such Bank’s commitment to lend or such Issuing Bank’s commitment to issue Letters of Credit or any Bank’s commitment to participate in Letters of Credit and other commitments of this type, then, upon 10 days prior written notice by such Bank or such Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank or to such Issuing Bank, as the case may be, from time to time as specified by such Bank or such Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or such Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital or liquidity to be allocable to the existence of such Bank’s commitment to lend under this Agreement or its commitment to participate in Letters of Credit and (ii) with respect to such Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Bank or such Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.
(c)    Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any central bank or other Governmental Authority (whether or not having the force of law) charged with the administration thereof enacted, issued or promulgated after the date of this Agreement shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Bank or (ii) impose on any Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit (which increase in cost shall be determined by such Issuing Bank’s or such Bank’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, within 10 days of written demand by such Issuing Bank or such Bank (with a copy sent to the Administrative Agent), as the case may be, the Borrower shall pay to the Administrative Agent for the account of such Issuing Bank or Bank, as the case may be, from time to time as specified by such Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate such Issuing Bank or such Bank for such increased cost. Each Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Issuing Bank or such Bank, be otherwise disadvantageous to such Issuing Bank or such Bank, as the case may be. A certificate as to such increased cost incurred by such Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by such Issuing Bank or such Bank to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.
(d)    Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III shall in each case be deemed an introduction or change of the type referred to in this Section 2.09, regardless of the date enacted, adopted or issued.
Section 2.10    Payments and Computations.
(a)    Payment Procedures. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent without setoff, deduction or counterclaim at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will on the same day such payment is deemed received from the Borrower cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Banks, or a specific Bank pursuant to Section 2.03(b), 2.03(c), 2.06(c), 2.08, 2.09, 2.11, 2.12, or 2.13(c) but after taking into account payments effected pursuant to Section 11.04) to the Banks in accordance with each Bank’s Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or any Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that the Administrative Agent shall not have so made payment to a Bank on the day required under this Agreement, the Administrative Agent agrees to immediately pay such Bank such payment, together with interest on such amount, for each day from the date such amount was deemed received by the Administrative Agent until the date such amount is paid to such Bank at the Federal Funds Rate for each such day.
(b)    Computations. All computations of interest based on Citibank’s base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of fees and interest based on the LIBOR and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.
(c)    Non‑Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)    Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.
(e)    Application of Payments. Unless otherwise specified in Section 2.07 hereof, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document and the payment of fees and expenses due and payable to each Issuing Bank and each Bank under Section 11.04, ratably among such parties in accordance with the aggregate amount of such payments owed to each such party; second, to the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable to each Issuing Bank pursuant to Section 2.03(b); fourth, to the payment of all other fees due and payable under Section 2.03; fifth, to the payment of the interest accrued on all of the Notes and the interest accrued on Letter of Credit Obligations, ratably among the Banks in accordance with their respective Pro Rata Shares; and sixth, to the payment of (i) the principal amount of all of the Notes and all other Letter of Credit Obligations, regardless of whether any such amount is then due and payable and (ii) breakage, termination or other amounts owing in respect of any Swap Contract between the Borrower and any Swap Bank to the extent such Swap Contract is permitted hereunder, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank.
(f)    Register. The Administrative Agent shall record in the Register the Commitment and the Advances from time to time of each Bank and each repayment or prepayment in respect to the principal amount of such Advances of each Bank. Any such recordation shall be conclusive and binding on the Borrower and each Bank, absent manifest error; provided however, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations hereunder in respect of such Advances. The Register shall be available to all Issuing Banks.
Section 2.11    Taxes.

(a)    No Deduction for Certain Taxes. Any and all payments by or on account of any Obligations of the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including all backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), except as required by applicable law, excluding, (i) in the case of each Bank, each Issuing Bank, and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision of such jurisdiction or by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision of such jurisdiction and (ii) any U.S. federal withholding tax imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), including any current or future implementing Treasury Regulations and administrative pronouncements thereunder (collectively, “FATCA”), and (iii) any withholding tax imposed on amounts payable to or for the account of any Bank Issuing Bank or the Administrative Agent with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which such Bank, Issuing Bank or the Administrative Agent acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or designates a new Applicable Lending Office, except in each case to the extent that, pursuant to this Section 2.11(a) or Section 2.11(c), amounts with respect to such Taxes were payable either to such Bank’s, Issuing Bank’s or the Administrative Agent’s assignor immediately before such Person became a party hereto or to such Bank or Issuing Bank immediately before it changed its Applicable Lending Office (all such excluded Taxes in respect of payments hereunder or under any Credit Document being referred to as “Excluded Taxes”, and all Taxes other than Other Taxes and Excluded Taxes being referred to as “Indemnified Taxes”). If the Borrower shall be required by law (as determined in the good faith discretion of the Borrower) to deduct any Taxes from or in respect of any sum payable to any Bank, any Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank, such Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower’s obligation to deduct or withhold Taxes is caused solely by such Bank’s, such Issuing Bank’s, or the Administrative Agent’s failure to provide the forms described in paragraph (g) of this Section 2.11 and such Bank, such Issuing Bank, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.
(b)    Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under, or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).
(c)    Indemnification. Subject to the proviso of Section 2.11(a), the Borrower indemnifies each Bank, each Issuing Bank, and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes imposed on or paid by such Bank, such Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, or required to be withheld or deducted from a payment to such Bank, such Issuing Bank or the Administrative Agent, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by any Bank or Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of any Bank or Issuing Bank, shall be conclusive absent manifest error. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, any Issuing Bank, or any such Bank. If any Bank, the Administrative Agent, or any Issuing Bank receives a refund in respect of any indemnified Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Bank, the Administrative Agent, or such Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower’s share of such refund, net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary herein, in no event will the Administrative Agent or any Bank be required to pay any amount to the Borrower pursuant to this Section 2.11(c) the payment of which would place the Administrative Agent or any Bank in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.11(c) shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(d)    Each Bank and Issuing Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank or such Issuing Bank (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Bank’s or such Issuing Bank’s failure to comply with the provisions of Section 2.10(f) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Bank or such Issuing Bank, in each case that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank or such Issuing Bank under any Credit Document or otherwise payable by the Administrative Agent to such Bank or such Issuing Bank from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Tax Payments. The Borrower will pay prior to delinquency all Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.
(f)    Any Bank or Issuing Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank or Issuing Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank or such Issuing Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g) below) shall not be required if in the applicable Bank’s or Issuing Bank’s reasonable judgment such completion, execution or submission would subject such Bank or such Issuing Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank or such Issuing Bank.
(g)    Foreign Bank Withholding Exemption. Each Bank and each Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance two duly completed copies of the Prescribed Forms, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Bank which delivers to the Borrower and the Administrative Agent a Prescribed Form further undertakes to deliver to the Borrower and the Administrative Agent two further copies of a replacement Prescribed Form, on or before the date that any such Prescribed Form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such Prescribed Form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Prescribed Forms. If a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Without prejudice to the survival of any other agreement of any party hereunder or under any other Credit Document, the agreements and obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent, the assignment of rights by, or the replacement of, a Bank or an Issuing Bank, the termination of the Commitments and the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Credit Documents.

Section 2.12    Illegality. (a) If any Bank shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to maintain any LIBOR Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank by notice to the Borrower and the Administrative Agent no later than 12:00 Noon (New York City time), (i) if not prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding LIBOR Advance of such Bank or (ii) if prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all LIBOR Advances of such Bank then outstanding to Base Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.
(b)    Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed an introduction or change of the type referred to in this Section 2.12, regardless of the date enacted, adopted or issued.
Section 2.13    Letters of Credit.
(a)    Issuance. From time to time from the date of this Agreement until three months before the Maturity Date, at the request of the Borrower to an Issuing Bank given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior the date of the proposed issuance of such Letter of Credit, the Issuing Bank shall, on the issuance date proposed in the Borrower’s notice (which shall be a Business Day) and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the Expiration Date of Letters of Credit, and the Existing Issuing Bank shall continue any Existing Letters of Credit, for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries); provided that no Existing Letter of Credit shall be renewed by the Existing Issuing Bank but shall be replaced by Citibank as the Issuing Bank upon submission by the Borrower to Citibank of a request for an issuance of a Letter of Credit. Each such notice of issuance of a Letter of Credit shall be by telephone, confirmed immediately in writing, telex, telecopier or e-mail, in each case specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) face amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit. No Letter of Credit will be issued, increased, or extended (i) if such issuance, increase, or extension would cause (A) the Letter of Credit Exposure attributable to the applicable Issuing Bank to exceed such Issuing Bank’s Letter of Credit Commitment, or (B) the aggregate Letter of Credit Exposure to exceed the lesser of (1) $100,000,000 or (2) an amount equal to (x) the Total Commitments less (y) the aggregate outstanding Advances and Letter of Credit Exposure at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof (unless the

Administrative Agent shall otherwise consent in writing to a later date) and (B) on or prior to the Maturity Date; (iii) unless the face amount of such Letter of Credit is equal to or greater than $100,000 and such Letter of Credit is otherwise in form and substance acceptable to the respective Issuing Bank; (iv) unless such Letter of Credit is a standby letter of credit; (v) unless the Borrower has delivered to the respective Issuing Bank the completed and executed Letter of Credit Documents (other than the Letter of Credit) on such Issuing Bank’s standard form, which shall contain terms no more restrictive than the terms of this Agreement; (vi) unless such Letter of Credit is governed by the International Standby Practices (1998) (“ISP”) or any successor to the ISP; and (vii) unless no Default has occurred and is continuing or would result from the issuance of such Letter of Credit. If the terms of any of the Letter of Credit Documents referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.
(b)    Participations. On the date of the issuance or increase of any Letter of Credit in accordance with provisions of the preceding Section 2.13(a), each Issuing Bank shall be deemed, and with respect to the Existing Letters of Credit, the Existing Issuing Bank shall be deemed upon the date hereof, to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Bank’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Bank’s participation in such Letter of Credit. Each Bank’s obligation to purchase participating interests pursuant to this Section and to reimburse the respective Issuing Bank for such Bank’s Pro Rata Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.
(c)    Reimbursement. The Borrower shall pay promptly on demand to each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank’s Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Base Rate Advance to the Borrower from such Bank. If such reimbursement is not made by any Bank to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank for each such day from the date such payment should have been made until the date repaid at a rate per annum equal to the Federal Funds Rate for each such day. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Banks to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Base Rate Advances to the Borrower.
(d)    Obligations Unconditional. Except to the extent provided in Section 2.13(e), the obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i)    any lack of validity or enforceability of any Letter of Credit Documents;
(ii)    any amendment or waiver of or any consent to departure from any Letter of Credit Documents;
(iii)    the existence of any claim, set‑off, defense or other right which the Borrower or any Bank or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;
(iv)    any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following paragraph (e);
(v)    payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(e)    Liability of Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank, nor any other Bank, nor any of their respective officers or directors shall be liable or responsible for:
(i)    the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;
(ii)    the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii)    payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or
(iv)    any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank’s own negligence);
except that the Borrower shall have a claim against such Issuing Bank to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank’s gross negligence in failing to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.
(f)    Cash Collateral. (i) In the event that any Letter of Credit remains outstanding on that date three (3) Business Days prior to the Maturity Date and (ii) when required pursuant to Section 8.03(b), then, in either such case, the Borrower shall deposit into the Cash Collateral Account on or prior to such date an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time
(g)    Governing Rules. The Borrower agrees that each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (2007 Revision) (the “UCP 600”) or, at an Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit (as so chosen for the Credit, the “UCP”) or the International Standby Practices 1998, ICC Publication No. 590 or, at an Issuing Bank's option, such later revision thereof in effect at the time of issuance of the Credit (as so chosen for the Letter of Credit, the “ISP”, and each of the UCP and the ISP, an “ICC Rule”). Each Issuing Bank’s privileges, rights and remedies under such ICC Rules shall be in addition to, and not in limitation of, its privileges, rights and remedies expressly provided for herein. The UCP and the ISP (or such later revision of either) shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof. The Borrower agrees that for matters not addressed by the chosen ICC Rule, the Letter of Credit shall be subject to and governed by the laws of the State of New York and applicable United States Federal laws. If, at the Borrower’s request, the Letter of Credit expressly chooses a state or country law other than New York State law and United States Federal law or is silent with respect to the choice of an ICC Rule or a governing law, no Issuing Bank shall be liable for any payment, cost, expense or loss resulting from any action or inaction taken by such Issuing Bank if such action or inaction is or would be justified under an ICC Rule, New York law, applicable United States Federal law or the law governing the Letter of Credit.
Section 2.14    Bank Replacement.
(a)    Right to Replace. The Borrower shall have the right to replace any Defaulting Lender and each Bank affected by a condition under Section 2.02(c)(v), 2.09, 2.11, or 2.12 for more than 90 days (each such affected Bank, an “Affected Bank”) in accordance with the procedures in this Section 2.14 and provided that no reduction of the total Commitments occurs as a result thereof. Additionally, in the event that any Bank shall fail to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders and that has been consented to by the Administrative Agent and the Required Lenders for more than 30 days from the date of which the Administrative Agent has solicited such Bank’s consent, such Bank shall be deemed to be an Affected Bank, and the Borrower shall have the right to replace such Affected Bank.
(b)    First Right of Refusal; Replacement. (i) Upon the occurrence of any condition permitting the replacement of a Bank, the Administrative Agent in its sole discretion shall have the right to reallocate the amount of the Commitments of the Affected Banks among the non-Affected Banks pro rata in accordance with their respective commitments, including without limitation to Persons which are not already party to this Agreement but which qualify as Eligible Assignees, which election shall be made by written notice within 30 days after the date such condition occurs, provided that any reallocation to any non-Affected Bank shall not be made without the prior written consent of such non-Affected Bank.

(ii)    Without limiting the foregoing, the Borrower shall have the right to add additional Banks which are Eligible Assignees to this Agreement to replace the Commitments of any Affected Banks.
(c)    Procedure. Any assumptions of Commitments pursuant to this Section 2.14 shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Acceptance and by following the procedures in Section 11.06 for adding a Bank. In connection with the reallocation of the Commitments of any Bank pursuant to the foregoing paragraph (b), each Bank with a reallocated Commitment shall purchase from the Affected Banks at par such Bank’s ratable share of the outstanding Advances of the Affected Banks and assume such Bank’s ratable share of the Affected Banks’ Letter of Credit Exposure.
(d)    Affected Bank’s Assignment and Acceptance. If an Affected Bank being replaced pursuant to this Section 2.14 does not execute and deliver to the Eligible Assignee a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the date on which the Eligible Assignee executes and delivers such Assignment and Acceptance and/or such other related documentation contemplated by this Section 2.14, then such Affected Bank shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Affected Bank.
Section 2.15    Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank’s ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank’s ratable share (according to the proportion of (a) the amount of such Bank’s required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.
Section 2.16    Defaulting Lenders. (a) If a Bank becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, if any Letter of Credit is at the time outstanding, any Issuing Bank may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.16(b)), by notice to the Borrower and such Defaulting Lender or Potential Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Issuing Bank in respect of such Letter of Credit in amount at least equal to 100% of the aggregate amount of the unreallocated obligations (contingent or otherwise) of such

Defaulting Lender or such Potential Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and to such Issuing Bank, in their sole discretion, to protect them against the risk of non‑payment by such Defaulting Lender or Potential Defaulting Lender.
(b)    If a Bank becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit Exposure of such Defaulting Lender:
(i)    the Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Bank becomes a Defaulting Lender) among the Non‑Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (a) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (b) the sum of each Non‑Defaulting Lender’s aggregate amount of all outstanding Advances and total Letter of Credit Exposure may not in any event exceed the Commitment of such Non‑Defaulting Lender as in effect at the time of such reallocation and (c) neither such reallocation nor any payment by a Non‑Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any other Bank may have against such Defaulting Lender or cause such Defaulting Lender to be a Non‑Defaulting Lender;
(ii)    to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than three (3) Business Days after demand by the Administrative Agent (at the direction of any Issuing Bank), (a) Cash Collateralize the obligations of the Borrower to such Issuing Bank in respect of such Letter of Credit Exposure in an amount at least equal to the aggregate amount of the unreallocated portion of such Letter of Credit Exposure, or (b) make other arrangements satisfactory to the Administrative Agent, and to such Issuing Bank, as the case may be, in their sole discretion to protect them against the risk of non‑payment by such Defaulting Lender; and
(iii)    any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non‑interest bearing account until (subject to Section 2.16(f)) the termination of the Commitments and payment in full of all Obligations of the Borrower and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post‑default interest and then current interest due and payable to the Banks hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non‑Defaulting Lenders and Potential Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed Letters of Credit then due and payable to the Non‑Defaulting Lenders and Potential Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the payment of any amounts owing to the Banks in accordance with Section 2.10(e) until such time as the outstanding Letter of Credit Exposure is held ratably among the Banks in accordance with their respective Pro Rata Shares, seventh as the Borrower may request, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, provided that no Default or Event of Default then exists, eighth if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement, ninth, so long as no Default or Event of Default then exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and tenth after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(c)    In furtherance of the foregoing, if any Bank becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, each Issuing Bank is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.02 in such amounts and in such times as may be required to (i) reimburse an Advance in respect of an outstanding Letter of Credit, and/or (ii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit.
(d)    Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders (determined after giving effect to Section 11.01) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date thirty (30) days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).
(e)    The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Banks thereof), and in such event the provisions of Section 2.16(b)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any Bank may have against such Defaulting Lender.
(f)    If the Borrower, the Administrative Agent and the Issuing Banks agree in writing, in their discretion, that a Bank is no longer a Defaulting Lender or a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.16(b)), such Bank will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Banks and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the aggregate amount of all outstanding Advances and the Letter of Credit Exposure of the Banks to be on a pro rata basis in accordance with their respective Commitments, whereupon such Bank will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non‑Defaulting Lender (and such exposure of each Bank will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Bank was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non‑Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Lender or Potential Defaulting Lender.
(g)    So long as any Bank is a Defaulting Lender, such Bank or an Affiliate of such Bank shall not be a Swap Bank with respect to any Swap Contract entered into while such Bank was a Defaulting Lender.
(h)    So long as any Bank is a Defaulting Lender or a Potential Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it is protected against the risk of non‑payment by such Defaulting Lender or Potential Defaulting Lender.
Section 2.17    Reallocation of Bank Pro Rata Shares. The Advances made under the Existing Agreement shall be deemed to be made under this Agreement on the date hereof, without executing any other documentation, and all such Advances currently outstanding shall be reallocated among the Banks as follows:
(a) On the Effective Date, each Bank that will have a greater Pro Rata Share of the Facility upon the Effective Date than its Pro Rata Share (under and as defined in the Existing Agreement) of the Facility (under and as defined in the Existing Agreement) immediately prior to the Effective Date (each, a “Purchasing Bank”), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Bank that will have a smaller Pro Rata Share of the Facility upon the Effective Date than its Pro Rata Share (under and as defined in the Existing Agreement) of the Facility (under and as defined in the Existing Agreement) immediately prior to the Effective Date (each, a “Selling Bank”) in all such Selling Bank’s rights and obligations under this Agreement and the other Credit Documents as a Bank with respect to the Facility (collectively, the “Assigned Rights and Obligations”) so that, after giving effect to such assignments, each Bank shall have its respective Commitment as set forth in Schedule 1.01(a) and a corresponding Pro Rata Share of all Advances then outstanding under the Facility. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and without recourse, representation or warranty, except that each Selling Bank shall be deemed to represent and warrant to each Purchasing Bank that the Assigned Rights and Obligations of such Selling Bank are not subject to any Liens created by that Selling Bank.
(b)    The Administrative Agent shall calculate the net amount to be paid or received by each Bank in connection with the assignments effected hereunder on the Effective Date. Each Bank required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 1:00 P.M. (Eastern Standard time) on the Effective Date. The Administrative Agent shall distribute on the Effective Date the proceeds of such amounts to the Banks entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Bank is entitled to receive at the primary address set forth in Schedule 1.01(a) or at such other address as such Bank may request in writing to the Administrative Agent.

ARTICLE III
CONDITIONS OF LENDING
Section 3.01    Conditions Precedent to Initial Advance. The obligation of each Bank to make its initial Advance under this Agreement as part of the initial Borrowing under this Agreement and of the Existing Issuing Bank to continue the Existing Letters of Credit under this Agreement are subject to the following conditions precedent:
(a)    Documentation. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Guarantors and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, and, with respect to this Agreement, the Notes, all Guaranties and the Environmental Indemnity, in sufficient copies for each Bank (except for each Note, as to which one original of each shall be sufficient):
(i)    a Note duly executed by the Borrower and payable to the order of each Bank that has requested the same, all Guaranties, and the Environmental Indemnity;
(ii)    a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Parent on behalf of the Borrower dated as of the Closing Date stating that as of the Closing Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects); (B) no Default has occurred and is continuing; (C) the conditions in this Section 3.01 have been met or waived in writing; and (D) to the best of the Borrower’s knowledge there are no claims, defenses, counterclaims or offsets by the Borrower, the Parent and any of their Subsidiaries against the Banks under the Credit Documents;
(iii)    a certificate of the Secretary or an Assistant Secretary of the Parent on behalf of the Borrower, each Guarantor, each Subsidiary of the Parent and each general partner or managing member (if any) of each of the foregoing, dated as of the Closing Date certifying as of the Closing Date to the extent applicable (A) the names and true signatures of officers or authorized representatives of the general partner of such Person authorized to sign the Credit Documents to which such Person is a party as general partner of such Person, (B) resolutions of the Board of Directors or the members of the general partner of such Person approving the transactions herein contemplated and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Credit Documents and each Credit Document to which it is or is to be a party, (C) a true and correct copy of the organizational documents of the general partner of such Person, (D) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Person, and (E) a true and correct copy of all partnership or other organizational authorizations necessary or desirable in connection with the transactions herein contemplated;
(iv)    a certificate of the Secretary or an Assistant Secretary of the Parent dated as of the Closing Date certifying as of the Closing Date (A) resolutions of the Board of Directors or the members of the general partner of such Person approving the transactions herein contemplated and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Credit Documents and each Credit Document to which it is or is to be a party, (B) the copies of the charter and bylaws of the Parent and any modification or amendment to the articles or certificate of incorporation or bylaws of the Parent made since such date, and (C) that the Parent owns 100% of the general partner interests and at least 70% of the limited partnership interests in the Borrower;
(v)    a copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each of the Parent, the Borrower and each Guarantor, dated reasonably near (but prior to) the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Person, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Person, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Person on file in such Secretary’s office, (2) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation;
(vi)    A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any of the Parent, the Borrower and each Guarantor owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Change, dated reasonably near (but prior to) the Closing Date, stating with respect to each such Person that such Person is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate;
(vii)    (A) one or more favorable written opinions of DeCampo, Diamond and Ash, Hagan & Vidovic, LLP and Hunton & Williams LLP, each special counsel for the Borrower, the Parent, and their Subsidiaries, in a form reasonably acceptable to the Administrative Agent, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve, and (B) such other legal opinions as the Administrative Agent shall reasonably request, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve;
(viii)    in the event the initial Advance is a LIBOR Advance made on the Closing Date, a breakage indemnity letter agreement executed by the Borrower and dated as of the date of the related Notice of Borrowing in form and substance satisfactory to the Administrative Agent;
(ix)    any information or materials reasonably required by the Administrative Agent or any Bank in order to assist the Administrative Agent or such Bank in maintaining compliance with (i) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and (ii) any applicable “know your customer” or similar rules and regulations;
(x)    a Compliance Certificate duly executed by a Responsible Officer of the Parent, dated the Closing Date or, if later, the date of the initial Advance, in each case confirming that the Parent is in compliance with the covenants contained in Article VII on such date (including after giving effect to the initial Advance, if any, made on such date);
(xi)    (i) Evidence as to whether each Hotel Property encumbered by an New York Mortgage is in an area designated by the Federal Emergency Management Agency as having

special flood or mud slide hazards (a “Flood Hazard Property”)     pursuant to a standard flood hazard determination form ordered and received by the Administrative Agent and held by the Administrative Agent on behalf of the Banks, and (ii) if such property is a Flood Hazard Property, (A) evidence as to whether the community in which such property is located is participating in the National Flood Insurance Program, (B) the Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Banks; and
(xii)    such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent may reasonably request.
(b)    Representations and Warranties. The representations and warranties contained in Article IV hereof, the Guaranties, and the Environmental Indemnity shall be true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects).
(c)    Certain Payments. The Borrower shall have paid the fees required to be paid as of the execution of this Credit Agreement pursuant to the Fee Letter.
(d)    [Intentionally Omitted].
(e)    Other. The Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank or the Administrative Agent as such party may reasonably request.
Section 3.02    Conditions Precedent for each Borrowing or Letter of Credit. The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit:
(a)    the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):
(i)    the representations and warranties contained in Article IV hereof, the Guaranties, and the Environmental Indemnity are correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as such representations and warranties may have changed based upon events or activities not prohibited by this Agreement on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

(ii)    no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom;
(b)    the Borrower shall have executed and delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 2.02; and
(c)    the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank or the Administrative Agent as such party may reasonably request in order to confirm (i) the accuracy of the Borrower’s and any Guarantor’s representations and warranties contained in the Credit Documents, (ii) the Borrower’s and any Guarantor’s timely compliance with the terms, covenants and agreements set forth in the Credit Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Administrative Agent or any Bank or the ability of the Borrower to perform any of the Obligations.
In addition to the other conditions precedent herein set forth, if any Bank becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, no Issuing Bank will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless such Issuing Bank is satisfied that any exposure that would result therefrom is fully covered or eliminated by any combination satisfactory to such Issuing Bank of the following:
(x)    in the case of a Defaulting Lender, the Letter of Credit Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non‑Defaulting Lenders as provided in clause (i) of Section 2.16(b);
(y)    in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of Section 2.16(a), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit, or makes other arrangements satisfactory to the Administrative Agent and such Issuing Bank in their sole discretion to protect them against the risk of non‑payment by such Defaulting Lender or Potential Defaulting Lender; and
(z)    in the case of a Defaulting Lender or a Potential Defaulting Lender, then in the case of a proposed issuance of a Letter of Credit by an instrument or instruments in form and substance satisfactory to the Administrative Agent and to such Issuing Bank, the Borrower agrees that the face amount of such requested Letter of Credit will be reduced by an amount equal to the unreallocated, non‑Cash Collateralized portion thereof as to which such Defaulting Lender or Potential Defaulting Lender would otherwise be liable, in which case the obligations of the Non‑Defaulting Lenders in respect of such Letter of Credit will, subject to the first proviso below, be on a pro rata basis in accordance with the Commitments of the Non‑Defaulting Lenders, and the pro rata payment provisions of Section 2.10(e) will be deemed adjusted to reflect this provision;
provided that (1) the sum of each Non‑Defaulting Lender’s aggregate amount of all outstanding Advances and total Letter of Credit Exposure may not in any event exceed the Commitment of such Non‑Defaulting Lender, and (2) neither any such reallocation nor any payment by a Non‑Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any other Bank may have against such Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non‑Defaulting Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants as follows:
Section 4.01    Existence; Qualification; Partners; Subsidiaries. (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change.
(b)    The Parent is a real estate investment trust duly organized, validly existing, and in good standing under the laws of Maryland and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change with respect to the Parent. The Parent has no first tier Subsidiaries except for (i) the Borrower, (ii) Subsidiaries the sole assets of which are direct or indirect partnership interests in the Borrower, (iii) members of Permitted Other Subsidiaries, (iv) LHO Hollywood Financing, Inc. (QRS), a Delaware corporation, and (v) LHO New Orleans Financing, Inc., a Delaware corporation.
(c)    The Parent is the Borrower’s sole general partner with full power and authority to bind the Borrower to the Credit Documents.
(d)    The Parent owns a 1% general partner interest in and at least 70% of the limited partnership interest in the Borrower.
(e)    Each Subsidiary of the Borrower is a limited partnership, general partnership, limited liability company or corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Subsidiary. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.01, and Schedule 4.01 lists the jurisdiction of formation and the address of the principal office of each such Subsidiary existing on the date of this Agreement. As of the date of this Agreement, the Borrower and/or the Parent owns, directly or indirectly, at least 99% of the interests in each such Subsidiary.
(f)    As of the date of this Agreement, neither the Borrower, nor the Parent, nor any of the Subsidiaries own directly or indirectly (i) such a percentage of the beneficial ownership interest in any participating lessee for a Hotel Property or (ii) such an Investment in the Personal Property for any Hotel Property as would, in each case, cause a potential Event of Default under Section 8.01(m).
Section 4.02    Partnership and Corporate Power. The execution, delivery, and performance by the Borrower, the Parent, and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons’ trust, partnership, limited liability company and corporate powers, as applicable, (b) have been duly authorized by all necessary trust, corporate, limited liability company and partnership action, as applicable, (c) do not contravene (i)  such Person’s declaration of trust, certificate or articles, as the case may be, of incorporation or by‑laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower’s partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower’s partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.
Section 4.03    Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, the Parent, or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing the absence of which could reasonably be expected to cause a Material Adverse Change.
Section 4.04    Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower; this Agreement, each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor and the Parent, and the Environmental Indemnity has been duly executed and delivered by the parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity (whether considered in proceeding at law or in equity).
Section 4.05    Parent Stock. As of December 15, 2013, the entire authorized capital stock of the Parent consists of (a) 200,000,000 shares of Parent Common Stock of which 103,963,318 shares of Parent Common Stock are duly and validly issued and outstanding, fully paid and nonassessable as of the Closing Date, and (b) 40,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which, 9,498,888 shares in the aggregate of Series G, Series H and Series I of such preferred shares of beneficial interest are duly and validly issued and outstanding, fully paid and nonassessable as of the Closing Date and such preferred shares of beneficial interest provide no rights to any holder thereof that may cause a violation of Section 6.04(f).  The issuance and sale of such Parent Common Stock and such preferred shares of beneficial interest of the Parent either (i) has been registered under applicable federal and state securities laws or (ii) was issued pursuant to an exemption therefrom.  The Parent meets the requirements for taxation as a REIT under the Code.
Section 4.06    Financial Statements. The Consolidated balance sheet of the Parent and its Subsidiaries, and the related Consolidated statements of operations, shareholders’ equity and cash flows, of the Parent and its Subsidiaries contained in the most recent financial statements delivered to the Banks, fairly present the financial condition in all material respects and reflects the Indebtedness of the Parent and its Subsidiaries as of the respective dates of such statements and the results of the operations of the Existing Properties for the periods indicated, and such balance sheet and statements were prepared in accordance with GAAP, subject to year-end adjustments. Since December 31, 2012, neither a Material Adverse Change, nor any material adverse change to the prospects or the Property of the Parent or the Borrower has occurred.

Section 4.07    True and Complete Disclosure. No representation, warranty, or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Administrative Agent which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and the Parent or on behalf of the Borrower or the Parent were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. No representation, warranty or other statement made in any filing required by the Exchange Act contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date same were made. Borrower and/or Parent have made all filings required by the Exchange Act.
Section 4.08    Litigation. Except as set forth in the attached Schedule 4.08 and except with respect to any other actions or proceedings that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change, as of the date of this Agreement there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower, the Parent, any participating lessee for a Hotel Property or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator.
Section 4.09    Use of Proceeds.
(a)    Advances. The Letters of Credit and the proceeds of the Advances will be used by the Borrower (i) to refinance and repay existing Indebtedness, (ii) to make investments permitted pursuant to the provisions of Section 6.07, (iii) to finance the renovation, repair, restoration and expansion of Hotel Properties, Capital Expenditures and expenditures for FF&E for any Hotel Properties in accordance with the provisions of Section 5.06 and as permitted pursuant to the provisions of Sections 6.07 and 6.13, (iv) for general corporate purposes of the Borrower and its Subsidiaries, and (v) for costs incurred in connection with this Agreement and any Capitalization Event done in compliance with this Agreement.
(b)    Regulations. No Letters of Credit and proceeds of Advances will be used to purchase or carry any margin stock in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).
Section 4.10    Investment Company Act. Neither the Borrower, the Parent nor any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 4.11    Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent, the Borrower, their respective Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes and other impositions due and payable (which are material in amount) have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss (which are material in amount) may be added thereto for non‑payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Parent, the Borrower nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent, the Borrower or any other member of a Controlled Group is Property which the Parent, the Borrower or any member of a Controlled Group is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent, the Borrower and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the applicable Controlled Group.
Section 4.12    Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Neither the Parent, the Borrower, nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Parent, the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.
Section 4.13    Condition of Hotel Property; Casualties; Condemnation. Except as disclosed in writing to the Administrative Agent, and except for such items as the Borrower or a Subsidiary is or will be addressing consistent with sound business practices and has sufficient funds to address, each Existing Property and any Future Property (a) is and will continue to be in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein and all other FF&E in good repair, working order and condition, normal wear and tear excepted. None of the Properties of the Borrower or of any of its Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Change, are pending and served nor, to the knowledge of the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that could reasonably be expected to have a Material Adverse Change.
Section 4.14    Insurance. The Borrower and each of its Subsidiaries carry, or are the beneficiaries under, the insurance required pursuant to the provisions of Section 5.07.
Section 4.15    No Burdensome Restrictions; No Defaults. (a) Except in connection with Indebtedness which is (i) either permitted pursuant to the provisions of Section 6.02, or (ii) being repaid with the proceeds of the initial Borrowing, neither the Parent, the Borrower nor any of their respective

Subsidiaries is a party to any indenture, loan or credit agreement. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or has received any notice of default with respect to (i) any contract, agreement, lease or other instrument or (ii) any Qualified Ground Lease, franchise agreement or management agreement which default could reasonably be expected to cause a Material Adverse Change.
(b)    No Default or Event of Default has occurred and is continuing.
Section 4.16    Environmental Condition. (a) Except as disclosed in writing to the Administrative Agent, to the knowledge of the Borrower, the Borrower and its Subsidiaries (i) have obtained all Environmental Permits material for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.
(b)    Except as disclosed in writing to the Administrative Agent, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third‑party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.
Section 4.17    Legal Requirements, Zoning, Utilities, Access. Except as set forth on Schedule 4.17 attached hereto, the use and operation of each Hotel Property as a commercial hotel with related uses constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any Hotel Property (or any portion thereof). The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively “Permits”) required by Governmental Authority to own and operate the Hotel Properties, except for those Permits if not obtained would not cause a Material Adverse Change. The Borrower and its Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements. To the extent necessary for the full utilization of each Hotel Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Hotel Property, are adequate to serve each such Hotel Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Hotel Property are available to the boundaries of the Land.
Section 4.18    Existing Indebtedness. Except for the Obligations, the only Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries existing as of the Closing Date is the Secured Non‑Recourse Indebtedness, Secured Recourse Indebtedness and other Indebtedness set forth on Schedule 4.18 attached hereto and certain other Indebtedness incurred in the ordinary course of business not to exceed $50,000. No “default” or “event of default”, however defined, has occurred and is continuing under any such Indebtedness (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).
Section 4.19    Title; Encumbrances. With respect to the Existing Properties, the Borrower or any Material Subsidiary, as the case may be, has (i) good and marketable fee simple title to the Real Property (other than for Real Property subject to a ground lease, as to which it has a valid leasehold interest) and (ii) good and marketable title to the Personal Property (other than Personal Property for any Hotel Property for which the Property Owner has a valid leasehold interest) free and clear of all Liens, and there exists no Liens or other charges against such Property or leasehold interest or any of the real or personal, tangible or intangible, Property of the Borrower or any Material Subsidiary (including without limitation statutory and other Liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others; provided that certain Capital Expenditures have been made to the Hotel Properties prior to the Effective Date for which the payment is not past due), except (A) Permitted Encumbrances and (B) the Personal Property (plus any replacements thereof) owned by the participating lessee for such Existing Property.
Section 4.20    Leasing Arrangements. Except for (i) those Operating Leases between a Property Owner and LaSalle Leasing or a wholly-owned Subsidiary of LaSalle Leasing and (ii) the Approved Third Party Operating Leases, the only material leases of Unencumbered Properties for which either the Borrower or a Material Subsidiary is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder. As of the Closing Date, each ground lease or ground sublease listed on Schedule 1.01(d) meets the qualifications of a “Qualified Ground Lease” under the definition thereof.
Section 4.21    Unencumbered Properties. The Borrower represents to the Banks and the Administrative Agent that the Unencumbered Properties as of the date of this Agreement are identified as such on Schedule 1.01(b) attached hereto.
Section 4.22    OFAC. None of the Parent, the Borrower, any Guarantor, any Material Subsidiary, any of their respective Subsidiaries or, to their knowledge, any director, officer, employee, agent or Affiliate thereof, is currently subject to any sanctions administered or enforced by the United States government (including, without limitation, OFAC) (“Sanctions”); and the Borrower will not directly or indirectly use the Letters of Credit and the proceeds of the Advances or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any Sanctions or in any manner that will result in a violation of Sanctions or any Anti-Corruption Laws applicable to any party hereto. In addition, the Borrower hereby agrees to provide to the Banks any additional information that a Bank deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.

ARTICLE V
AFFIRMATIVE COVENANTS
So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 11.01), the Borrower agrees to comply with the following covenants.
Section 5.01    Compliance with Laws, Etc. The Borrower will comply, and cause each of its Subsidiaries and the Parent to comply, in all material respects with all Legal Requirements.
Section 5.02    Preservation of Existence, Separateness, Etc. (a) The Borrower will (i) preserve and maintain, and cause each of its Subsidiaries and the Parent to preserve and maintain, its partnership, limited liability company, corporate or trust (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and (ii) qualify and remain qualified, and cause each such Subsidiary and the Parent to qualify and remain qualified, as a foreign partnership, limited liability company, corporation or trust, as applicable, in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.
(b)    (i)  The Parent Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. or another nationally recognized stock exchange and (ii) the Parent shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission or such other nationally recognized stock exchange, as applicable.
(c)    The Borrower shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, (i) maintain financial statements, payroll records, accounting records and other corporate records and other documents separate from each other and any other Person, (ii) maintain its own bank accounts in its own name, separate from each other and any other Person, (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof. The Borrower shall use reasonable efforts to correct any known misunderstanding or misrepresentation regarding the independence of the Permitted Other Subsidiaries from the Borrower and the Borrower’s other Subsidiaries.
(d)    The Borrower shall, and shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, take all actions necessary to keep such Permitted Other Subsidiaries separate from the Borrower and the Borrower’s other Subsidiaries, including, without limitation, (i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of such Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the bylaws, operating agreement or partnership agreement, as applicable, of such Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of such Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by such Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of such Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower’s other Subsidiaries, on the other hand, (iv) the holding of the annual stockholders meeting, if applicable, of such Permitted Other Subsidiaries, which are corporations on a date other than the date of the annual stockholders’ meeting of the Parent, and (v) preventing the cash, cash equivalents, credit card receipts or other revenues of the Hotel Properties owned by such Permitted Other Subsidiaries or any other assets of such Permitted Other Subsidiaries from being commingled with the cash, cash equivalents, credit card receipts or other revenues collected by the Borrower or the Borrower’s other Subsidiaries, provided that the foregoing shall not prohibit a Permitted Other Subsidiary from making dividend payments or distributions to the Borrower.
(e)    The Borrower shall, and shall cause the Permitted Other Subsidiaries to, manage the business of and conduct the administrative activities of the Permitted Other Subsidiaries independently from the business of the Borrower, any of the Borrower’s other Subsidiaries and any other Person. Any moneys earned by the Permitted Other Subsidiaries on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of the Borrower, any of the Borrower’s other Subsidiaries and any other Person, and no assets of the Permitted Other Subsidiaries shall become commingled with assets of such Persons.
(f)    The Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities, and shall continue to take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations of the Permitted Other Subsidiaries or any other Person.
Section 5.03    Payment of Taxes, Etc. The Borrower will pay and discharge, and cause each of its Subsidiaries and the Parent to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary or the Parent shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Hotel Property and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non‑payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.
Section 5.04    Visitation Rights; Bank Meeting. At any reasonable time and from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower’s or any of its Subsidiaries’ or the Parent’s operations, upon reasonable notice and during normal business hours, the Borrower will, and will cause its Subsidiaries and the Parent and any participating lessees to, permit the Administrative Agent or any of its agents or representatives thereof (at the Parent’s or the Borrower’s expense) and any Bank or any of its agents or representatives thereof (at such Bank’s expense), to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary and the Parent, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary and the Parent with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of the Administrative Agent, participate in a meeting with the Administrative Agent and the Banks once during each calendar year to be held at a location as may be agreed to by the Borrower and the Administrative Agent at such time as may be agreed to by the Borrower and the Administrative Agent; provided that, without limitation of the provisions of Section 11.04, the Borrower shall not be obligated to reimburse the Banks for such Persons’ travel expenses in connection with such meeting.
Section 5.05    Reporting Requirements. The Borrower will furnish to the Administrative Agent and the Banks in each case in accordance with Section 11.02(b):
(a)    Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each Fiscal Quarter of the Parent (except when such Fiscal Quarter ends on the same day as the end of a Fiscal Year of Parent), the unaudited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year‑end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP, together with a Compliance Certificate duly executed by a Responsible Officer of the Parent.
(b)    Annual Financials. As soon as available and in any event not later than 90 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein the Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, and the corresponding figures as at the end of, and for, the preceding Fiscal Year, and certified by KPMG L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in an opinion, without qualification as to the scope, and including, if requested by the Administrative Agent, any management letters delivered by such accountants to the Parent in connection with such audit, together with a Compliance Certificate duly executed by a Responsible Officer of the Parent.
(c)    Notices of Material Variations and Supplemental Reports. As soon as available and in any event not later than 60 days after the end of each Fiscal Quarter of the Parent and 90 days after the end of each Fiscal Year of the Parent, (i) written notice of any anticipated material variation to the consolidated operating budget or a Capital Expenditure and FF&E expenditure budget prepared pursuant to Section 5.05(d), except for such changes resulting from the acquisition of a New Property or the acquisitions of New Properties, (ii) a report certified by a Responsible Officer of the Parent setting forth for each Unencumbered Property for the Fiscal Quarter just ended the average daily rate, the average occupancy, the RevPAR, the total gross revenues, the total expenses, the Adjusted NOI and the payments made under the participating leases for such Hotel Properties, and (iii) a report certified by a Responsible Officer of the Parent setting forth for all of the Hotel Properties owned or leased by the Parent or any of its Subsidiaries on a Consolidated basis for the Fiscal Quarter just ended the average daily rate, the average occupancy, the RevPAR, the total gross revenues, the total expenses, the Adjusted NOI and the payments made under the participating leases for such Hotel Properties.
(d)    Annual Budgets. No later than 60 days after the start of each Fiscal Year, the annual operating budget and Capital Expenditure and FF&E expenditure budget for such Fiscal Year for (i) the Unencumbered Properties on a Consolidated basis, (ii) all of the Hotel Properties owned or leased by the Parent or any of its Subsidiaries on a Consolidated basis, and (iii) on a Consolidated basis for the Parent and its Subsidiaries, in each case in reasonable detail and duly certified by a Responsible Officer of the Parent as the budgets presented or to be presented to the Parent’s Board of Directors for their review.
(e)    Securities Law Filings. Promptly and in any event within 10 Business Days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all shareholders of the Parent or partners of the Borrower.
(f)    Defaults. As soon as possible and in any event within five days after the occurrence of each Default known to a Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.
(g)    ERISA Notices. As soon as possible and in any event (i) within 30 days after the Parent, the Borrower or any of a Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Parent, the Borrower or any of a Controlled Group knows that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Parent describing such Termination Event and the action, if any, which the Parent, the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Parent, the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Parent, the Borrower or any such member of such Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Parent, the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent, the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.
(h)    Environmental Notices. Promptly upon receipt thereof by the Parent, the Borrower or any of their Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or Borrower or any of their present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, or any of their leased or owned Property, wherever located.
(i)    Other Governmental Notices or Actions. Promptly and in any event within five Business Days after receipt thereof by the Borrower, the Parent or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and

(ii) any revocation or involuntary termination of any license, permit or other authorization from any Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.
(j)    Other Notices. (i) Promptly, a copy of any notice of default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Material Subsidiary from any franchisor, property manager, or any ground lessor under a Qualified Ground Lease, and
(ii)    Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in Sections 4.01-4.04 untrue, notice thereof.
(k)    Material Litigation. As soon as possible and in any event within five days of any of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.
(l)    Certificate in Support of Release. Not more than 30 days prior to a request to release a Subsidiary’s obligations under the Guaranty pursuant to Section 5.09(b), a Compliance Certificate duly executed by a Responsible Officer of the Parent.
(m)    Investment Grade Rating Notice. Promptly upon a Responsible Officer becoming aware of a change in the Investment Grade Rating (including the initial issuance of any Investment Grade Rating) or any other credit rating given by S&P, Moody’s or another nationally-recognized rating agency to the Parent’s long‑term senior unsecured debt or any announcement that any such rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by S&P, Moody’s or another nationally-recognized rating agency, notice of such change, announcement or action.
(n)    Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective Subsidiaries, as the Administrative Agent may from time to time reasonably request.
Section 5.06    Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain their owned, leased, or operated Property in a manner substantially consistent with hotel properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not renovate or expand any such Hotel Property except for the renovation or expansion of a Hotel Property which complies with the limitations set forth in this Agreement on the aggregate amount of renovations and expansions the Borrower, the Parent and their Subsidiaries are permitted at any one time, (c) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any Hotel Property, and (d) substantially maintain and repair each Hotel Property as required by any franchise agreement, license agreement, management agreement or ground lease for such Hotel Property. Except as may be required to maintain the Parent’s status as a REIT under the Code, any Capital Expenditures or expenditures or leases for FF&E made for any Hotel Property shall be in the name or for the benefit of the Property Owner for such Hotel Property.

Section 5.07    Insurance. The Borrower will maintain and/or remain the beneficiary under, and cause each of its Subsidiaries to maintain and/or remain the beneficiary under, the insurance required pursuant to Schedule 5.07.
Section 5.08    Use of Proceeds. The Letters of Credit and the proceeds of the Advances have been, and will be used by the Borrower for the purposes set forth in Section 4.09(a) and in compliance with all applicable Sanctions and Anti-Corruption Laws.
Section 5.09    New Guarantors. (a) The Borrower will promptly notify the Administrative Agent of the creation of or Investment in a Person which may fall within the definition of a Guarantor and will provide any financial and other information with respect to such Person as the Administrative Agent may reasonably request. In the event the Administrative Agent (after consultation with the Borrower) determines that such Person is required to be designated a Guarantor hereunder, the Administrative Agent shall provide notice of the same to the Borrower, it being understood and agreed that any Person that owns an Unencumbered Property and any Person who leases an Unencumbered Property as an Operating Lessee shall be required to become a Guarantor promptly and in any event on or prior to the date any Hotel Property owned or leased by such Person is included as an Unencumbered Property hereunder. Within sixty (60) days after the Borrower’s receipt of such notice from the Administrative Agent, the Borrower shall cause such Person to deliver to the Administrative Agent (i) either (a) an original Guaranty and Environmental Indemnity executed by such Person or (b) an Accession Agreement executed by such Person, and (ii) such other information or documents with respect to such Person as the Administrative Agent may reasonably request.
(b)    If no Default exists at such time, and any Hotel Property no longer qualifies as an Unencumbered Property, any Subsidiary of the Borrower which owned or leased such Hotel Property, but not any other Unencumbered Property, shall be released by the Administrative Agent from such Subsidiary’s obligations under the Guaranty upon such time that the Borrower provides the Administrative Agent with (i) a written request for such release and (ii) a Compliance Certificate evidencing pro forma compliance with Article VII hereof.
(c)    The provisions of Section 5.09(a) and (b) shall only apply prior to an Investment Grade Release Event and from and after an Investment Grade Release Event no Subsidiary of the Borrower shall be required to become a Guarantor under this Agreement, in each case only so long as such Subsidiary (i) is not required by the terms of any other Senior Financing Transaction to become a guarantor or borrower of any of the obligations under such other Senior Financing Transaction and (ii) has not become a guarantor or borrower in respect of any other Senior Financing Transaction.

ARTICLE VI
NEGATIVE COVENANTS
So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment, the Borrower agrees, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 11.01), to comply with the following covenants.
Section 6.01    Liens, Etc. The Borrower will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries (except for Permitted Other Subsidiaries) to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:
(a)    securing the Obligations;
(b)    for taxes, assessments or governmental charges or levies on Property of the Borrower or any Material Subsidiary to the extent not required to be paid pursuant to Sections 5.03;
(c)    imposed by law (such as landlords’, carriers’, warehousemen’s and mechanics’ liens or otherwise arising from litigation) (a) which are being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) which have not resulted in any Hotel Property being in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non‑payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change;
(d)    on leased personal property to secure solely the lease obligations associated with such property; and
(e)    securing Secured Recourse Indebtedness and Secured Non‑Recourse Indebtedness permitted pursuant to the provisions of Section 6.02.
Section 6.02    Indebtedness. The Borrower, the Parent and their respective Subsidiaries will not incur or permit to exist any Indebtedness other than the Obligations and the following:
(a)    Unsecured Indebtedness; provided, however, that the maximum principal amount of the LHL Facility and any Refinancing Debt in respect thereof shall not exceed $25,000,000 at any time;
(b)    Secured Recourse Indebtedness and Secured Non‑Recourse Indebtedness incurred by Permitted Other Subsidiaries to the extent that the covenants contained in Article VII are complied with;
(c)    The Swap Contracts with the Swap Banks in effect as of the Closing Date and any other Indebtedness in the form of Interest Rate Agreements; provided that (i) such agreements shall be unsecured, (ii) the dollar amount of indebtedness subject to such agreements and the indebtedness subject to Interest Rate Agreements in the aggregate shall not exceed the sum of the amount of the Commitments and other Indebtedness permitted pursuant to this Section 6.02 which bears interest at a variable rate, and (iii) the agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Administrative Agent;
(d)    Any of the following Indebtedness incurred by the Parent (to the extent the same constitutes Indebtedness):
(i)    guaranties in connection with the Indebtedness secured by a Hotel Property of (A) if the Hotel Property is subject to a ground lease, the payment of rent under such ground lease, (B) real estate taxes relating to such Hotel Property, and (C) capital reserves required under such Indebtedness;

(ii)    indemnities for certain acts of malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under Indebtedness permitted under this Agreement;
(iii)    indemnities for certain acts of malfeasance, misappropriation and misconduct by the Permitted Other Subsidiaries, environmental indemnities, and other customary non-recourse carveouts as described in the definition of “Secured Non-Recourse Indebtedness”, all for the benefit of the lenders of other Permitted Other Subsidiary Indebtedness in connection with such Indebtedness; and
(iv)    guaranties of franchise agreements;
(e)    If and to the extent the same would not otherwise be permitted under paragraphs (a) through (d) above, extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (d) above (any such extension, renewal or refinancing, “Refinancing Debt”) so long as (A) the principal amount of such Indebtedness is not thereby increased and (B) the other material terms, taken as a whole, of any such Indebtedness are no less favorable in any material respect to the Borrower, the Parent or any of their respective Subsidiaries or the Banks than the terms governing the Indebtedness being extended, renewed or refinanced;
(f)    Indebtedness of a Material Subsidiary to the Borrower or another Material Subsidiary provided such Indebtedness is subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent; and
(g)    Capital Leases for personal property not to exceed in the aggregate $5,000,000 at any time outstanding; provided, however, that for purposes of this clause (g), no Qualified Ground Lease shall comprise a Capital Lease.
Section 6.03    Agreements Restricting Distributions From Subsidiaries. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower’s Subsidiaries to the Borrower.
Section 6.04    Restricted Payments. Neither the Parent, the Borrower, nor any of their respective Subsidiaries, will make any Restricted Payment, except that:
(a)    provided no Default has occurred and is continuing or would result therefrom, the Parent may make cash payments to its shareholders with respect to the Parent Common Stock (including in connection with the repurchase of Stock or Stock Equivalents);
(b)    provided no Default has occurred and is continuing or would result therefrom, the Borrower shall be entitled to make cash distributions to its partners, including the Parent;
(c)    a Subsidiary of the Borrower may make a Restricted Payment to the Borrower;
(d)    the limited partners of the Borrower shall be entitled to exchange limited partnership interests in the Borrower for the Parent’s stock or redeem such interests for cash, as provided in the Borrower’s limited partnership agreement;

(e)    the Borrower shall be entitled to issue limited partnership interests in the Borrower in exchange of ownership interests in Subsidiaries and Unconsolidated Entities which own a Future Property to the extent such Investment is permitted pursuant to the provisions of Section 6.07;
(f)    provided no Default has occurred and is continuing or would result therefrom, the Parent may pay cash dividends to the holders of the Parent preferred stock permitted by this Agreement; and
(g)    provided no Default has occurred and is continuing or would result therefrom, the Parent may repurchase Parent Common Stock and repurchase or redeem Parent preferred stock.
Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent may only declare or make cash distributions to its shareholders during any Fiscal Quarter in an aggregate amount not to exceed the minimum amount necessary for the Parent to maintain its status as a REIT. If a Default or Event of Default specified in Section 8.1(a) or Section 8.1(f) of this Agreement shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 8.2 of this Agreement, the Parent shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any of its Subsidiaries.
Section 6.05    Fundamental Changes; Asset Dispositions. Neither the Parent, the Borrower, nor any of their respective Subsidiaries (other than the Permitted Other Subsidiaries) will, (a) merge or consolidate with or into any other Person, unless (i) a Subsidiary other than a Permitted Other Subsidiary (or another Person, if such merger with another Person is to effect an Investment permitted hereunder) is merged into the Borrower or another Subsidiary other than a Permitted Other Subsidiary and the Borrower or such other Subsidiary other than a Permitted Other Subsidiary, as the case may be, is the surviving Person or a Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations) is merged into any Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations), and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of such Person’s material property except for a Permitted Hotel Sale, dispositions or replacements of personal property in the ordinary course of business, or Hotel Properties which are not Unencumbered Properties; (c) sell or otherwise dispose of any material shares of capital stock, membership interests or partnership interests of any Subsidiary (except for a Permitted Other Subsidiary and except to effectuate a Permitted Hotel Sale); (d) except for sales of ownership interests not prohibited by this Agreement and the issuance of limited partnership interests in the Borrower in exchange for ownership interests in Subsidiaries and Unconsolidated Entities to the extent permitted pursuant to the provisions of Section 6.04, materially alter the corporate, capital or legal structure of any such Person (except for a Permitted Other Subsidiary); (e) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) provided that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution or (f) materially alter the character of their respective businesses from that conducted as of the date of this Agreement; in each case provided that the Parent shall be permitted to issue (i) Common Stock and (ii) preferred stock in the Parent which is not deemed Indebtedness under this Agreement.
Section 6.06    Participating Lessee Ownership. Neither the Parent nor the Borrower shall, nor shall permit any of their respective Subsidiaries to, own directly or indirectly such a percentage of the beneficial ownership interest in any participating lessee as would cause a potential Event of Default under Section 8.01(m) of this Agreement.

Section 6.07    Investments, Loans, Future Properties. Neither the Parent nor the Borrower shall, nor shall permit any of their respective Subsidiaries to, acquire by purchase, or otherwise, all or substantially all of the business, property or fixed assets of any Person or any Hotel Property or other real estate, make or permit to exist any loans, advances or capital contributions to, or make any Investments in (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or purchase or commit to purchase any evidences of Indebtedness of, stock or other securities, partnership interests, member interests or other interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):
(a)    Liquid Investments;
(b)    trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, and other assets owned in the ordinary course of owning the Hotel Properties and operating the business of the Borrower and its Subsidiaries;
(c)    a Future Property (or a Person that owns a Future Property) which qualifies as an Unencumbered Property or a Permitted Non‑Unencumbered Property; provided that no such individual Hotel Property shall exceed 30% of the Consolidated Total Book Value;
(d)    Investments in (i) unimproved land which do not in the aggregate have an Investment Amount which exceeds 5% of the Consolidated Total Book Value; (ii) Development Properties which do not in the aggregate have an Investment Amount which exceeds 15% of the Consolidated Total Book Value, (iii) Unconsolidated Entities which do not in the aggregate have an Investment Amount which exceeds 15% of the Consolidated Total Book Value, and (iv) mortgages, deeds of trust, deeds to secure debt or similar instruments that are a lien on real property or mezzanine loans that are secured by pledges of equity interests in entities that directly or indirectly own real property, in each case where such real property is improved by fully operational hotels and which instruments and pledges secure Indebtedness evidenced by a note or bond, which do not in the aggregate have an Investment Amount which exceeds 10% of the Consolidated Total Book Value; provided that the aggregate Investment Amount for all Investments made pursuant to this Section 6.07(d) shall not exceed 30% of the Consolidated Total Book Value;
(e)    Investments in Subsidiaries that are used by such Subsidiaries to make Investments permitted under this Section 6.07;
(f)    Capital Expenditures in Hotel Properties; and
(g)    any other Investments not covered by the preceding paragraphs of this Section 6.07 and not otherwise prohibited by this Agreement, provided that the aggregate Investment Amount for all Investments made pursuant to this clause (g) shall not exceed 0.50% of Consolidated Total Book Value.
Notwithstanding the foregoing, neither the Borrower, nor the Parent, nor their respective Subsidiaries shall acquire a Future Property or otherwise make an Investment which would (a) cause a Default, (b) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein, (c) cause the aggregate Investment Amount for (i) all Future Properties located outside the United States and (ii) all Investments made pursuant to Section 6.07(d) which are either located outside the United States or in an Unconsolidated Entity which has at least 50% of its assets located outside the United States to exceed 10% of the Consolidated Total Book Value or (e) cause the Parent’s or any Subsidiary’s Investment in the

Personal Property for any Hotel Property to cause a potential Event of Default under Section 8.01(m) of this Agreement.
Section 6.08    Affiliate Transactions. Except as otherwise approved by a majority of the Board of Trustees of the Parent including a majority of the independent trustees, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower which is not a Guarantor or any purchase or acquisition of assets from any such Affiliate; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than in the ordinary course of business and at market rates.
Section 6.09    Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person, whereby in contemporaneous transactions the Borrower or such Subsidiary sells essentially all of its right, title and interest in a material asset and the Borrower or such Subsidiary acquires or leases back the right to use such property.
Section 6.10    Sale or Discount of Receivables. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than in the ordinary course of business and consistent with past and existing business practices.
Section 6.11    Restriction on Negative Pledges. The Borrower will not, and will not permit any of its Subsidiaries that directly or indirectly own an interest in any Unencumbered Property to, enter into or suffer to exist any agreement (other than (i) this Agreement and the Credit Documents, (ii) any agreement that conditions the ability of the Parent or its Subsidiaries to encumber their assets upon the maintenance of one or more specified ratios that limit the ability of such Persons to encumber their assets but that do not generally prohibit the encumbrance of assets or the encumbrance of specific assets, and (iii) a provision in any agreement governing Qualified Unsecured Debt generally prohibiting the encumbrance of assets (exclusive of any outright prohibition on the encumbrance of particular Unencumbered Properties) so long as such provision is generally consistent with a comparable provision of the Credit Documents) prohibiting the creation or assumption of any Lien upon the Unencumbered Properties, whether now owned or hereafter acquired; provided that, the Borrower and its Subsidiaries that are Material Subsidiaries may permit a Lien upon a Hotel Property that was an Unencumbered Property at the end of the immediately preceding Fiscal Quarter of the Parent, so long as no Default exists at such time or would be caused thereby and the Borrower has provided to the Administrative Agent a Compliance Certificate evidencing pro forma compliance with Article VII hereof following the removal of such Hotel Property as an Unencumbered Property.
Section 6.12    Material Documents. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any termination, modification or amendment of any of the following documents without the prior written consent of the Administrative Agent:
(a)    Qualified Ground Lease; and
(b)    Any other material agreement, including without limitation any participating lease or management agreement.
provided, however, that so long as no Default or Event of Default has occurred and is continuing, such terminations, modifications or amendments shall be permitted so long as they could not reasonably be expected to (i) cause a Material Adverse Change or (ii) impair or otherwise adversely affect in any material respect the interests or rights of the Administrative Agent or any Bank, in each case after taking into account the effect of any agreements that supplement or serve to replace, in whole or in part, such Qualified Ground Leases or other material agreements. Any termination, modification or amendment prohibited under this Section 6.12 shall, to the extent permitted by applicable law, be void and of no force and effect.
Section 6.13    Limitations on Development, Construction, Renovation and Purchase of Hotel Properties. Neither the Parent nor the Borrower shall or shall permit any of their respective Subsidiaries to (a) engage in the development, construction or expansion of any Hotel Properties (except for Development Properties permitted by the provisions of Section 6.07) or (b) enter into any binding agreements to purchase Hotel Properties or other assets; provided that the Parent, the Borrower and their Subsidiaries may enter into binding agreements to purchase Hotel Properties or other assets if at all times such Person has available sources of capital equal to the portion of the purchase price of such Hotel Properties or other assets which constitutes a recourse obligation of the Parent, the Borrower or its Subsidiary, which available sources of capital may include Advances to the extent that the Borrower may borrow the same for the purposes required or other Indebtedness permitted by the terms of this Agreement.

ARTICLE VII
FINANCIAL COVENANTS
So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 11.01), the Borrower agrees to comply and cause the Parent to comply with the following covenants.
Section 7.01    Fixed Charge Coverage Ratio. The Parent shall maintain at the end of each Rolling Period a Fixed Charge Coverage Ratio of not less than 1.50 to 1.0.
Section 7.02    Maintenance of Net Worth. The Parent shall at all times maintain an Adjusted Net Worth of not less than the Minimum Tangible Net Worth.
Section 7.03    Limitations on Total Liabilities. The Parent shall not at any time permit the Leverage Ratio to be greater than 6.0 to 1.0; provided, however, that at any time after the Parent has achieved an Investment Grade Rating, the Parent may make a one-time election to increase the maximum Leverage Ratio to 7.0 to 1.0 for the four consecutive calendar quarters commencing with the next calendar quarter following such election for which the Borrower is required to deliver financial statements pursuant to Section 5.05(a).
Section 7.04    Limitations on Unsecured Indebtedness. The Parent shall not at any time on a Consolidated basis permit the ratio of (a) the Parent’s Unsecured Indebtedness to (b) the Total Unencumbered Asset Value to exceed sixty percent (60%).
Section 7.05    Limitations on Secured Indebtedness. The Parent shall not at any time on a Consolidated basis permit the ratio of (a) the Parent’s Secured Indebtedness to (b) the Consolidated Total Book Value to exceed forty-five percent (45%).

ARTICLE VIII
EVENTS OF DEFAULT; REMEDIES

Section 8.01    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Credit Document:
(a)    Principal or Letter of Credit Obligation Payment. The Borrower shall fail to pay any principal of any Note or any Letter of Credit Obligation when the same becomes due and payable as set forth in this Agreement;
(b)    Interest or Other Obligation Payment. The Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document when the same becomes due and payable as set forth in this Agreement, provided however that the Borrower will have a grace period of five days after the payments covered by this Section 8.01(b) becomes due and payable for the first two defaults under this Section 8.01(b) in every calendar year;
(c)    Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by the Parent or any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;
(d)    Covenant Breaches. (i) The Borrower shall fail to perform or observe any covenant contained in Sections 5.02(a)(i), (b)(i) or (f), 5.08, Article VI or Article VII of this Agreement or the Borrower shall fail to perform or observe, or shall fail to cause any Subsidiary other than a Permitted Other Subsidiary to perform or observe any covenant in any Credit Document beyond any notice and/or cure period for such default expressly provided in such Credit Document or (ii) the Borrower, the Parent or any Subsidiary other than a Permitted Other Subsidiary shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 8.01, in each case if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower, the Parent or such Subsidiary other than a Permitted Other Subsidiary by the Administrative Agent or any Bank or the date a Responsible Officer of the Borrower or any Material Subsidiary has actual knowledge of such default, unless such default in this clause (ii) cannot be cured in such 30 day period and the Borrower is diligently proceeding to cure, or caused to be cured, such default, in which event the cure period shall be extended to 90 days;
(e)    Cross‑Defaults. (i) with respect to (A) any Secured Non‑Recourse Indebtedness which is outstanding in a principal amount of at least $150,000,000 individually or when aggregated with all such Secured Non‑Recourse Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries or (B) any other Indebtedness (but excluding Indebtedness evidenced by the Notes) which is outstanding in a principal amount of at least $75,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries, any of the following:
(A)    any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof,
(B)    the Borrower, the Parent or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest of any of such Indebtedness (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or
(C)    any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness;
(f)    Insolvency. The Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);
(g)    Judgments. Any judgment or order for the payment of money in excess of $75,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 60 days from the date such final judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;
(h)    ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Parent or the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent, the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Parent or the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower, the Parent or any Material Subsidiary to any tax, penalty or other liabilities in the aggregate exceeding $75,000,000 at the time of such event or upon occurrence of such condition;

(i)    Guaranty. Any Guaranty shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;
(j)    Environmental Indemnity. Any Environmental Indemnity shall for any reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;
(k)    LaSalle Leasing. The Borrower shall for any reason cease to own, directly or indirectly, at least 99.9% of the equity interests in LaSalle Leasing;
(l)    Default Under Qualified Ground Lease. Qualified Ground Leases for Hotel Properties which comprise twenty-five percent (25%) or more of the Asset Value have in the aggregate either (i) been terminated because of a default by the lessee under such Qualified Ground Lease or (ii) are subject to a default by the lessee under such Qualified Ground Lease which has not been cured or waived 10 days prior to the date the ground lessors under such Qualified Ground Lease would have the right to terminate such Qualified Ground Leases;
(m)    Parent’s REIT Status. There shall be a determination from the applicable Governmental Authority from which no appeal can be taken that the Parent’s tax status as a REIT has been lost;
(n)    Parent Common Stock. The Parent at any time hereafter fails to cause the Parent Common Stock to be duly listed on the New York Stock Exchange, Inc. or another nationally recognized stock exchange; or
(o)    Changes in Ownership and Control. Any of the following occur without the written consent of the Required Lenders: (A) the Parent (i) amends the Borrower’s partnership agreement in any material and adverse respect (which shall not include any customary amendments to reflect transactions permitted by this Agreement so long as such amendments are not otherwise adverse to the Administrative Agent, any Issuing Bank or any of the Banks, (ii) admits a new general partner to the Borrower, (iii) own less than 70% of the partnership interests in and beneficial ownership of the Borrower, or (iv) resigns as general partner of the Borrower, or (B) the failure of individuals who are members of the board of directors (or similar governing body) of the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Parent.
Section 8.02    Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (f) of Section 8.01 with respect to the Borrower or the Parent) shall have occurred and be continuing, then, and in any such event,
(a)    the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,
(b)    the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time, and
(c)    the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Credit Documents for the ratable benefit of the Banks by appropriate proceedings.
Section 8.03    Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (f) of Section 8.01 with respect to the Borrower or the Parent shall occur,
(a)    the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and
(b)    to the extent permitted by law or court order, the Borrower shall deposit into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.
Section 8.04    Cash Collateral Account. (a) Pledge. The Borrower hereby pledges, and grants to the Administrative Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time to time, but under the control of the Administrative Agent, and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Bank due and to become due from the Borrower to any Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit and the Borrower agrees to execute all cash management or cash collateral agreements and UCC-1 Financing Statements requested by the Administrative Agent as needed or desirable for the Administrative Agent to have a perfected first lien security interest in the Cash Collateral Account. Promptly upon the expiration or replacement of any Letter of Credit, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of the funds held in the Cash Collateral Account in respect of such Letter of Credit from the foregoing security interest.
(b)    Application against Letter of Credit Obligations. The Administrative Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.
(c)    Duty of Care. The Administrative Agent shall cause Citibank to exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and Citibank shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Citibank accords its own property, it being understood that neither Citibank nor the Administrative

Agent shall have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.
Section 8.05    Non‑exclusivity of Remedies. No remedy conferred upon the Administrative Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.
Section 8.06    Right of Set‑off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the granting of the consent, if any, specified by Section 8.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 8.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 8.03, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set‑off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set‑off) which such Bank may have; provided, however, that in the event that any Defaulting Lender exercises such right of set-off hereunder, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16(b) and, pending such payment, will be segregated by such Defaulting Lender form its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Banks and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.

ARTICLE IX
NEW YORK PROPERTIES
Section 9.01    New York Term Notes. In the event the Borrower elects to acquire (whether through any of its Subsidiaries or otherwise) any Hotel Property located in the State of New York (any such Hotel Property, which may include the Park Central Asset upon the acquisition thereof by a Subsidiary of the Borrower, a “New York Property”), subject to the obligations of the relevant borrower under the related Existing New York Note, the Borrower shall provide to the Administrative Agent not less than thirty (30) days’ prior written notice of such intent (which notice shall be deemed satisfied with respect to the Park Central Asset). In such notice the Borrower shall request a Borrowing (a “New York Advance”) in an amount not more than the outstanding principal amount of the related Existing New York Note and shall cause the related Existing New York Note and the related Existing New York Mortgage to be assigned to the Administrative Agent for the ratable benefit of the Banks. The obligation of the Administrative Agent and each Bank to make Advances in connection with such Borrowing shall be subject to compliance with the following conditions precedent: (i) no Default or Event of Default shall then exist, (ii) the Borrower shall have executed and delivered to the Administrative Agent a Notice of Borrowing in the amount of the related New York Advance in accordance with Section 2.02, and (iii) the Borrower shall have satisfied the applicable conditions set forth in Article III and any other applicable conditions precedent to a Borrowing hereunder in connection with such Borrowing. The Borrower hereby acknowledges that upon the consummation of such purchase, the related Existing New York Note and Existing New York Mortgage shall be amended and restated as a New York Term Note and a New York Mortgage, substantially in the forms attached hereto as Exhibits H and I. For the avoidance of doubt, the parties hereby acknowledge that the Existing Park Central Mortgage and the Existing Park Central Note shall continue to be a New York Mortgage and a New York Term Note, respectively, under this Agreement. Such New York Term Note will be in the amount of, and shall evidence, the related New York Advance and made payable to the Administrative Agent and such New York Term Note and New York Mortgage will be held by the Administrative Agent for the ratable benefit of the Banks. So long as such New York Term Note remains outstanding, the following provisions shall apply:
(a)    New York Property as Unencumbered Property. The New York Property shall not be disqualified as an Unencumbered Property by reason of the related New York Mortgage so long as such New York Mortgage is held by the Administrative Agent for the ratable benefit of the Banks. To the extent such New York Property otherwise qualifies as an Unencumbered Property, then such New York Property shall constitute an Unencumbered Property hereunder and the Asset Value of such New York Property shall be included in the calculation of Total Unencumbered Asset Value.
(b)    Other Notes. Each New York Term Note shall evidence a portion of the same payment Obligations under the Credit Documents as those evidenced by the Notes. So long as (but only so long as) any New York Mortgage is held by the Administrative Agent as the mortgagee thereunder, then for purposes of Article VII, the indebtedness evidenced by the related New York Term Note shall be deemed to constitute Unsecured Indebtedness hereunder and shall not constitute Secured Indebtedness.
(c)    Payments on the New York Term Notes.
(i)    Last Repaid. So long as the total outstanding principal amount of the payment Obligations under the Credit Documents equals or exceeds the then total outstanding principal amount of the New York Term Notes, the principal amount of the payment Obligations evidenced by the New York Term Notes and secured by the New York Mortgages shall at all times equal only the total principal amount of the New York Term Notes. The principal amount of the New York Term Notes shall be reduced only by the last and final sums that the Borrower repays with respect to the Obligations under the Credit Documents and shall not be reduced by any intervening repayments of such Obligations. So long as the balance of the payment Obligations under the Credit Documents exceeds the then total outstanding principal amount of the New York Term Notes, any payments and repayments of such Obligations shall not be deemed to be applied against, or to reduce, the portion of such principal payment Obligations evidenced by the New York Term Notes and secured by the New York Mortgages. Notwithstanding the foregoing, the Borrower may direct the Administrative Agent to apply payments and repayments of payment Obligations under the Credit Documents against the portion of such Obligations evidenced by any New York Term Note and secured by any New York Mortgage. No Advances made under this Agreement subsequent to any particular New York Advance shall be deemed to be an Advance under the related New York Term Note or secured by the related New York Mortgage.
(ii)    Other Notes. Any amounts applied to reduce the payment Obligations evidenced by any New York Term Note shall correspondingly reduce the Obligations of the Borrower evidenced by the other Notes on a dollar-for-dollar basis.

(iii)    Repayments and Transfers. The Borrower may transfer or cause the transfer of any New York Property to any Person in compliance with Section 6.05. In such event and upon the request of the Borrower, the Administrative Agent shall cooperate in all reasonable respects with the Borrower to assign the related New York Term Note and the related New York Mortgage without representation, recourse or warranty (other than (A) that the Administrative Agent is the holder of the Indebtedness evidenced and secured thereby and (B) the then outstanding principal amount thereof) to any lender to the transferee of such Hotel Property as requested by the Borrower, at the Borrower’s sole cost and expense. Such assignment shall not require the approval of any Bank or be subject to the satisfaction of any conditions precedent other than the preparation (at the Borrower’s sole cost and expense) of appropriate assignment documentation in customary form and otherwise satisfactory to the Administrative Agent. Further, if requested at any time by the Borrower, a Subsidiary that owns a New York Property, the Administrative Agent or the Required Lenders, the Administrative Agent shall cause a New York Mortgage to be released. Such release of such New York Mortgage shall not require the consent of any Bank or be subject to the satisfaction of any conditions precedent other than the preparation (at the Borrower’s sole cost and expense) of appropriate release documentation in customary form and otherwise satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained in this Section 9.01, (1) any sale or other disposition of any New York Property occurring in connection with any such assignment or release of a New York Mortgage must comply with the provisions of Section 6.05 hereof and (2) from and after the time of any release or assignment of any New York Mortgage, any Indebtedness of the Borrower or any of its Subsidiaries secured by the related New York Property must not result in any Default or Event of Default under Section 6.02.
(iv)    Costs, Expenses and Indemnification. The provisions regarding costs and expenses and indemnification Obligations contained in Sections 11.04 and 11.07 of this Agreement shall apply in all respects to any transactions involving any Existing New York Note, any Existing New York Mortgage, any New York Term Note or any New York Mortgage and all actions taken or omitted to be taken by the Administrative Agent and the Banks in connection therewith. Neither the Administrative Agent nor any of the Banks shall be responsible for any losses, costs or expenses incurred by the Borrower or any of its Subsidiaries in connection with the loss of any recording tax credits or savings pertaining to any Existing New York Mortgage or any New York Mortgage. Further, without limitation of any other indemnification obligations of the Borrower pursuant to the Credit Documents, the Borrower will expressly indemnify the Administrative Agent and the Banks from any and all losses, costs and expenses (including reasonable legal fees) they may incur as a result of failure by the Borrower or any of its Subsidiaries to pay any recording or other documentary taxes associated with any Existing New York Mortgage or any New York Mortgage.
(d)    Borrower as Co-Obligor. The Borrower hereby acknowledges that it shall be deemed to be a co-obligor in respect of each New York Term Note. The liability of the Borrower for the obligations evidenced by each New York Term Note shall be absolute and unconditional irrespective of:
(i)    any lack of validity or enforceability of such New York Term Note, the related New York Mortgage, any other Credit Document, any participating lease for a Hotel Property or any other agreement or instrument relating thereto;

(ii)    any change in the time, manner, or place of payment of, or in any other term of, such New York Term Note or New York Mortgage, or any other amendment or waiver of or any consent to departure from any other Credit Document or any participating lease for a Hotel Property;
(iii)    any exchange, release, or nonperfection of any collateral, if applicable, or any release or amendment or waiver of or consent to departure from any other agreement or guaranty, relating to such New York Term Note or any related New York Mortgage; or
(iv)    any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower in respect thereof.
(e)    Certain Waivers. The Borrower makes the waivers set forth below in respect of each New York Term Note and each New York Mortgage.
(i)    Notice. The Borrower hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate and any other notice with respect to any of its obligations under any New York Term Note or any New York Mortgage.
(ii)    Other Remedies. The Borrower hereby waives any requirement that the Administrative Agent or any Bank protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, if any, including any action required pursuant to a Legal Requirement.
(iii)    Waiver of Subrogation.
(A)    The Borrower hereby irrevocably waives, until satisfaction in full of all of its obligations under the New York Term Notes and the New York Mortgages and termination of all Commitments, any claim or other rights which it may acquire against any Subsidiary that arise from the Borrower’s obligations under any New York Term Note, New York Mortgage or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. §509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent or any Bank against such Subsidiary or any collateral which the Administrative Agent or any Bank now has or acquires. If any amount shall be paid to the Borrower in violation of the preceding sentence and the obligations under such New York Term Note or such New York Mortgage shall not have been paid in full and all of the Commitments terminated, such amount shall be held in trust by the Administrative Agent for the ratable benefit of the Banks and shall promptly be paid to the Administrative Agent for the ratable benefit of the Banks to be applied to the obligations under such New York Term Note or such New York Mortgage, whether matured or unmatured, as the Administrative Agent may elect. The Borrower acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this clause (A) is knowingly made in contemplation of such benefits.
(B)    The Borrower further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment, or indemnity by any Subsidiary or any other Person on account of any payment by the Borrower to the Administrative Agent or any Bank under any New York Term Note or any New York Mortgage.

(f)    Rights of Qualified Unsecured Lenders. Notwithstanding any provision herein to the contrary, the Administrative Agent (i) shall not foreclose or otherwise enforce the Lien of any New York Mortgage without the prior written consent of each Qualified Unsecured Lender, acting in its sole discretion, and (ii) shall release the Lien of any New York Mortgage in accordance with Section 9.01(c)(iii) promptly upon the Administrative Agent’s receipt of a written notice from any Qualified Unsecured Lender (x) stating that an event of default has occurred and is continuing in respect of the related Qualified Unsecured Debt and (y) requesting, in the sole discretion of such Qualified Unsecured Lender, that such New York Mortgage be released. This Section 9.01(f) shall inure to the benefit of each Qualified Unsecured Lender as a third party beneficiary, provided that by its acknowledgement of this Article IX and acceptance of the benefits of this Section 9.01(f), each Qualified Unsecured Lender shall be deemed to have acknowledged (A) that nothing in this Agreement shall be deemed to create an advisory, fiduciary or agency relationship, or fiduciary duty between the Administrative Agent and any Qualified Unsecured Lender or any other holder of Qualified Unsecured Debt, and (B) that the Administrative Agent shall have no duty whatsoever to protect, secure, perfect, or insure the Lien of any New York Mortgage or to enforce any New York Mortgage against any Person or collateral, and (C) that such Qualified Unsecured Lender shall have no claim or cause of action in connection with any release of any New York Mortgage contemplated by this Article IX, the nonperfection or lack of priority of any New York Mortgage, or any action taken or omitted to be taken by the Administrative Agent in respect of a New York Mortgage in accordance with this Article IX. Notwithstanding any provision herein (including in Section 11.01) or in any other Credit Document to the contrary, neither this Section 9.01(f) nor the defined terms “Qualified Unsecured Lender,” “Qualified Unsecured Debt” and “New York Mortgage” may be amended or waived (as applicable) without the written consent of each Qualified Unsecured Lender. For the avoidance of doubt, nothing in this Section 9.01(f) shall be deemed to limit the rights of Administrative Agent, the Banks or the Issuing Banks under Article VIII of this Agreement (except to the extent described in clause (i) of this Section 9.01(f) above), nor shall this Section 9.01(f) limit or restrict or affect in any manner whatsoever the rights of the Administrative Agent, the Banks or the Issuing Bank to enforce or otherwise protect their rights and benefits under any Credit Document other than a New York Mortgage or the right of the Borrower to cause any New York Mortgage to be released in accordance with Section 9.01(c)(iii).

ARTICLE X
AGENCY AND ISSUING BANK PROVISIONS
Section 10.01    Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relation in respect of any Bank by reason of this Agreement or any other Credit Document. Within 5 Business Days of the Administrative Agent or a Bank receiving actual notice (without any duty to investigate) of a Default, the Administrative Agent or such Bank, as applicable, will provide written notice of such Default to the Banks.
Section 10.02    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person’s own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Parent, the Borrower or their Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
Section 10.03    Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.
Section 10.04    Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Parent’s and the Borrower’s financial statements and the Parent’s filings under the Exchange Act and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Nothing in this Agreement or any other Credit Document shall require the Administrative Agent or any of its directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Bank and each Bank confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its directors, officers, agents or employees.

Section 10.05    Indemnification. The Banks severally agree to indemnify the Administrative Agent and each Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, litigation, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent (solely in its capacity as such) or such Issuing Bank (solely in its capacity as such) in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or such Issuing Bank under this Agreement or any other Credit Document (including the Administrative Agent’s or such Issuing Bank’s own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, litigation, costs, expenses or disbursements resulting from the Administrative Agent’s or such Issuing Bank’s gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out‑of‑pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. The terms “Administrative Agent” and “Issuing Bank” shall be deemed to include the employees, directors, officers and affiliates of the Administrative Agent and each Issuing Bank for purposes of this Section 10.05.
Section 10.06    Successor Administrative Agent and Issuing Banks. (a) The Administrative Agent or any Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Issuing Bank which successor Administrative Agent or Issuing Bank shall be acceptable to the Borrower, unless an Event of Default then exists, in which event the Borrower shall have no such approval right. If no successor Administrative Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Bank’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent or Issuing Bank, then the retiring Administrative Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Administrative Agent or Issuing Bank acceptable to the Borrower, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Administrative Agent or Issuing Bank by a successor Administrative Agent or Issuing Bank, such successor Administrative Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Issuing Bank, and the retiring Administrative Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Bank’s resignation or removal hereunder as Administrative Agent or Issuing Bank, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent or Issuing Bank under this Agreement and the other Credit Documents.
(b)    In addition to the foregoing, if a Bank becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, any Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as an Issuing Bank effective at the close of business New

York time on a date specified in such notice (which date may not be less than thirty (30) days after the date of such notice); provided that such resignation by such Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Bank under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the such Issuing Bank.
Section 10.07    Co-Syndication Agents, Joint Lead Arrangers and Joint Book Running Managers, Co-Documentation Agents. The Royal Bank of Scotland plc and Bank of Montreal shall be named Co-Syndication Agents under the Credit Documents, but the Co-Syndication Agents shall have no right or duty to act as agent on behalf of the Banks in such capacity. Citigroup Global Markets Inc., BMO Capital Markets and RBS Securities Inc. shall be named Joint Lead Arrangers and Joint Book Running Managers under the Credit Documents, but such Joint Lead Arrangers and Joint Book Running Managers shall have no right or duty to act as agent on behalf of the Banks in such capacities. Compass Bank, PNC Bank, National Association, Regions Bank, U.S. Bank National Association, Wells Fargo Bank, National Association, Branch Banking and Trust Company, Crédit Agricole Corporate and Investment Bank, Raymond James Bank, N.A., Royal Bank of Canada, and Sumitomo Mitsui Banking Corporation shall be named Co-Documentation Agents, but the Co-Documentation Agents shall have no right or duty to act as agent on behalf of the Banks in such capacity.
Section 10.08    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Banks (and/or its or their Affiliates) as “arrangers” or other designations for purposes hereof, but no such designation shall have any substantive effect, and no such Banks or their Affiliates shall have any additional powers, duties or responsibilities as a result thereof.

ARTICLE XI
MISCELLANEOUS
Section 11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, nor increase in the aggregate Commitments of the Banks, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks in excess of $750,000,000 (except in accordance with the provisions of Section 1.06), (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or otherwise release the Borrower from any Obligations, (c) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the termination date of such Bank’s Commitment beyond the Maturity Date (except in accordance with the provisions of Section 1.07), (d) change the percentage of the Commitments of the Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend this Section 11.01, (f) amend the definition of “Required Lenders”, (g) amend the definition of “Asset Value”, but not the definitions that are used in such definition, (h) release any Guarantor from its obligations under the Guaranty or any of the Environmental Indemnities; provided that the Administrative Agent can, if no Default then exists, release any Subsidiary of the Borrower in accordance with the provisions of Sections 5.09(b) or 11.23,

(i) modify any provisions requiring payment to be made for the ratable account of the Banks, (j) amend the definition of “Pro Rata Share” or (k) require the duration of an Interest Period to be more than six months if such period is not available to all Banks; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document. In addition, none of the following decisions shall be made without the written consent of the Required Lenders:
(a)    [Reserved];
(b)    any determination to make a Borrowing after the occurrence and during the continuance of an Event of Default;
(c)    [Reserved];
(d)    any waiver of or any amendment to the financial covenants contained in Article VII of this Agreement or any definitions used therein;
(e)    any waiver or modification of the covenants contained in Article V or Article VI;
(f)    any amendment, supplement or modification to, or waiver of, the provisions of Section 8.01 of this Agreement;
(g)    any determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 8.01 of this Agreement;
(h)    any determination to accelerate the Obligations pursuant to Section 8.02 of this Agreement;
(i)    any exercise of remedies under any Credit Document;
(j)    any waiver for more than 45 days of, or any amendment to, the reporting requirements set forth in clauses (a)-(d) of Section 5.05 of this Agreement;
(k)    any material waiver of the conditions to a Hotel Property qualifying as either an Unencumbered Property or a Permitted Non‑Unencumbered Property; and
(l)    any other waiver or modification of the Credit Documents unless the applicable provision of this Agreement expressly permits such waiver or modification to be made by the Administrative Agent.
Any amendment to this Agreement which extends the expiration date of any Letter of Credit beyond the Maturity Date shall require the written consent of any Bank affected by such amendment. Any amendment to this Agreement including a covenant of the Parent or any of its Subsidiaries or amendment to a definition shall require the Borrower’s written consent. Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Lender, to the fullest extent permitted by applicable law, such Bank will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Bank hereunder will not be taken into account in determining whether the Required Lenders or all of the Banks, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period; provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
Section 11.02    Notices, Etc. (a) Except as specifically provided herein, all notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, (a) if to the Borrower, at its address at 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attention: Mr. Bruce A. Riggins, with a copy to William Diamond at DeCampo Diamond & Ash, 747 Third Avenue, New York, New York 10017 (telephone: (212) 758-1710; telecopy (212) 758-1728) and a copy to Robert K. Hagan at Hagan & Vidovic, LLP, Suite 4322, 200 East Randolph Drive, Chicago, Illinois 60601 (telephone: (312) 228-2050; telecopy (312) 228-0982); (b) if to any Bank at its Domestic Lending Office; (c) if to the Administrative Agent, at its address at Citibank, N.A. Agency Department, 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Global Loans Agency Department, (telecopy: (212) 994-0961; telephone: (302) 894-6010; (d) if to Citibank as Issuing Bank, at its address at 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Global Loans Agency Department, (telecopy: (212) 994-0961; telephone: (302) 894-6010), (e) if to the Existing Issuing Bank, at its Domestic Lending Office, or, (f) as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall (i) when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, (ii) when delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 11.02(b) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform, provided that if requested by any Bank or any Issuing Bank, the Administrative Agent shall deliver a copy of the Communications to such Bank or Issuing Bank by e-mail or telecopier and (iii) when delivered by electronic mail or any other telecommunications device, upon receipt by the sender of a response from any one recipient, or from an employee or representative of the Person receiving notice on behalf of such Person, acknowledging receipt (which response may not be an automatic computer-generated response) and an identical notice is also sent simultaneously by mail, overnight courier or personal deliver as otherwise provided in this Section 11.02; provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article X shall not be effective until received by the Administrative Agent; provided further that any notice or communication which is delivered after the close of regular business hours of the recipient shall be deemed received on the next Business Day. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Each Bank and each Issuing Bank agrees (i) to notify the Administrative Agent in writing of such Bank or such Issuing Bank’s e-mail address to which a notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank and such Issuing Bank becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective

e-mail address for such Bank and such Issuing Bank) and (ii) that any notice may be sent to such e-mail address.
(b)    Notwithstanding clause (a) (unless the Administrative Agent requests that the provisions of clause (a) be followed) and any other provision in this Agreement or any other Credit Document providing for the delivery of any Approved Electronic Communication by any other means, the Borrower and the Guarantors shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to global.loans.support@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (b) shall prejudice the right of the Administrative Agent or any Bank or any Issuing Bank to deliver any Approved Electronic Communication to the Borrower or any Guarantor in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.
(c)    Each of the Banks and the Borrower and each Guarantor agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Banks by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and the Borrower and each Guarantor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Banks and the Borrower and each Guarantor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(d)    THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(e)    Each of the Banks and the Borrower and each Guarantor agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 11.03    No Waiver; Remedies. No failure on the part of any Bank, the Administrative Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.
Section 11.04    Costs and Expenses. The Borrower agrees to pay on demand all reasonable out‑of‑pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, due diligence, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication of the Obligations including, without limitation, (a) the reasonable fees and out‑of‑pocket expenses of Shearman & Sterling LLP, counsel for the Administrative Agent (and no other Bank), and (b) to the extent not included in the foregoing, the costs of any local counsel, travel expenses of the Administrative Agent and its consultants and representatives, engineering reports, environmental reports, mortgage and intangible taxes (if any), and any title or Uniform Commercial Code search costs, any flood plain search costs, insurance consultant costs and other costs usual and customary in connection with a credit facility of this type. In addition, the Borrower agrees to pay on demand all reasonable out-of‑pocket costs and expenses, if any, of the Administrative Agent, each Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent, such Issuing Bank, and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents.
Section 11.05    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank, each Bank and only to the extent specifically set forth in Section 9.01(f), each Qualified Unsecured Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.
Section 11.06    Bank Assignments and Participations. (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, any Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank’s rights and obligations under this Agreement and shall involve a ratable assignment of such Bank’s Commitment, such Bank’s Advances and such Bank’s participation in Letter of Credit Exposure, (ii) the amount of the resulting Commitment and Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) the consent of the Administrative Agent shall be required, which consent shall not be unreasonably withheld or delayed, except with respect to assignments to other Banks or an Affiliate of the assigning Bank, (vi) no such assignments shall be made to any Defaulting Lender, Potential Defaulting Lender, the Borrower or its Affiliates or any of their respective subsidiaries, any natural Person, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause, and (vii) each Eligible

Assignee (other than an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Administrative Agent a $3,500 administrative fee; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents, including to any Federal Reserve Bank or other central bank, and this Section shall not apply to any such assignment. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Agent and, unless a Default has occurred and is continuing, the Borrower, which consent shall not be unreasonably withheld or delayed, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Bank hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participants in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(b)    Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements and filings under the Exchange Act referred to in Sections 4.06 and 5.05, if applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
(c)    The Register. The Administrative Agent shall maintain at its address referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.
(d)    Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit B, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note, a new Note payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitment and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Note payable to the order of such Bank in an amount equal to, respectively, the Commitment and the outstanding Advances retained by it hereunder. Such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.
(e)    Participations. Each Bank may sell participations to one or more banks or other entities (excluding natural Persons) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (v) such Bank shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, and 2.11(c) hereof as the Bank to the extent of their respective participations, provided that no participant shall be able to collect in excess of amounts payable to the Bank selling to such participant under such Sections in respect of the interest sold to such participant or to collect any such amounts from the Borrower. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c)

of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Confidentiality. Each Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from or on behalf of such Bank in accordance with Section 11.20. Such Bank shall promptly deliver a signed copy of any such confidentiality agreement to the Administrative Agent.
Section 11.07    Indemnification. (a) The Borrower shall indemnify the Administrative Agent, the Banks (in any capacity or title and including any lender which was a Bank hereunder prior to any full assignment of its Commitment), the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees) to which any of them may become subject, insofar as such losses, liabilities, claims or damages (including reasonable legal fees) arise out of or result from (i) any actual or proposed use of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing regardless of the identity of the party bringing such investigation, litigation or other proceeding, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously‑owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Administrative Agent, each Issuing Bank, and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the indemnified Person’s own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of such indemnified Person’s gross negligence or willful misconduct or willful breach in bad faith of a material provision of this Agreement as determined in a final non-appealable judgment by a court of competent jurisdiction.
(b)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any such indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit, or the use of the proceeds thereof.
(c)    No indemnified Person referred to in this Section 11.07 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

Section 11.08    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 11.09    Survival of Representations, Indemnifications, etc. All representations, warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 11.04 and 11.07 shall survive any termination of this Agreement and repayment in full of the Obligations.
Section 11.10    Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 11.11    Entire Agreement. This Agreement, the Notes and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
Section 11.12    Usury Not Intended. It is the intent of the Borrower and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 11.13    Governing Law. ANY DISPUTE BETWEEN THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY BANK, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
Section 11.14    Consent to Jurisdiction; Service of Process; Jury Trial. (a) Exclusive Jurisdiction. Except as provided in subsection (b), each of the parties hereto agrees that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement or any of the other Credit Documents whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by state or federal courts located in the City, county and state of New York, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of New York. Each of the parties hereto waives in all disputes brought pursuant to this subsection (a) any objection that it may have to the location of the court considering the dispute.
(b)    Other Jurisdictions. The Borrower agrees that the Administrative Agent, any Bank or any Indemnitee shall have the right to proceed against the Borrower or its Property in a court in any location to enable such person to (1) obtain personal jurisdiction over the Borrower or (2) enforce a judgment or other court order entered in favor of such Person. The Borrower agrees that it will not assert any permissive counterclaims in any proceeding brought by such Person to enforce a judgment or other court order in favor of such Person. The Borrower waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this subsection (b).
(c)    Service of Process. The Borrower waives personal service of any process upon it and irrevocably consents to the service of process of any writs, process or summonses in any suit, action or proceeding by the mailing thereof by the Administrative Agent or the Banks by registered or certified mail, postage prepaid, to the Borrower addressed as provided herein. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or the Banks to serve any such writs, process or summonses in any other manner permitted by applicable law. The Borrower irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith in any jurisdiction set forth above.
(d)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)    Waiver of Bond. The Borrower waives the posting of any bond otherwise required of any party hereto in connection with any judicial process or proceeding to realize on the collateral enforce any judgment or other court order entered in favor of such party, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Credit Document.
Section 11.15    Knowledge of Borrower. For purposes of this Agreement, “knowledge of the Borrower” means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent.
Section 11.16    Banks Not in Control. None of the covenants or other provisions contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries, any Material Subsidiary or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents.
Section 11.17    Headings Descriptive. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 11.18    Time is of the Essence. Time is of the essence under the Credit Documents.
Section 11.19    Scope of Indemnities. The Borrower acknowledges and agrees that certain of its Obligations and indemnities under this Agreement include any claims resulting from the negligence or alleged negligence of the Administrative Agent, the Banks, or any other Person being indemnified.
Section 11.20    Confidentiality. (a) The Administrative Agent, each Issuing Bank and each Bank severally agrees that it will use its commercially reasonable efforts not to disclose without the prior written consent of the Parent or the Borrower (other than to an Affiliate or such Person’s or their Affiliate’s directors, officers, employees, auditors, regulators or counsel) any Information (as defined below) with respect to the Parent or the Borrower which is furnished pursuant to this Agreement except that the Administrative Agent, each Issuing Bank and each Bank may disclose any such Information (i) which is or becomes generally available to the public other than by a breach of this Section 11.20, (ii) which is known by or becomes known by such Person from another Person, (iii) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority, regulatory authority or self-regulatory authority (whether in the United States or elsewhere), (iv) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation, ruling or similar legal process applicable to the Administrative Agent, such Issuing Bank or such Bank, (v) to any other party hereto, (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section 11.20, to (A) any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 11.06 in accordance with the provisions of Section 11.06(f) or (B) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (viii) on a confidential basis to (A) any rating agency in connection with rating the Parent or its Subsidiaries or this Agreement or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (ix) with the consent of the Borrower, or (x) to the extent such Information becomes available to the Administrative Agent, any Bank, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries (including the Fee Letter and any information obtained based on a review of the books and records of the Parent or any of its Subsidiaries) relating to the Parent or any of its Subsidiaries or any of their respective businesses; provided that, in the case of information so received after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Credit Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Credit Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Credit Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.
Section 11.21    USA Patriot Act Notice. The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, the Administrative Agent (for itself and/or as Administrative Agent for all Banks hereunder) may from time-to-time request, and the Borrower shall provide the Administrative Agent, the Borrower’s and each Guarantor’s and Material Subsidiary’s name, address, tax identification number and/or such other identification information as shall be necessary for each Bank to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
Section 11.22    No Fiduciary Duties. The Parent, the Borrower and each Guarantor agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Issuing Bank, any Bank or any Affiliate thereof, on the one hand, and the Parent, the Borrower or such Guarantor, as applicable, its stockholders or its Affiliates, on the other. The Parent, the Borrower and each Guarantor agrees that the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. The Parent, the Borrower and each Guarantor agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Parent, the Borrower and each Guarantor acknowledges that the Administrative Agent, the Issuing Banks, the Banks and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Parent, the Borrower or such Guarantor may regard as conflicting with its interests and may possess information (whether or not material to the Parent, the Borrower or such Guarantor) other than as a result of (x) the Administrative

Agent acting as administrative agent hereunder or (y) the Banks acting as lenders hereunder, that the Administrative Agent, any Issuing Bank or any Bank may not be entitled to share with the Parent, the Borrower or any Guarantor. Without prejudice to the foregoing, each of the Parent, the Borrower and each Guarantor agrees that the Administrative Agent, the Issuing Banks, the Banks and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Issuing Banks and Banks were not lenders hereunder, and without any duty to account therefor to the Parent, the Borrower or any Guarantor. The Parent, the Borrower and each Guarantor hereby irrevocably waives, in favor of the Administrative Agent, the Issuing Banks and the Banks, any conflict of interest which may arise by virtue of the Administrative Agent, the Issuing Banks and the Banks acting in various capacities under the Credit Documents or for other customers of the Administrative Agent, any Issuing Bank or any Bank as described in this Section 11.22.
Section 11.23    Release of Guarantors. Within ten (10) Business Days following the written request by a Responsible Officer of the Parent, the Administrative Agent, on behalf of the Banks and the Issuing Banks, shall release any Guarantor (other than the Parent) from its obligations under this Agreement and each other Credit Document so long as: (a) there is no Default or Event of Default existing under this Agreement either at the time of such request or at the time such Guarantor is released; (b) the Parent shall have received and have in effect at such time an Investment Grade Rating; and (c) a Responsible Officer of the Parent delivers to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent stating that such Guarantor requested to be released is either being released from its obligation under each Senior Financing Transaction or is not required to provide a guaranty with respect to any Senior Financing Transaction to which the Parent is a party or to which it is simultaneously (or substantially simultaneously) entering into (collectively, clauses (a), (b) and (c) shall be considered an “Investment Grade Release Event”).
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EXECUTED as of the date first referenced above.

BORROWER:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LaSalle Hotel Properties General Partner

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

PARENT:

LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust

By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

[Signature Page to LHO Revolving Credit Agreement]

GUARANTORS:

LASALLE HOTEL LESSE, INC., an Illinois corporation

By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

GLASS HOUSES, a Maryland real estate investment trust

By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

DA ENTITY, LLC, a Delaware limited liability company

By:	LaSalle Hotel Properties Member

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer
and

By:	RDA Entity, Inc. Member

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

RDA ENTITY, INC.
LHO GRAFTON HOTEL LESSEE, INC.
LHO LE PARC LESSEE, INC.
LHO SANTA CRUZ ONE LESSEE, INC.
LUCKY TOWN BURBANK LESSEE, INC.
RAMROD LESSEE, INC.
LHO MISSION BAY ROSIE LESSEE, INC.
PARADISE LESSEE, INC.
GEARY DARLING LESSEE, INC.
CHAMBER MAID LESSEE, INC.
SEASIDE HOTEL LESSEE, INC.
LET IT FLHO LESSEE, INC.
LASALLE WASHINGTON ONE LESSEE, INC.
LHO LEESBURG ONE LESSEE, INC.
LHO SAN DIEGO ONE LESSEE, INC.,
LHOBERGE LESSEE, INC.
DIM SUM LESSEE, INC.
FUN TO STAY LESSEE, INC.
SERENITY NOW LESSEE, INC.
SOULDRIVER LESSEE, INC.
each, a Delaware corporation

By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

LHO WASHINGTON HOTEL ONE, L.L.C.
LHO WASHINGTON HOTEL TWO, L.L.C.
LHO WASHINGTON HOTEL THREE, LLC
LHO WASHINGTON HOTEL FOUR, L.L.C.
LHO WASHINGTON HOTEL SIX, L.L.C.
I&G CAPITOL, LLC
LHO TOM JOAD CIRCLE DC, L.L.C.
H STREET SHUFFLE, LLC
SILVER P, LLC,
each, a Delaware limited liability company

By:	Glass Houses Managing Member

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

DC ONE LESSEE, L.L.C.
DC TWO LESSEE, L.L.C.
DC THREE LESSEE, L.L.C.
DC FOUR LESSEE, L.L.C.
DC SIX LESSEE, L.L.C.
DC I&G CAPITAL LESSEE, L.L.C.
LHO TOM JOAD CIRCLE DC LESSEE, L.L.C.
H STREET SHUFFLE LESSEE, LLC
SILVER P LESSEE, LLC,
each, a Delaware limited liability company

By:	LaSalle Washington One Lessee, Inc. Managing Member

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO ALEXANDRIA ONE, L.L.C.
NYC SERENADE, L.L.C.
LHO VIKING HOTEL, L.L.C.
LHO CHICAGO RIVER, L.L.C.
LHO ALEXIS HOTEL, L.L.C.
LHO ONYX HOTEL ONE, L.L.C.
PC FESTIVUS, LLC,
MICASA SHUCASA, LLC
each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

		By:	/s/ Bruce A. Riggins
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

SEASIDE HOTEL, LP, a Delaware limited partnership

By:	Seaside Hotel, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

GEARY DARLING, LP, a Delaware limited partnership

By:	Geary Darling, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

CHAMBER MAID, LP, a Delaware limited partnership

By:	Chamber Maid, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LET IT FLHO, LP, a Delaware limited partnership

By:	Let It FLHO, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO GRAFTON HOTEL, L.P., a Delaware limited partnership

By:	LHO Grafton Hotel, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO LE PARC, L.P., a Delaware limited partnership

By:	LHO Le Parc, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO SANTA CRUZ HOTEL, L.P., a Delaware limited partnership

By:	LHO Santa Cruz Hotel One, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LUCKY TOWN BURBANK, L.P., a Delaware limited partnership

By:	Lucky Town Burbank, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO MISSION BAY ROSIE HOTEL, L.P., a Delaware limited partnership

By:	LHO Mission Bay Rosie Hotel, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO MISSION BAY HOTEL, L.P., a California limited partnership

By:	LHO San Diego Financing, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO SAN DIEGO FINANCING, L.L.C., a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Member

	By:	LaSalle Hotel Properties General Partner

		By:	/s/ Bruce A. Riggins
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LHO HOLLYWOOD LM, L.P., a Delaware limited partnership

By:	LHO Hollywood Financing, Inc. General Partner

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO NEW ORLEANS LM, L.P., a Delaware limited partnership

By:	LHO New Orleans Financing, Inc. General Partner

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

WILD INNOCENT I, LP, a Delaware limited partnership

By:	Innocent I, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

CHIMES OF FREEDOM, LLC, a Delaware limited liability company

By:	OF Freedom I, LLC Managing Member

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

WILD I, LLC CHIMES I, LLC OF FREEDOM I, LLC, each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

		By:	/s/ Bruce A. Riggins
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LHO ALEXANDRIA ONE LESSEE, L.L.C.
LHO ONYX ONE LESSEE, L.L.C.
NYC SERENADE LESSEE, L.L.C.
LHO CHICAGO RIVER LESSEE, L.L.C.
LHO ALEXIS LESSEE, L.L.C.
CHIMES OF FREEDOM LESSEE, LLC
WILD INNOCENT I LESSEE, LLC
PC FESTIVUS LESSEE, LLC,
SUNSET CITY LESSEE, LLC
each, a Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc. Managing Member

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO SAN DIEGO HOTEL ONE, L.P., a Delaware limited partnership

By:	LHO San Diego Hotel One, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHOBERGE, LP a Delaware limited partnership

By:	LHOberge, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

DON’T LOOK BACK, LLC a Delaware limited liability company

By:	Look Forward, LLC Manager

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LOOK FORWARD, LLC A Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. managing member

	By:	LaSalle Hotel Properties General Partner

		By:	/s/ Bruce A. Riggins
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

DON’T LOOK BACK LESSEE, LLC a Delaware limited liability company

By:	Look Forward Lessee, LLC Managing Member

	By:	LaSalle Hotel Lessee, Inc. Managing Member

		By:	/s/ Bruce A. Riggins
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LOOK FORWARD LESSEE, LLC A Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc. Managing Member

	By:	/s/ Bruce A. Riggins
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

DIM SUM, LP a Delaware limited partnership

By:	Dim Sum, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

FUN TO STAY, LP a Delaware limited partnership

By:	FUN TO STAY, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SERENITY NOW, LP a Delaware limited partnership

By:	SERENITY NOW, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SOULDRIVER, L.P. a Delaware limited partnership

By:	Souldriver, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

			By:	/s/ Bruce A. Riggins
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SUNSET CITY, LLC a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

		By:	/s/ Bruce A. Riggins
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

ADMINISTRATIVE AGENT, ISSUING BANK AND BANK:

CITIBANK, N.A., as Administrative Agent, an Issuing Bank, and a Bank
By:    /s/ John C. Rowland
    Name: John C. Rowland
    Title: Vice President

BANKS:

THE ROYAL BANK OF SCOTLAND PLC,
as a Bank

By:    /s/ Jonathan Lasner
    Name: Jonathan Lasner
    Title: Director

BANK OF MONTREAL,
as an Issuing Bank and a Bank

By:    /s/ Aaron Lanski
    Name:     Aaron Lanski
    Title: Managing Director

COMPASS BANK, as a Bank

By:    /s/ Don Byerly
    Name:     Don Byerly
    Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:    /s/ Katie V. Chowdhry
    Name:     Katie V. Chowdhry
    Title: Assistant Vice President

REGIONS BANK, as a Bank

By:    /s/ Lee Surtees
    Name:     Lee Surtees
    Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Lori    Y. Jensen
    Name:     Lori Jensen
    Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:    /s/ Mark Monahan
    Mark Monahan, Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Bank

By:    /s/ Glenn A. Page
    Name:     Glenn A. Page
    Title: Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Bank

By:    /s/ Jason Chrein
    Name: Jason Chrein
    Title: Director

By:    /s/ Joseph A. Asciolla
    Name:     Joseph A. Asciolla
    Title: Managing Director

RAYMOND JAMES BANK, N.A., as a Bank

By:    /s/ James M. Armstrong
    Name:     James Armstrong
    Title: Senior Vice President

ROYAL BANK OF CANADA, as a Bank

By:    /s/ Joshua Freedman
    Name:     Joshua Freedman
    Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Bank

By:    /s/ William Karl
    Name:     William Karl
    Title: General Manager

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:    /s/ James Rolison
    Name:     James Rolison
    Title: Managing Director

By:    /s/ Joanna Soliman
    Name:     Joanna Soliman
    Title: Vice President

TD BANK, N.A., as a Bank

By:    /s/ John Howell
    Name: John Howell
    Title: Vice President

BANK OF AMERICA, N.A., as a Lender Bank

By:    /s/ Roger C. Davis
    Name:     Roger C. Davis
    Title: Senior Vice President

FIFTH THIRD BANK, an Ohio banking corporation as a Bank

By:    /s/ Lauren Gajkowski
    Name:     Lauren Gajkawski
    Title: Officer

THE BANK OF NEW YORK MELLON, as a Bank

By:    /s/ Carol Murray
    Name: Carol Murray
    Title: Managing Director

BARCLAYS BANK PLC, as a Lender

By:    /s/ Noam Azachi
    Name:     Noam Azachi
    Title: Vice President

GOLDMAN SACHS BANK USA, as a Bank

By:    /s/ Mark Walton
    Name:     Mark Walton
    Title: Authorized Signatory

MORGAN STANLEY, N.A., as a Bank

By:    /s/ Michael King
    Name:     Michael King
    Title: Authorized Signatory

First Commercial Bank, New York Branch, as a Bank

By:    /s/ Allen Li
    Name:     Allen Li
    Title: Assistant General Manager

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Bank

By:    /s/ Eric Y.S. Tsai
    Name:     Eric Y.S. Tsai
    Title: Vice President & General Manager

LAND BANK OF TAIWAN, NEW YORK BRANCH, as a Bank

By:    /s/ Arthur Chen
    Name:     Arthur Chen
    Title: General Manager

E.Sun Commercial Bank, Ltd., Los Angeles Branch, as a Bank

By:    /s/ Edward Chen
    Name:     Edward Chen
    Title: Senior Vice President & General Manager

TAIWAN COOPERATIVE BANK, LTD., acting through its Los Angeles Branch, as a Bank

By:    /s/ Li-Hua Huang
    Name:     Li-Hua Huang
    Title: VP&GM

Exhibit A

Form of Note
$                                 __________, 20__
For value received, the undersigned LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of ______________________ (the “Bank”) the principal amount of _________________ and ____/100 Dollars ($ ) or, if less, the aggregate outstanding principal amount of each Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.
This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement”) among the Borrower, LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used in this Note and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Advances by the Bank to the Borrower, from time to time, in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at Citibank, N.A. Agency Department, 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Global Loans Agency Department (or at such other location or address as may be specified by the Administrative Agent to the Borrower) in same day funds. The Bank shall record all Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower’s repayment obligations under this Note.
Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.
This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of New York.

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BORROWER:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LaSalle Hotel Properties General Partner

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

Exhibit B
Form of Assignment and Acceptance
Dated __________, 20__
Reference is made to the Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.
Pursuant to the terms of the Credit Agreement, _______________ (“Assignor”) wishes to assign and delegate ___%     Specify percentage in no more than 5 decimal points. of its rights and obligations under the Credit Agreement and _______________ (“Assignee”) desires to assume and accept such rights and obligations. Therefore, Assignor, Assignee, and the Administrative Agent agree as follows:
1.    As of the Effective Date (as defined below), Assignor hereby sells and assigns and delegates to Assignee, and Assignee hereby purchases and assumes from Assignor, without recourse to Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of Section 2 hereof, a ____% interest in and to all of Assignor’s rights and obligations under the Credit Agreement in connection with its Commitment, including, without limitation, such percentage interest in Assignor’s Commitment and the Advances owing to Assignor, the participation interest in the Letter of Credit Obligations held by Assignor, and the Note held by Assignor.
2.    Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Commitment is $_____________, the aggregate outstanding principal amount of Advances owed to it by the Borrower is $_____________, and its Pro Rata Share of the Letter of Credit Exposure is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in Section 1 above and requests that the Administrative Agent exchange such Note for a new Note dated ____________, 20__ in the principal amount of $_____________, payable to the order of Assignee, [and a new Note dated ___________, 20__ in the principal amount of $_____________, payable to the order of Assignor].
3.    Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the

Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Domestic Lending Office (and address for notices) and LIBOR Lending Office the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement and its Note or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty    If the Assignee is organized under the laws of a jurisdiction outside the United States., and (vii) represents that it is an Eligible Assignee.
4.    The effective date for this Assignment and Acceptance shall be _______________ (the “Effective Date”)     See Section 11.06. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance. and following the execution of this Assignment and Acceptance, the Administrative Agent will record it in the Register.
5.    Upon such recording, and as of the Effective Date, (i) Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Sections 2.09, 2.11(c) and 11.07 of the Credit Agreement, which shall survive this assignment) and be released from its obligations under the Credit Agreement.
6.    Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.
7.    This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
8.    This Assignment and Acceptance may be executed in multiple counterparts, each of which shall be an original, but all of which shall together constitute one Assignment and Acceptance.

[Balance of page intentionally left blank]

The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

[Assignor]

By:
Name:
Title:

Citibank, N.A., as Administrative Agent

By:
Name:
Title:

[Assignor]

By:
Name:
Title:

Domestic Lending Office:

Address:
Attention:
Telecopy:
Telephone:

LIBOR Lending Office:

Address:
Attention:
Telecopy:
Telephone:

Exhibit C
Form of Compliance Certificate
This Compliance Certificate is executed this ___ day of _________, 20__, for the period ended _______ and is prepared pursuant to that certain Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Agreement”), among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the Agreement.
1.    Representations, Covenants, Defaults: Borrower hereby certifies to the Administrative Agent and the Banks, effective as of the date of execution of this Compliance Certificate, as follows:
1.1.    Covenants. All covenants of Borrower set forth in Articles V and VI of the Agreement required to be performed as of the date hereof have been performed and maintained in all material respects, and such Covenants continue to be performed and maintained as of the execution date of this certificate, except as follows:
_________________________________ [specify]
1.2.    Representations and Warranties. All representations and warranties of Borrower set forth in Article IV of the Agreement are true and correct in all material respects as of the execution date of this certificate, except as follows:
_________________________________ [specify]
1.3.    Event of Default. There exists no Event of Default except as follows:
_________________________________ [specify]
2.    Operating Covenants. Borrower hereby certifies to the Administrative Agent and the Banks, effective as of the calendar quarter ending ____________, ___, that the amounts and calculations made hereunder pursuant to Article VII of the Agreement are true and correct.
2.1.    Fixed Charge Coverage Ratio (Section 7.01 of the Agreement).
Minimum Requirement - 1.50x

(a)	Corporate EBITDA: $____________

(b)	Aggregate FF&E Reserves: $____________

(c)	(a) minus (b) above: $____________

(d)	Fixed Charges: $____________

(e)	Ratio of (c) to (d) above: _____________
2.2.    Maintenance of Net Worth (Section 7.02 of the Agreement).

(a)	Parent’s Net Worth (accordance with GAAP): $____________

(b)	minority interest of Parent (in accordance with GAAP) $____________

(c)	Sum of (a) and (b) above: $____________
The Minimum Tangible Net Worth for the Parent, as of the Rolling Period ending on __________, ____, is as set forth in (c) below, based upon the sum of (a) and (b):

(a)	$1,418,939,250 $1,418,939,250

(b)	75% of net proceeds from any offering of Stock

or Stock Equivalents after September 30, 2013:    $____________

(c)	The sum of (a) and (b) above: $____________
2.5.    Limitations on Total Liabilities of Parent (Section 7.03 of the Agreement).
Maximum Requirement - 6.0 to 1.0 If Borrower has elected to increase the Leverage Ratio after it has achieved an Investment Grade Rating, the maximum Leverage Ratio is 7.0 to 1.0 for the four consecutive calendar quarters commencing with the next calendar quarter for which the Borrower is required to deliver financial statements pursuant to Section 5.05(a) of the Credit Agreement.

(a)	the Parent’s Total Liabilities: $____________

(b)	Adjusted Corporate EBITDA, which is equal to
(i) plus or minus (ii), as appropriate:

(i)	Corporate EBITDA: $____________

(ii)	Adjustments for Hotel Properties acquired

or disposed of:	$____________

(iii)	Adjusted Corporate EBITDA: $____________

(c)	Leverage Ratio: total of (a) divided by (b)(iii) above: $____________
2.6.    Limitations on Unsecured Indebtedness of Parent
(Section 7.04 of the Agreement).
Maximum Requirement - 60%

(a)	Parent’s Unsecured Indebtedness: $____________

(b)	Liquid Investments: $____________

(c)	Sum of Asset Values of all Unencumbered Properties: $____________

(d)	Sum of Lines (b) and (c) (Total Unencumbered Asset Value): $____________

(e)	Ratio of (a) to (d): _____________

2.6.    Limitations on Secured Indebtedness of Parent
(Section 7.05 of the Agreement).
Maximum Requirement - 45%

(a)	Parent’s Secured Indebtedness: $____________

(b)	Consolidated Total Book Value: $____________

(c)	Ratio of (a) to (b): _____________
3.    Other Covenants. Borrower hereby certifies to the Administrative Agent and the Banks, effective as of the Rolling Period ending _________, 20___, that the following amounts and calculations made pursuant to the Agreement are true and correct:
3.1.    Applicable Margin (Article I of the Agreement)
Pursuant to Article I of the Agreement, [the Status applicable to the loan facility is ______________, based upon a Leverage Ratio of ____________ (as calculated above)] [the Debt Rating of the Parent is _________] To use this alternative language in the event the Parent has made a Ratings Grid Election..

Based on the foregoing, the Applicable Margin for each subsequent Advance is as follows:
Base Rate Advances:    __________%
LIBOR Advances:    __________%
Unused Commitment Fee:    __________%
3.2.    Unencumbered Properties (Article I of the Agreement)

A list of all Unencumbered Properties and the Asset Values therefor, is set forth on Schedule 1 to Compliance Certificate attached hereto.

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Executed as of the date first referenced above.

BORROWER:
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By:	LaSalle Hotel Properties, its general partner

By:
Name:
Title:

Schedule 1 to Compliance Certificate
List of Unencumbered Properties and Their Asset Values

Unencumbered Property                        Asset Value

Exhibit D

Form of Environmental Indemnification Agreement
This Environmental Indemnification Agreement (this “Agreement”) is made and entered into effective for all purposes as of January 8, 2014 by the parties signatory hereto or to an Accession Agreement (as hereinafter defined) (collectively, “Indemnitor”, whether one or more), to and for the benefit of Citibank, N.A., as the Administrative Agent (the “Administrative Agent”), for the benefit of the banks and other lenders named in the Credit Agreement herein described (collectively, the “Banks”).
Introduction
Whereas, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Administrative Agent, the Banks party thereto and the other parties from time to time party thereto have entered into that certain Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 (such Amended and Restated Senior Unsecured Credit Agreement, as the same may be amended or modified from time to time, being referred to herein as the “Credit Agreement”);
Whereas, the Borrower and Subsidiaries of the Borrower now or hereafter will own certain Hotel Properties which include without limitation the Existing Properties, the Future Properties, the Permitted Non-Unencumbered Properties and the properties owned by the Permitted Other Subsidiaries (said properties together with all property owned by any participating lessees in connection with such Hotel Properties, all rights and appurtenances to such Hotel Properties and all improvements presently located or hereafter constructed on such Hotel Properties are hereinafter collectively called the “Properties”, and each a “Property”);
Whereas, the Borrower is the principal financing entity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Subsidiaries which are parties hereto. Other than the Parent, each Indemnitor is a direct or indirect subsidiary of the Borrower. Each Indemnitor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement; and
Whereas, as a condition to extending credit to the Borrower under the Credit Agreement, the Banks have required, among other things, that the Indemnitor execute and deliver this Agreement.
Agreement
Now, Therefore, Indemnitor, as an inducement to the Banks to make the Advances, hereby covenants and agrees to and for the benefit of the Banks as follows:
1.    Defined Terms. All terms used in this Agreement, but not defined herein, shall have the meaning given such terms in the Credit Agreement.
2.    Hazardous Material. As used in this Agreement, the term “Hazardous Materials” shall mean any flammable explosives, radioactive materials, hazardous wastes, hazardous materials, hazardous or toxic substances, or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601 et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, and all friable asbestos, petroleum derivatives, polychlorinated biphenyls, and materials defined as hazardous materials under any federal, state or local laws, ordinances, codes, rules, orders, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal thereof (collectively, “Environmental Laws”).
3.    Representation. Except as disclosed in writing to the Administrative Agent, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third‑party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.
4.    Covenant. Indemnitor covenants and agrees not to cause or permit the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, about, to or from any of the Properties except for Permitted Hazardous Substances.
5.    Indemnification. Indemnitor shall exonerate, indemnify, pay and protect, defend (with counsel approved pursuant to the Credit Agreement) and save the Administrative Agent, the Banks, and their respective directors, trustees, beneficiaries, officers, shareholders, employees and agents of the Banks (collectively, the “Indemnified Parties”), harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, taxes, assessments, liabilities (including, without limitation, sums paid in settlements of claims), interest or losses, including reasonable attorneys’ fees and expenses (including, without limitation, any such reasonable fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), consultant fees, and expert fees, together with all other reasonable costs and expenses of any kind or nature (collectively, “Costs”) that arise directly or indirectly in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or improvements at, on, about, under or within any of the Properties, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from any of the Properties (any such release being referred to herein as a “Release”); provided, however, that Indemnitor shall not be so liable for any Costs arising because of the gross negligence or willful misconduct of an Indemnified Party or Costs arising because of a Release from or on a Property after the Administrative Agent or the Administrative Agent’s nominee acquires title to such Property. Indemnitor’s Obligation to so indemnify the Indemnified Parties shall include indemnification for any of such matters caused in whole or in part by the negligence of any of the Indemnified Parties. The indemnification provided in this Section 5 shall specifically apply to and include claims or actions brought by or on behalf of tenants or employees of Indemnitor; Indemnitor hereby expressly waives (with respect to any claims of the Indemnified Parties arising under this Agreement) any immunity to which Indemnitor may otherwise be entitled under any industrial or worker’s compensation laws. In the event any of the Indemnified Parties shall suffer or incur any such Costs, Indemnitor shall pay to the Administrative Agent for the benefit of the Indemnified Party the total of all such Costs suffered or incurred by such Indemnified Party within ten (10) days after demand therefor, such payment to be disbursed by the Administrative Agent in accordance with the Credit Agreement. Without limiting the generality of the foregoing, the indemnification provided by this Section 5 shall specifically cover Costs, including, without limitation, capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision (“Governmental Agency”) or performed by any non-governmental entity or person as required or requested, by any Governmental Agency because of the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, groundwater, surface water or improvements at, on, under or within any of the Properties (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from any of the Properties, and any claims of third parties for loss or damage due to such Hazardous Materials.
6.    Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (“Remedial Work”) is required (a) under any Environmental Law, (b) by any judicial, arbitral or administrative order, (c) in order to comply with any agreements affecting any of the Properties, or (d) to maintain any of the Properties in a standard of environmental condition which prevents the release or generation of any Hazardous Materials except for Permitted Hazardous Substances, Indemnitor shall perform or cause to be performed such Remedial Work; provided, however, that Indemnitor may withhold commencement of such Remedial Work pending resolution of any good faith contest regarding the application, interpretation or validity of any law, regulation, order or agreement, subject to the requirements of Section 7 below. All Remedial Work shall be conducted (i) in a diligent and timely fashion by a licensed environmental engineer, (ii) pursuant to a detailed written plan for the Remedial Work approved by any Governmental Agency with a legal or contractual right to such approval, (iii) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities and (iv) only following receipt of all required permits, licenses or approvals. In addition, Indemnitor shall submit to the Banks promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Indemnitor in connection with any Remedial Work or Hazardous Materials relating to any of the Properties. All costs and expenses of such Remedial Work shall be paid by Indemnitor, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and the Banks’ reasonable fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor should fail to commence or cause to be commenced such Remedial Work, in a timely fashion, or fail diligently to prosecute to completion, such Remedial Work, the Administrative Agent following consent of the Required Lenders (following thirty (30) days written notice to Indemnitor) may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be Costs within the meaning of Section 5 above. All such Costs shall be due and payable to the Administrative Agent by Indemnitor upon thirty (30) days after demand therefor, such payments to be disbursed by the Administrative Agent in accordance with the Credit Agreement.
7.    Permitted Contests. Notwithstanding any provision of this Agreement to the contrary, Indemnitor may contest by appropriate action any Remedial Work requirement imposed by any Governmental Agency or similar agency provided that (a) Indemnitor has given the Banks written notice that Indemnitor is contesting or shall contest and Indemnitor does in fact contest the application, interpretation or validity of the law, regulation, order or agreement pertaining to the Remedial Work by appropriate legal or administrative proceedings conducted in good faith and with due diligence and dispatch, (b) such contest shall not subject any of the Indemnified Parties nor any assignee of all or any portion of the Banks’ interest in the Advances nor any of the Properties to civil or criminal liability and does not jeopardize any such party’s lien upon or interest in any of the Properties and (c) if the estimated cost of the Remedial Work is greater than $1,000,000, Indemnitor shall give such security or assurances as may be reasonably required by the Banks as determined pursuant to the Credit Agreement to ensure ultimate compliance with all legal or contractual requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of nonpayment or non-compliance.
8.    Reports and Claims. Indemnitor shall deliver to the Banks copies of any reports, analyses, correspondence, notices, licenses, approvals, orders or other written materials relating to the environmental condition of any of the Properties promptly upon receipt, completion or delivery thereof. Indemnitor shall give notice to the Banks of any claim, action, administrative proceeding (including, without limitation, informal proceedings) or other demand by any governmental agency or other third party involving Costs or Remedial Action at the time such claim or other demand first becomes known to Indemnitor. Receipt of any such notice shall not be deemed to create any obligation on the Banks to defend or otherwise respond to any claim or demand. All notices, approvals, consents, requests and demands upon the respective parties hereto shall be in writing, including telegraphic communication and delivered or teletransmitted to the Administrative Agent, as set forth in the Credit Agreement and to each Indemnitor, at the address set forth beneath such Indemnitor’s signature or in the Accession Agreement executed by such Indemnitor, or to such other address as shall be designated by any Indemnitor or the Administrative Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.
9.    Banks as Owner. If for any reason, the Administrative Agent or any of the Banks (or any successor or assign of such parties) becomes the fee owner of any of the Properties and any claim, action, notice, administrative proceeding (including, without limitation, informal proceedings) or other demand is made by any governmental agency or other third party which implicate Costs or Remedial Work, Indemnitor shall cooperate with such party in any defense or other appropriate response to any such claim or other demand; provided, however, that Indemnitor shall not be so liable for any Costs arising because of the gross negligence or willful misconduct of an Indemnified Party. Indemnitor’s duty to cooperate and right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Indemnitor’s obligations under this Agreement. Any party subject to a claim or other proceeding referenced in the first sentence of this Section 9 shall give notice to Indemnitor of any claim or demand governed by this Section 9 at the time such claim or other demand first becomes known to such party.
10.    Subrogation of Indemnity Rights. If Indemnitor fails to fully perform its obligations under Sections 5 and 6 above, the Indemnified Parties shall be subrogated to any rights or claims Indemnitor may have against any present, future or former owners, tenants or other occupants or users of any of the Properties, any portion thereof or any adjacent or proximate properties, relating to the recovery of Costs or the performance of Remedial Work.
11.    Assignment by Administrative Agent and Banks. No consent by Indemnitor shall be required for any assignment or reassignment of the rights of the Administrative Agent or the Banks under this Agreement to any successor of such party or a purchaser of the Advances or any interest in or portion of the Advances including participation interests in accordance with the terms of the Credit Agreement.
12.    Merger, Consolidation or Sale of Assets. In the event Indemnitor is dissolved, liquidated or terminated or all or substantially all the assets of Indemnitor are sold or otherwise transferred to one or more persons or other entities, the surviving entity or transferee of assets, as the case may be, (i) shall be formed and existing under the laws of a state, (ii) shall deliver to the Banks an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Indemnitor under this Agreement.
13.    Independent Obligations; Survival. The obligations of Indemnitor under this Agreement shall survive the consummation of the credit transaction described above and the repayment of the Advances. The obligations of Indemnitor under this Agreement are separate and distinct from the obligations of Indemnitor under the Credit Documents. This Agreement may be enforced by the

Administrative Agent and/or the Banks without regard to or affecting any rights and remedies the Administrative Agent and/or the Banks may have against Indemnitor under the Credit Documents and without regard to any limitations on the Administrative Agent’s or the Banks’ recourse for recovery of the Advances as may be provided in the Credit Documents. Enforcement of this Agreement is not and shall not be deemed to constitute an action for recovery of the indebtedness of the Advances.
14.    Default Interest. In addition to all other rights and remedies of the Administrative Agent and/or the Banks against Indemnitor as provided herein, or under applicable law, Indemnitor shall pay to the Administrative Agent, immediately upon demand therefor, Default Interest (as defined below) on any Costs and other payments required to be paid by Indemnitor to the Banks under this Agreement which are not paid within ten (10) days after demand therefor, such payments to be disbursed by the Administrative Agent in accordance with the Credit Agreement. Default Interest shall be paid by Indemnitor from the date such payment becomes delinquent through and including the date of payment of such delinquent sums. “Default Interest” shall mean a per annum interest rate equal to three percent (3%) above the Adjusted Base Rate or reference rate for the then current calendar month, as of the first day of such calendar month, which is publicly announced from time to time by the Administrative Agent.
15.    Contribution. As a result of the transactions contemplated by the Credit Agreement, each of the Indemnitors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 15 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Indemnitor hereunder to the Administrative Agent or the Banks (such payment being referred to herein as a “Contribution,” and for purposes of this Agreement, includes any exercise of recourse by the Administrative Agent against any Property of a Contributor and application of proceeds of the sale of such Property in satisfaction of such Indemnitor’s obligations under this Agreement). The Indemnitors hereby agree as follows:
15.1.    Calculation of Contribution. In order to provide for just and equitable contribution among the Indemnitors in the event any Contribution is made by an Indemnitor (a “Funding Indemnitor”), such Funding Indemnitor shall be entitled to a contribution from certain other Indemnitors for all payments, damages and expenses incurred by that Funding Indemnitor in discharging any of the obligations under this Agreement (the “Obligations”), in the manner and to the extent set forth in this Section 15. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Indemnitor to the Administrative Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.
15.2.    Benefit Amount Defined. For purposes of this Agreement, the “Benefit Amount” of any Indemnitor as of any date of determination shall be the net value of the benefits to such Indemnitor and all of its Subsidiaries (including any Subsidiaries which may be Indemnitors) from extensions of credit made by the Banks to the Borrower under the Credit Agreement; provided, however, that in determining the contribution liability of any Indemnitor which is a Subsidiary to its direct or indirect parent corporation or of any Indemnitor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Indemnitor or its Subsidiaries and benefits of Letters of Credit issued pursuant to the Credit Agreement on behalf of, or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Indemnitor and its Subsidiaries (collectively, the “Benefits”). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an “Owned Entity”) any of the equity interests of which are owned directly or indirectly by an Indemnitor, the Benefit Amount of an Indemnitor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or

Benefits equal to the direct or indirect percentage ownership of such Indemnitor in its Owned Entity.
15.3.    Contribution Obligation. Each Indemnitor shall be liable to a Funding Indemnitor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Indemnitor to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Indemnitor and (B) 95% of the excess of the fair saleable value of the property of such Indemnitor over the total liabilities of such Indemnitor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Indemnitor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Indemnitors as of such date in a manner to maximize the amount of such contributions).
15.4.    Allocation. In the event that at any time there exists more than one Funding Indemnitor with respect to any Contribution (in any such case, the “Applicable Contribution”), then payment from other Indemnitors pursuant to this Agreement shall be allocated among such Funding Indemnitors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Indemnitor pursuant to the Applicable Contribution. In the event that at any time any Indemnitor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Subsection 15.3 above, that Indemnitor shall be deemed to be a Funding Indemnitor to the extent of such excess and shall be entitled to contribution from the other Indemnitors in accordance with the provisions of this Subsection 15.4.
15.5.    Subsidiary Payment. The amount of contribution payable under this Section 15 by any Indemnitor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Indemnitor.
15.6.    Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Obligations, or for any other reason, the contributions under this Section 15 become inequitable as among the Indemnitors, the Indemnitors shall promptly modify and amend this Section 15 to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Indemnitors.
15.7.    Asset of Party to Which Contribution is Owing. The Indemnitors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Indemnitor to which such contribution is owing.
15.8.    Subordination. No payments payable by an Indemnitor pursuant to the terms of this Section 15 shall be paid until all amounts then due and payable by the Borrower to the Administrative Agent or any Bank, pursuant to the terms of the Credit Documents, are paid in full in cash. Nothing contained in this Section 15 shall affect the obligations of any Indemnitor to the Administrative Agent or any Bank under the Credit Agreement or any other Credit Documents.
16.    Miscellaneous. If there shall be more than one Indemnitor hereunder, or pursuant to any other indemnification of Banks relating to Hazardous Materials arising out of or in connection with the Advances (“Other Indemnitor”), each Indemnitor and Other Indemnitor agrees that (a) the obligations of the Indemnitor hereunder, and each Other Indemnitor, are joint and several, (b) a release of any one or more Indemnitors or Other Indemnitors or any limitation of this Agreement in favor of or for the benefit of one or more Indemnitors or Other Indemnitors shall not in any way be deemed a release of or limitation in favor of or for the benefit of any other Indemnitor or Other Indemnitor and (c) a separate action hereunder may be brought and prosecuted against any or all Indemnitors or Other Indemnitors. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Indemnitor, the Administrative Agent and the Banks, and their respective successors and assigns, including (without limitation) any assignee or purchaser of all or any portion of any of the Banks’ interest in (i) the Advances, (ii) the Credit Documents, or (iii) any of the Properties.
17.    Governing Law. Any dispute between the Indemnitor or any Indemnified Party arising out of, connected with, related to, or incidental to the relationship established between them in connection with, this Agreement or any of the other Credit Documents, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws (including, without limitation, Section 5-1401 of the General Obligations Law, but otherwise without regard to the conflicts of laws provisions) of the State of New York.
18.    Consent to Jurisdiction; Service of Process; Jury Trial. (a) Exclusive Jurisdiction. Except as provided in Subsection (b) of this Section 18, each of the parties hereto agrees that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement or any of the other Credit Documents whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by State or Federal Courts located in New York, New York, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of New York, New York. Each of the parties hereto waives in all disputes brought pursuant to this Subsection (a) any objection that it may have to the location of the court considering the dispute.
(b)    Other Jurisdictions. The Indemnitor agrees that any Indemnified Party shall have the right to proceed against the Indemnitor or any of the Properties in a court in any location to enable such person to (1) obtain personal jurisdiction over the Indemnitor or (2) enforce a judgment or other court order entered in favor of such Person. The Indemnitor agrees that it will not assert any permissive counterclaims in any proceeding brought by such Person to enforce a judgment or other court order in favor of such Person. The Indemnitor waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this Subsection (b).
(c)    Service of Process. The Indemnitor waives personal service of any process upon it and irrevocably consents to the service of process of any writs, process or summonses in any suit, action or proceeding by the mailing thereof by any Indemnified Party by registered or certified mail, postage prepaid, to the Indemnitor addressed as provided herein. Nothing herein shall in any way be deemed to limit the ability of any Indemnified Party to serve any such writs, process or summonses in any other manner permitted by applicable law. The Indemnitor irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other Credit Document or agreement executed or delivered in connection herewith in any jurisdiction set forth above.
(d)    Waiver of Jury Trial. Each of the parties hereto irrevocably waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, arising out of, connected with, related to or incidental to the relationship established among them in connection with this Agreement or any other Credit Document or agreement executed or delivered in connection herewith. Each of the parties hereto agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

(e)    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of this Section 18, with its counsel.
19.    Amendments/Accession Agreement. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Indemnitor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent; provided, however, that any amendment or waiver releasing any Indemnitor from any liability hereunder shall be signed by the Required Lenders; and provided further that any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary or Affiliate of the Borrower hereafter is required in accordance with the terms of the Credit Agreement or otherwise agrees to become an Indemnitor under this Agreement, then such Subsidiary or Affiliate may become a party to this Agreement by executing an Accession Agreement (“Accession Agreement”) in the form attached hereto as Annex 1, and each Indemnitor and the Administrative Agent hereby agrees that upon such Subsidiary’s or Affiliate’s execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person an Indemnitor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Indemnitors or the Administrative Agent to make such an amendment to this Agreement effective.

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In Witness Whereof, Indemnitor has caused this Agreement to be executed as of the day and year first written above.

INDEMNITORS:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LaSalle Hotel Properties General Partner

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

LASALLE HOTEL LESSE, INC., an Illinois corporation

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

GLASS HOUSES, a Maryland real estate investment trust

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

DA ENTITY, LLC, a Delaware limited liability company

By:	LaSalle Hotel Properties Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer
and

By:	RDA Entity, Inc. Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

RDA ENTITY, INC.
LHO GRAFTON HOTEL LESSEE, INC.
LHO LE PARC LESSEE, INC.
LHO SANTA CRUZ ONE LESSEE, INC.
LUCKY TOWN BURBANK LESSEE, INC.
RAMROD LESSEE, INC.
LHO MISSION BAY ROSIE LESSEE, INC.
PARADISE LESSEE, INC.
GEARY DARLING LESSEE, INC.
CHAMBER MAID LESSEE, INC.
SEASIDE HOTEL LESSEE, INC.
LET IT FLHO LESSEE, INC.
LASALLE WASHINGTON ONE LESSEE, INC.
LHO LEESBURG ONE LESSEE, INC.
LHO SAN DIEGO ONE LESSEE, INC.,
LHOBERGE LESSEE, INC.
DIM SUM LESSEE, INC.
FUN TO STAY LESSEE, INC.
SERENITY NOW LESSEE, INC.
SOULDRIVER LESSEE, INC.
each, a Delaware corporation

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

LHO WASHINGTON HOTEL ONE, L.L.C.
LHO WASHINGTON HOTEL TWO, L.L.C.
LHO WASHINGTON HOTEL THREE, LLC
LHO WASHINGTON HOTEL FOUR, L.L.C.
LHO WASHINGTON HOTEL SIX, L.L.C.
I&G CAPITOL, LLC
LHO TOM JOAD CIRCLE DC, L.L.C.
H STREET SHUFFLE, LLC
SILVER P, LLC,
each, a Delaware limited liability company

By:	Glass Houses Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

DC ONE LESSEE, L.L.C.
DC TWO LESSEE, L.L.C.
DC THREE LESSEE, L.L.C.
DC FOUR LESSEE, L.L.C.
DC SIX LESSEE, L.L.C.
DC I&G CAPITAL LESSEE, L.L.C.
LHO TOM JOAD CIRCLE DC LESSEE, L.L.C.
H STREET SHUFFLE LESSEE, LLC
SILVER P LESSEE, LLC,
each, a Delaware limited liability company

By:	LaSalle Washington One Lessee, Inc. Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO ALEXANDRIA ONE, L.L.C.
NYC SERENADE, L.L.C.
LHO VIKING HOTEL, L.L.C.
LHO CHICAGO RIVER, L.L.C.
LHO ALEXIS HOTEL, L.L.C.
LHO ONYX HOTEL ONE, L.L.C.
PC FESTIVUS, LLC,
MICASA SHUCASA, LLC
each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

SEASIDE HOTEL, LP, a Delaware limited partnership

By:	Seaside Hotel, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

GEARY DARLING, LP, a Delaware limited partnership

By:	Geary Darling, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

CHAMBER MAID, LP, a Delaware limited partnership

By:	Chamber Maid, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LET IT FLHO, LP, a Delaware limited partnership

By:	Let It FLHO, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO GRAFTON HOTEL, L.P., a Delaware limited partnership

By:	LHO Grafton Hotel, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO LE PARC, L.P., a Delaware limited partnership

By:	LHO Le Parc, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO SANTA CRUZ HOTEL, L.P., a Delaware limited partnership

By:	LHO Santa Cruz Hotel One, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LUCKY TOWN BURBANK, L.P., a Delaware limited partnership

By:	Lucky Town Burbank, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO MISSION BAY ROSIE HOTEL, L.P., a Delaware limited partnership

By:	LHO Mission Bay Rosie Hotel, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO MISSION BAY HOTEL, L.P., a California limited partnership

By:	LHO San Diego Financing, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO SAN DIEGO FINANCING, L.L.C., a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LHO HOLLYWOOD LM, L.P., a Delaware limited partnership

By:	LHO Hollywood Financing, Inc. General Partner

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO NEW ORLEANS LM, L.P., a Delaware limited partnership

By:	LHO New Orleans Financing, Inc. General Partner

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

WILD INNOCENT I, LP, a Delaware limited partnership

By:	Innocent I, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

CHIMES OF FREEDOM, LLC, a Delaware limited liability company

By:	OF Freedom I, LLC Managing Member

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

WILD I, LLC CHIMES I, LLC OF FREEDOM I, LLC, each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LHO ALEXANDRIA ONE LESSEE, L.L.C.
LHO ONYX ONE LESSEE, L.L.C.
NYC SERENADE LESSEE, L.L.C.
LHO CHICAGO RIVER LESSEE, L.L.C.
LHO ALEXIS LESSEE, L.L.C.
CHIMES OF FREEDOM LESSEE, LLC
WILD INNOCENT I LESSEE, LLC
PC FESTIVUS LESSEE, LLC,
SUNSET CITY LESSEE, LLC
each, a Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc. Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO SAN DIEGO HOTEL ONE, L.P., a Delaware limited partnership

By:	LHO San Diego Hotel One, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHOBERGE, LP a Delaware limited partnership

By:	LHOberge, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

DON’T LOOK BACK, LLC a Delaware limited liability company

By:	Look Forward, LLC Manager

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LOOK FORWARD, LLC A Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. managing member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

DON’T LOOK BACK LESSEE, LLC a Delaware limited liability company

By:	Look Forward Lessee, LLC Managing Member

	By:	LaSalle Hotel Lessee, Inc. Managing Member

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LOOK FORWARD LESSEE, LLC A Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc. Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

DIM SUM, LP a Delaware limited partnership

By:	Dim Sum, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

FUN TO STAY, LP a Delaware limited partnership

By:	FUN TO STAY, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SERENITY NOW, LP a Delaware limited partnership

By:	SERENITY NOW, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SOULDRIVER, L.P. a Delaware limited partnership

By:	Souldriver, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SUNSET CITY, LLC a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer
Address for the above Indemnitors:
3 Metro Center, Suite 1200
Bethesda, Maryland 20814
Attn: Mr. Bruce A. Riggins

Annex 1
to Environmental Indemnification Agreement
Accession Agreement
_______________________ [Name of Entity], a [limited partnership/corporation] (the “Company”), hereby agrees with (i) Citibank, N.A., as the Administrative Agent (the “Administrative Agent”) under the Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks (as defined in the Credit Agreement), the Administrative Agent and the other parties from time to time party thereto; (ii) the parties to the Environmental Indemnity and Agreement (the “Environmental Indemnity”) dated as of January 8, 2014 executed in connection with the Credit Agreement, (iii) the parties to the Guaranty and Contribution Agreement (the “Guaranty”) dated as of January 8, 2014 executed in connection with the Credit Agreement, as follows:
The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Environmental Indemnity, the Guaranty and the Credit Agreement and undertakes to perform all the obligations expressed therein, respectively, of an Indemnitor and a Guarantor (as defined in the Environmental Indemnity and the Guaranty, respectively), (b) agrees to be bound by all of the provisions of the Environmental Indemnity, the Guaranty and the Credit Agreement as if it had been an original party to such agreements, (c) confirms that the representations and warranties set forth in the Environmental Indemnity, the Guaranty and the Credit Agreement, respectively, with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement and (d) has received and reviewed copies of each of the Environmental Indemnity, the Guaranty and the Credit Agreement.
For purposes of notices under the Environmental Indemnity, the Guaranty and the Credit Agreement the address for the Company is as follows:
Attention:_______________________________
Telephone:______________________________
Telecopy:_______________________________
This Accession Agreement shall be governed by and construed in accordance with the laws of the State of New York.
In Witness Whereof this Accession Agreement was executed and delivered as of the ___ day of ___________________, 20___.
[Name of Entity]
By:
Title:

Exhibit E
Form of Guaranty and Contribution Agreement
This Guaranty and Contribution Agreement (this “Agreement”) is made and entered into effective for all purposes as of January 8, 2014 by the parties signatory hereto or to an Accession Agreement (as hereinafter defined) (collectively, the “Guarantor”, whether one or more) to and for the benefit of Citibank, N.A., as the Administrative Agent (the “Administrative Agent”),, and the banks and other lenders named in the Credit Agreement herein described (collectively, including the Swap Banks, the “Banks”).
Introduction
Whereas, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Administrative Agent, the Banks party thereto and the other parties from time to time party thereto have entered into that certain Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 (such Amended and Restated Senior Unsecured Credit Agreement, as the same may be amended or modified from time to time, being referred to herein as the “Credit Agreement”);
Whereas, pursuant to the Credit Agreement the Banks have agreed to extend credit to Borrower as more specifically described therein;
Whereas, certain Swap Banks have either entered into or may in the future enter into one or more Swap Contracts with the Borrower to swap floating rate of interest payable on the Advances to a fixed rate of interest, on terms and conditions set forth in such Swap Contracts (each such Swap Contract, a “Subject Swap Contract”);
Whereas, the Borrower is the principal financing entity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Subsidiaries which are or will become parties hereto. Other than the Parent, each Guarantor is a direct or indirect subsidiary of the Borrower. Each Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the Subject Swap Contracts; and
Whereas, as a condition to extending credit to the Borrower under the Credit Agreement and to providing the financial accommodations under the Subject Swap Contracts, the Banks (including the Swap Banks) have required, among other things, that the Guarantor execute and deliver this Agreement.
Agreement
Now, Therefore, in order to induce the Banks to make the Advances, the Issuing Bank to issue its Letters of Credit and the Swap Banks to enter into the Subject Swap Contracts, each Guarantor hereby agrees as follows:

Section 1.	Defined Terms.
All terms used in this Agreement, but not defined herein, shall have the meaning given such terms in the Credit Agreement.

Section 2.	Guaranty.
Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under (i) the Credit Agreement, the Notes and any other Credit Document, whether for principal, interest, fees, expenses, or otherwise, or (ii) each Subject Swap Contract, whether for fees, premiums, scheduled periodic payments, breakage, termination payments, expenses or otherwise, but excluding in each case of (i) and (ii) above all Excluded Swap Obligations (such non-excluded Obligations being the “Guaranteed Obligations”) and any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any Bank (including any Swap Bank) in enforcing any rights under this Agreement. Each Guarantor agrees that its guaranty obligation under this Agreement is a guarantee of payment, not of collection and that such Guarantor is primarily liable for the payment of the Guaranteed Obligations.

Section 3.	Limit of Liability.
Each Guarantor that is a Subsidiary of the Borrower shall be liable under this Agreement with respect to the Guaranteed Obligations only for amounts aggregating up to the largest amount that would not render its guaranty obligation hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

Section 4.	Guaranty Absolute.
Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement, the other Credit Documents, and each Subject Swap Contract, as applicable, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Bank (including any Swap Bank). The liability of each Guarantor under this Agreement shall be absolute and unconditional irrespective of:
(a)    any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any Subject Swap Contract or any other agreement or instrument relating thereto;
(b)    any change in the time, manner, or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Credit Document or any Subject Swap Contract;
(c)    any exchange, release, or nonperfection of any collateral, if applicable, or any release or amendment or waiver of or consent to departure from any other agreement or guaranty, for any of the Guaranteed Obligations; or
(d)    any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower or a Guarantor.

Section 5.	Continuation and Reinstatement, Etc.
Each Guarantor agrees that, to the extent that (i) the Borrower makes payments to the Administrative Agent or any Bank (including any Swap Bank) or (ii) the Administrative Agent or any Bank (including any Swap Bank) receives any proceeds of any property of Borrower or any Guarantor, and in either such case such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. The Guarantor shall defend and indemnify the Administrative Agent and each Bank (including each Swap Bank) from and against any claim or loss under this Section 5 (including reasonable attorneys’ fees and expenses) in the defense of any such action or suit.

Section 6.	Certain Waivers.
Section 6.01.    Notice. Each Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate and any other notice with respect to any of the Guaranteed Obligations and this Agreement.
Section 6.02.    Other Remedies. Each Guarantor hereby waives any requirement that the Administrative Agent or any Bank (including any Swap Bank) protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, if any, including any action required pursuant to a Legal Requirement.
Section 6.03.    Waiver of Subrogation.
(a)    Each Guarantor hereby irrevocably waives, until payment in full of all Guaranteed Obligations and termination of all Commitments, any claim or other rights which it may acquire against the Borrower that arise from such Guarantor’s obligations under this Agreement or any other Credit Document or any Subject Swap Contract, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. §509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent or any Bank (including any Swap Bank) against the Borrower or any collateral which the Administrative Agent or any Bank (including any Swap Bank) now has or acquires. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full and all of the Commitments terminated, such amount shall be held in trust for the benefit of the Administrative Agent or any Bank (including any Swap Bank) and shall promptly be paid to the Administrative Agent for the benefit of the Administrative Agent or any Bank (including any Swap Bank) to be applied to the Guaranteed Obligations, whether matured or unmatured, as the Administrative Agent may elect. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the Subject Swap Contracts and that the waiver set forth in this Section 6.03(a) is knowingly made in contemplation of such benefits.
(b)    Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment, or indemnity by the Borrower or any other Person on account of any payment by such Guarantor to the Administrative Agent or any Bank (including any Swap Bank) under this Agreement.

Section 7.	Representations and Warranties.
Each Guarantor hereby represents and warrants as follows:
Section 7.01.    Corporate Authority. Such Guarantor is either a corporation, limited liability company, limited partnership or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (a) such Guarantor’s organizational authority or (b) any law or material contractual restriction affecting such Guarantor or its Property.
Section 7.02.    Government Approval. No authorization or approval or other action by and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Guarantor of this Agreement.
Section 7.03.    Binding Obligations. This Agreement is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights (whether considered in a proceeding at law or in equity).

Section 8.	Covenants.
Each Guarantor will comply with all covenant provisions of Article V and Article VI of the Credit Agreement to the extent such provisions are applicable.

Section 9.	Contribution.
As a result of the transactions contemplated by the Credit Agreement and the Subject Swap Contracts, each of the Guarantors will benefit, directly and indirectly, from the Guaranteed Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 9 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Guarantor hereunder to the Administrative Agent or any Bank (including any Swap Bank) (such payment being referred to herein as a “Contribution,” and for purposes of this Agreement, includes any exercise of recourse by the Administrative Agent against any Property of a Guarantor and application of proceeds of such Property in satisfaction of such Guarantor’s obligations under this Agreement). The Guarantors hereby agree as follows:
Section 9.01.    Calculation of Contribution. In order to provide for just and equitable contribution among the Guarantors in the event any Contribution is made by a Guarantor (a “Funding Guarantor”), such Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Guaranteed Obligations, in the manner and to the extent set forth in this Section 9. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Guarantor to the Administrative Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.
Section 9.02.    Benefit Amount Defined. For purposes of this Agreement, the “Benefit Amount” of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor and all of its Subsidiaries (including any Subsidiaries which may be Guarantors) from extensions of credit made by the Banks to the Borrower under the Credit Agreement or from the provision of financial accommodations to the Borrower under the Subject Swap Contracts, as the case may be; provided, however, that in determining the contribution liability of any Guarantor which is a Subsidiary to its direct or indirect parent corporation or of any Guarantor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Guarantor or its Subsidiaries and benefits of financial accommodations provided to the Borrower by the Swap Banks pursuant to the Subject Swap Contracts or Letters of Credit issued pursuant to the Credit Agreement on behalf of, or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Guarantor and its Subsidiaries (collectively, the “Benefits”). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an “Owned Entity”) any of the equity interests of which are owned directly or indirectly by a Guarantor, the Benefit Amount of a Guarantor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.
Section 9.03.    Contribution Obligation. Each Guarantor shall be liable to a Funding Guarantor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Guarantor to the total amount of Guaranteed Obligations, multiplied by (ii) the amount of Guaranteed Obligations paid by such Funding Guarantor and (B) 95% of the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Guarantor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions).
Section 9.04.    Allocation. In the event that at any time there exists more than one Funding Guarantor with respect to any Contribution (in any such case, the “Applicable Contribution”), then payment from other Guarantors pursuant to this Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 9.03 above, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the other Guarantors in accordance with the provisions of this Section 9.04.
Section 9.05.    Subsidiary Payment. The amount of contribution payable under this Section 9 by any Guarantor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor.
Section 9.06.    Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Guaranteed Obligations, or for any other reason, the contributions under this Section 9 become inequitable as among the Guarantors, the Guarantors shall promptly modify and amend this Section 9 to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Guarantors.
Section 9.07.    Asset of Party to Which Contribution is Owing. The Guarantors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Guarantor to which such contribution is owing.
Section 9.08.    Subordination. No payments payable by a Guarantor pursuant to the terms of this Section 9 shall be paid until all amounts then due and payable by the Borrower to any Bank (including any Swap Bank), pursuant to the terms of the Credit Documents or any Subject Swap Contract, are indefeasibly paid in full in cash. Nothing contained in this Section 9 shall affect the obligations of any Guarantor to any Bank (including any Swap Bank)under the Credit Agreement or any other Credit Documents or any Subject Swap Contract.

Section 10.	Miscellaneous.
Section 10.01.    Addresses for Notices. All notices and other communications provided for hereunder shall be in writing, including telegraphic communication and delivered or teletransmitted to the Administrative Agent, as set forth in the Credit Agreement, to any Swap Bank, as set forth in the applicable Subject Swap Contract, and to each Guarantor, at the address set forth under such Guarantor’s signature hereto or in the Accession Agreement executed by such Guarantor, or to such other address as shall be designated by any Guarantor, any Swap Bank or the Administrative Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.
Section 10.02.    Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by each Guarantor and the Administrative Agent; provided, however, that any amendment or waiver releasing any Guarantor from any liability hereunder shall be signed by all the Banks (including the Swap Banks) (provided that the Administrative Agent can, if no Default then exists, release any Subsidiary of the Borrower which no longer is a Property Owner of an Unencumbered Property); and provided further that any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary or Affiliate of the Borrower hereafter is required in accordance with the terms of the Credit Agreement or otherwise agrees to become a guarantor of the Borrower’s obligations under the Credit Documents and the Subject Swap Contracts, then such Subsidiary or Affiliate may become a party to this Agreement by executing an Accession Agreement (“Accession Agreement”) in the form attached hereto as Annex 1 and each Guarantor and the Administrative Agent hereby agrees that upon such Subsidiary’s or Affiliate’s execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person a Guarantor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Guarantors or the Administrative Agent to make such an amendment to this Agreement effective.
Section 10.03.    No Waiver; Remedies. No failure on the part of the Administrative Agent or any Bank (including any Swap Bank) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10.04.    Right of Set‑Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Banks (including the Swap Banks) are hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by the Administrative Agent or any Bank (including any Swap Bank) to the account of any Guarantor against any and all of the obligations of such Guarantor under this Agreement, irrespective of whether or not the Administrative Agent or any Bank (including any Swap Bank) shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Administrative Agent and the Banks (including the Swap Banks) agree promptly to notify each Guarantor affected by any such set-off after any such set-off and application made by the Administrative Agent or any Bank (including any Swap Bank); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and any Bank (including any Swap Bank) under this Section 10.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any Bank (including any Swap Bank) may otherwise have.
Section 10.05.    Continuing Guaranty; Transfer of Interest. This Agreement shall create a continuing guaranty and shall (a) remain in full force and effect until indefeasible payment in full and termination of the Guaranteed Obligations, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Banks (including the Swap Banks) and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause, when any Bank (including any Swap Bank) assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document or any Subject Swap Contract to any other Person pursuant to the terms of the Credit Agreement or other Credit Document or Subject Swap Contract, that other Person shall thereupon become vested with all the benefits held by such Bank (or Swap Bank) under this Agreement. Upon the indefeasible payment in full and termination of the Guaranteed Obligations, the guaranties granted hereby shall terminate and all rights hereunder shall revert to each Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will, at each Guarantor’s expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.
Section 10.06.    Governing law. Any dispute between the Guarantor, the Administrative Agent, any Bank (including any Swap Bank), or any indemnitee arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement or any of the other Credit Documents or any Subject Swap Contract, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws (including, without limitation, section 5-1401 of the general obligations law, but otherwise without regard to the conflicts of laws provisions) of the State of New York.
Section 10.07.    Consent to Jurisdiction; Service of Process; Jury Trial.
(A)    Exclusive jurisdiction. Except as provided in subsection (b) of this Section 10.07, each of the parties hereto agrees that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement or any of the other Credit Documents or any Subject Swap Contract whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by state or federal courts located in New York, New York, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of New York, New York. Each of the parties hereto waives in all disputes brought pursuant to this subsection (a) any objection that it may have to the location of the court considering the dispute.
(B)    Other jurisdictions. The Guarantor agrees that the Administrative Agent, any Bank (including any Swap Bank) or any indemnitee shall have the right to proceed against the Guarantor or its property in a court in any location to enable such Person to (1) obtain personal jurisdiction over the Guarantor or (2) enforce a judgment or other court order entered in favor of such person. The Guarantor agrees that it will not assert any permissive counterclaims in any proceeding brought by such person to enforce a judgment or other court order in favor of such Person. The Guarantor waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this subsection (b).
(C)    Service of process. The Guarantor waives personal service of any process upon it and irrevocably consents to the service of process of any writs, process or summonses in any suit, action or proceeding by the mailing thereof by any agent or the banks by registered or certified mail, postage prepaid, to the Guarantor addressed as provided herein. Nothing herein shall in any way be deemed to limit the ability of any agent or the banks (including the Swap Banks) to serve any such writs, process or summonses in any other manner permitted by applicable law. The Guarantor irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement, any other Credit Document, any Subject Swap Contract or any agreement executed or delivered in connection herewith in any jurisdiction set forth above.
(D)    Waiver of Jury Trial. Each of the parties hereto irrevocably waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, arising out of, connected with, related to or incidental to the relationship established among them in connection with this Agreement, any other Credit Document, any Subject Swap Contract or any other agreement executed or delivered in connection herewith. Each of the parties hereto agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party hereto may file an original counterpart or a copy of this agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.
(E)    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this agreement and, specifically, the provisions of this Section 10.07, with its counsel.
Section 10.08.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its Guaranteed Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.08, or otherwise in respect of the Guaranteed Obligations, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 10.08 constitute, and this Section 10.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
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Each Guarantor has caused this Agreement to be duly executed as of the date first above written.

GUARANTORS:

LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

LASALLE HOTEL LESSE, INC., an Illinois corporation

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

GLASS HOUSES, a Maryland real estate investment trust

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

DA ENTITY, LLC, a Delaware limited liability company

By:	LaSalle Hotel Properties Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer
and

By:	RDA Entity, Inc. Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

RDA ENTITY, INC.
LHO GRAFTON HOTEL LESSEE, INC.
LHO LE PARC LESSEE, INC.
LHO SANTA CRUZ ONE LESSEE, INC.
LUCKY TOWN BURBANK LESSEE, INC.
RAMROD LESSEE, INC.
LHO MISSION BAY ROSIE LESSEE, INC.
PARADISE LESSEE, INC.
GEARY DARLING LESSEE, INC.
CHAMBER MAID LESSEE, INC.
SEASIDE HOTEL LESSEE, INC.
LET IT FLHO LESSEE, INC.
LASALLE WASHINGTON ONE LESSEE, INC.
LHO LEESBURG ONE LESSEE, INC.
LHO SAN DIEGO ONE LESSEE, INC.,
LHOBERGE LESSEE, INC.
DIM SUM LESSEE, INC.
FUN TO STAY LESSEE, INC.
SERENITY NOW LESSEE, INC.
SOULDRIVER LESSEE, INC.
each, a Delaware corporation

By:
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

LHO WASHINGTON HOTEL ONE, L.L.C.
LHO WASHINGTON HOTEL TWO, L.L.C.
LHO WASHINGTON HOTEL THREE, LLC
LHO WASHINGTON HOTEL FOUR, L.L.C.
LHO WASHINGTON HOTEL SIX, L.L.C.
I&G CAPITOL, LLC
LHO TOM JOAD CIRCLE DC, L.L.C.
H STREET SHUFFLE, LLC
SILVER P, LLC,
each, a Delaware limited liability company

By:	Glass Houses Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

DC ONE LESSEE, L.L.C.
DC TWO LESSEE, L.L.C.
DC THREE LESSEE, L.L.C.
DC FOUR LESSEE, L.L.C.
DC SIX LESSEE, L.L.C.
DC I&G CAPITAL LESSEE, L.L.C.
LHO TOM JOAD CIRCLE DC LESSEE, L.L.C.
H STREET SHUFFLE LESSEE, LLC
SILVER P LESSEE, LLC,
each, a Delaware limited liability company

By:	LaSalle Washington One Lessee, Inc. Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO ALEXANDRIA ONE, L.L.C.
NYC SERENADE, L.L.C.
LHO VIKING HOTEL, L.L.C.
LHO CHICAGO RIVER, L.L.C.
LHO ALEXIS HOTEL, L.L.C.
LHO ONYX HOTEL ONE, L.L.C.
PC FESTIVUS, LLC,
MICASA SHUCASA, LLC
each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

SEASIDE HOTEL, LP, a Delaware limited partnership

By:	Seaside Hotel, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

GEARY DARLING, LP, a Delaware limited partnership

By:	Geary Darling, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

CHAMBER MAID, LP, a Delaware limited partnership

By:	Chamber Maid, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LET IT FLHO, LP, a Delaware limited partnership

By:	Let It FLHO, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO GRAFTON HOTEL, L.P., a Delaware limited partnership

By:	LHO Grafton Hotel, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO LE PARC, L.P., a Delaware limited partnership

By:	LHO Le Parc, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO SANTA CRUZ HOTEL, L.P., a Delaware limited partnership

By:	LHO Santa Cruz Hotel One, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LUCKY TOWN BURBANK, L.P., a Delaware limited partnership

By:	Lucky Town Burbank, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO MISSION BAY ROSIE HOTEL, L.P., a Delaware limited partnership

By:	LHO Mission Bay Rosie Hotel, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO MISSION BAY HOTEL, L.P., a California limited partnership

By:	LHO San Diego Financing, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHO SAN DIEGO FINANCING, L.L.C., a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LHO HOLLYWOOD LM, L.P., a Delaware limited partnership

By:	LHO Hollywood Financing, Inc. General Partner

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO NEW ORLEANS LM, L.P., a Delaware limited partnership

By:	LHO New Orleans Financing, Inc. General Partner

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

WILD INNOCENT I, LP, a Delaware limited partnership

By:	Innocent I, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

CHIMES OF FREEDOM, LLC, a Delaware limited liability company

By:	OF Freedom I, LLC Managing Member

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

WILD I, LLC CHIMES I, LLC OF FREEDOM I, LLC, each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LHO ALEXANDRIA ONE LESSEE, L.L.C.
LHO ONYX ONE LESSEE, L.L.C.
NYC SERENADE LESSEE, L.L.C.
LHO CHICAGO RIVER LESSEE, L.L.C.
LHO ALEXIS LESSEE, L.L.C.
CHIMES OF FREEDOM LESSEE, LLC
WILD INNOCENT I LESSEE, LLC
PC FESTIVUS LESSEE, LLC,
SUNSET CITY LESSEE, LLC
each, a Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc. Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

LHO SAN DIEGO HOTEL ONE, L.P., a Delaware limited partnership

By:	LHO San Diego Hotel One, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LHOBERGE, LP a Delaware limited partnership

By:	LHOberge, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

DON’T LOOK BACK, LLC a Delaware limited liability company

By:	Look Forward, LLC Manager

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

LOOK FORWARD, LLC A Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. managing member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

DON’T LOOK BACK LESSEE, LLC a Delaware limited liability company

By:	Look Forward Lessee, LLC Managing Member

	By:	LaSalle Hotel Lessee, Inc. Managing Member

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer

LOOK FORWARD LESSEE, LLC A Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc. Managing Member

By:
		Name:	Bruce A. Riggins
		Title:	Chief Financial Officer

DIM SUM, LP a Delaware limited partnership

By:	Dim Sum, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

FUN TO STAY, LP a Delaware limited partnership

By:	FUN TO STAY, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SERENITY NOW, LP a Delaware limited partnership

By:	SERENITY NOW, LLC General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SOULDRIVER, L.P. a Delaware limited partnership

By:	Souldriver, L.L.C. General Partner

	By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

		By:	LaSalle Hotel Properties General Partner

By:
				Name:	Bruce A. Riggins
				Title:	Chief Financial Officer

SUNSET CITY, LLC a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P. Managing Member

	By:	LaSalle Hotel Properties General Partner

By:
			Name:	Bruce A. Riggins
			Title:	Chief Financial Officer
Address for the above Guarantors:
3 Metro Center, Suite 1200
Bethesda, Maryland 20814
Attn: Mr. Bruce A. Riggins

Annex 1
Guaranty and Contribution Agreement
Accession Agreement
_______________________ [Name of Entity], a [limited partnership/corporation] (the “Company”), hereby agrees with (i) Citibank, N.A., as the Administrative Agent (the “Administrative Agent”) under the Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks (as defined in the Credit Agreement), the Administrative Agent and the other parties from time to time party thereto; (ii) the parties to the Environmental Indemnity and Agreement (the “Environmental Indemnity”) dated as of January 8, 2014 executed in connection with the Credit Agreement, (iii) the parties to the Guaranty and Contribution Agreement (the “Guaranty”) dated as of January 8, 2014 executed in connection with the Credit Agreement, as follows:
The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Environmental Indemnity, the Guaranty and the Credit Agreement and undertakes to perform all the obligations expressed therein, respectively, of an Indemnitor and a Guarantor (as defined in the Environmental Indemnity and the Guaranty, respectively), (b) agrees to be bound by all of the provisions of the Environmental Indemnity, the Guaranty and the Credit Agreement as if it had been an original party to such agreements, (c) confirms that the representations and warranties set forth in the Environmental Indemnity, the Guaranty and the Credit Agreement, respectively, with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement and (d) has received and reviewed copies of each of the Environmental Indemnity, the Guaranty and the Credit Agreement.
For purposes of notices under the Environmental Indemnity, the Guaranty and the Credit Agreement the address for the Company is as follows:

Attention:
Telephone:
Telecopy:
This Accession Agreement shall be governed by and construed in accordance with the laws of the State of New York.
In Witness Whereof this Accession Agreement was executed and delivered as of the ___ day of ___________________, 20____.
[Name of Entity]

By:
Title:

Exhibit F

Form of Notice of Borrowing
______________, 20___
Citibank, N.A.
as Administrative Agent under the Credit Agreement herein described
c/o Citibank, N.A. Agency Department
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Global Loans Agency Department
Ladies and Gentlemen:
The undersigned, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), refers to the Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(a)    Business Day of the Proposed Borrowing is _____________, 20_____.
(b)    The Proposed Borrowing will be a Borrowing composed of [Base Rate Advances] [LIBOR Advances].
(c)    The aggregate amount of the Proposed Borrowing is $____________.
(d)    The Interest Period for each LIBOR Advance made as part of the Proposed Borrowing is [_____ month[s]].
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(a)    the representations and warranties contained in the Credit Agreement and the other Credit Documents are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and
(b)    no Default has occurred and remains uncured, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By:	LaSalle Hotel Properties, its general partner

By:
Name:
Title:

Exhibit G
Form of Notice of Conversion or Continuation
_________, 20__
Citibank, N.A.
as Administrative Agent under the Credit Agreement herein described
c/o Citibank, N.A. Agency Department
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Global Loans Agency Department
Ladies and Gentlemen:
The undersigned, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), refers to the Amended and Restated Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement,” the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.02(b) of the Credit Agreement:
(a)    The Business Day of the Proposed Borrowing is _____________, 20__.
(b)    The Proposed Borrowing will be composed of [Base Rate Advances] [LIBOR Advances].
(c)    The aggregate amount of the Borrowing to be Converted or continued is $_____________ and consists of [Base Rate Advances] [LIBOR Advances].
(d)    The Proposed Borrowing consists of [a Conversion to [Base Rate Advances] [LIBOR Advances]] [a continuation of [Base Rate Advances] [LIBOR Advances]].
(e)    The Interest Period for each LIBOR Advance made as part of the Proposed Borrowing is [____ month[s]].

Very truly yours,
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By:	LaSalle Hotel Properties, its general partner

By:
Name:
Title:

EXHIBIT H

FORM OF NEW YORK MORTGAGE

[See attached pages.]

CONSOLIDATED, AMENDED AND RESTATED MORTGAGE

by and from
[ _______],“Mortgagor”

to

CITIBANK, N.A., in its capacity as Agent, “Mortgagee”
Dated as of [         , 20 _] Location:    [         ]
Municipality: [ ] County: [ ]
State: New York

THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS
$ .

THIS MORTGAGE DOES NOT ENCUMBER REAL PROPERTY PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

PREPARED BY, RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
Attention: Malcolm K. Montgomery, Esq.
File #31900/326

CONSOLIDATED, AMENDED AND RESTATED MORTGAGE

THIS CONSOLIDATED, AMENDED AND RESTATED MORTGAGE (this “Mortgage”)
is dated as of [_], 20____] by and from [___], a [___][    _] (“Mortgagor”), whose address is [___] to CITIBANK, N.A., a national association, as administrative Agent (in such capacity, “Agent”) for the Banks (as defined in the Credit Agreement (defined below)), having an address at 388 Greenwich Street, 11th Floor, New York, NY 10013 (Agent, together with its successors and assigns, “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Mortgagee is the assignee, present owner and holder of the mortgages described on Exhibit B attached hereto (the “Existing Mortgages”) securing certain indebtedness evidenced by the promissory notes described on Exhibit C attached hereto (the “Existing Notes”). The Existing Mortgages are liens on, among other things, the interest of Mortgagor in the **[Land][Unit]** (defined below) described in Exhibit A attached hereto. Mortgagee is now the owner and holder of the Existing Notes evidencing the indebtedness secured by the Existing Mortgages;

WHEREAS, simultaneously herewith Mortgagee and Mortgagor have consolidated, amended and restated all the terms, covenants and conditions of the Existing Notes, with such amendment and restatement evidenced by the execution and delivery of the Term Note (defined below); and

WHEREAS, Mortgagor and Mortgagee have agreed to modify the terms, covenants and provisions of the Existing Mortgages so that such terms and provisions shall be as hereinafter set forth,

Mortgagor and Mortgagee by these presents do hereby agree as follows:

MODIFICATION OF EXISTING NOTES

The terms, covenants and conditions of the Existing Notes have been amended, modified and restated in their entirety so that (x) such terms, covenants and conditions are now as set forth in the Term Note executed and delivered by Mortgagor simultaneously herewith in substitution for the Existing Notes but not in payment, satisfaction or cancellation of the outstanding indebtedness evidenced by the Existing Notes, (y) the Term Note constitutes evidence of but one debt in the aggregate principal amount of $[___] and (z) the terms, covenants, agreements, rights, obligations and conditions contained in the Term Note supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Existing Notes (it being agreed, however, that the consolidation of the Existing Notes does not impair the indebtedness evidenced by each of the Existing Notes).

CONSOLIDATION AND MODIFICATION OF EXISTING MORTGAGES

The Existing Mortgages and this instrument (collectively, the “Consolidated Mortgage”) are consolidated and coordinated hereby so that the Consolidated Mortgage shall hereafter constitute in law but one consolidated first mortgage, a single first lien securing the payment of the aggregate principal amount of [dollar amount] ($) (the “Secured Amount”), together with interest thereon at the rate or rates specified in the Term Note. The terms of the Existing Mortgages as consolidated are hereby amended and restated in their entity by the terms hereof.

ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, THE MAXIMUM AMOUNT OF PRINCIPAL DEBT OR PRINCIPAL OBLIGATION WHICH IS OR UNDER ANY
CONTINGENCY MAY BE SECURED BY THIS MORTGAGE AT THE DATE OF EXECUTION HEREOF OR AT ANY TIME THEREAFTER IS [dollar amount] ($_     ).

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Senior Unsecured Credit Agreement dated as of January 8, 2014, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), among LaSalle Hotel Operating Partnership, L.P. (collectively, “Borrower”) LaSalle Hotel Properties, the Banks, Citibank, N.A., as Administrative Agent and the other parties from time to time party thereto. As used herein, the following terms shall have the following meanings:

(a) “Event of Default”: The default by Mortgagor in the observance or performance of any covenant, condition or agreement expressly set forth in this Mortgage and the continuance of such default unremedied for a period of: (x) in the case of a default that is susceptible to cure by the payment of money, five (5) Business Days after receipt of written notice thereof from Mortgagee, or (y) in the case of all other such defaults, thirty (30) days after receipt of written notice thereof from Mortgagee.

(b) “Indebtedness”: (1) All indebtedness of Mortgagor to Mortgagee under that certain
Term Note from Borrower to Agent, as agent for the Banks, dated as of [], 20[] (the “Term Note”), including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Term Note. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Mortgagor or any of its affiliates of a proceeding under the Bankruptcy Code (defined below) or any similar law for the relief of debtors.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS MORTGAGE SHALL SECURE ONLY PRINCIPAL OBLIGATIONS COMPRISED OF TERM BORROWINGS UNDER THE TERM NOTE. THIS MORTGAGE SHALL NOT SECURE REVOLVING CREDIT BORROWINGS OR SWING LINE BORROWINGS OR ANY NOTES EVIDENCING SUCH BORROWINGS OR ANY PAYMENT OF OBLIGATIONS IN RESPECT OF LETTERS OF CREDIT. FURTHER, NO ADVANCE MADE UNDER THE CREDIT AGREEMENT SUBSEQUENT TO ISSUANCE OF THE TERM NOTE SHALL BE SECURED BY THIS MORTGAGE.

(c) “Mortgaged Property”: **[The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate in such real property as hereafter may be acquired by Mortgagor (the “Land”)][That certain condominium unit known as [_], together with the undivided interest in the common elements appurtenant to such unit (hereinafter referred to as the “Unit”) comprising part of the building (the “Building”) and premises
known as [_______]    (the    “Condominium”)    and    by    the    street    address [________], and situate on the land (the “Land”) more particularly described in Exhibit A annexed hereto, said Unit being described in that certain declaration more particularly described in
Exhibit E annexed hereto (which declaration, as it may from time to time be amended, being hereinafter referred to as the “Declaration”; the Declaration, together with the By-Laws of [____]
annexed as Exhibit [___] to the Declaration, as they may from time to time be amended (the “By-Laws”), collectively, the “Condominium Documents”) establishing a plan for condominium ownership of said premises under Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”)]**, and all Mortgagor’s right, title and interest now or hereafter acquired in and all of Mortgagor’s right, title and interest now or hereafter acquired in and to (1) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the **[Land][Unit]** (the “Improvements”; the **[Land][Unit]** and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the **[Land][Unit]**, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Mortgagor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the **[Land][Unit]** (the “Fixtures”), (3) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (4) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (5) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and (6) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(d) “Obligations”:    All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Term Note.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS MORTGAGE SHALL SECURE ONLY PRINCIPAL OBLIGATIONS COMPRISED OF TERM BORROWINGS UNDER THE TERM NOTE. THIS MORTGAGE SHALL NOT SECURE REVOLVING CREDIT BORROWINGS OR SWING LINE BORROWINGS OR ANY NOTES EVIDENCING SUCH BORROWINGS OR ANY PAYMENT OF OBLIGATIONS IN RESPECT OF LETTERS OF CREDIT. FURTHER, NO ADVANCE MADE UNDER THE CREDIT AGREEMENT SUBSEQUENT TO ISSUANCE OF THE TERM NOTE SHALL BE SECURED BY THIS MORTGAGE.

(e) “Permitted Liens”: Liens described in Sections 6.01(a) through (e) of the Credit Agreement.

(f) “UCC”: The Uniform Commercial Code of the State of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT; REDUCTION OF SECURED AMOUNT

Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit D attached hereto (the “Permitted Encumbrances”) and to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, WITH POWER OF SALE (to the extent permitted by applicable law), and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the lien of this Mortgage unto Mortgagee.
Section 2.2 Reduction of Secured Amount. So long as the balance of the Indebtedness equals or exceeds the Secured Amount, the amount of the Indebtedness secured by this Mortgage shall at all times equal only the Secured Amount. The Secured Amount shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the Secured Amount, any payments and repayments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are either unsecured or secured by real property located outside of the State of New York.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and the Permitted Liens. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage.

Section 3.3 Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Term Note and shall perform the Obligations in full when they are required to be performed.

ARTICLE 4
DEFAULT AND FORECLOSURE

Section 4.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to the provisions of the Term Note providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action or, to the extent permitted by applicable law, by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Mortgagee may determine. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Banks may be a purchaser at such sale. If Mortgagee or a Bank is the highest bidder, Mortgagee or such Bank may credit the portion of the purchase price that would be distributed to Mortgagee or such Bank against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(c) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.6.

(d) Other. Exercise all other rights, remedies and recourses granted under the Term Note or otherwise available at law or in equity.

Section 4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any

Event of Default shall not be exhausted by any one or more sales.

Section 4.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Term Note and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Term Note or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Term Note or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.5 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the this Mortgage or the Term Note and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Term Note, this Mortgage, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under this Mortgage or the Term Note for such Event of Default.

Section 4.6 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the
Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

(c) the balance, if any, to the Persons legally entitled thereto.

Section 4.7 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(b) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.8 Costs of Enforcement. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage or the Term Note, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 4.9 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Term Note, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5
MISCELLANEOUS

Section 5.1    Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.02 of the Credit Agreement.

Section 5.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Land. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.

Section 5.3 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.
Section 5.4 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Mortgagee, at Mortgagor’s request and expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

Section 5.5 Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Section 5.6 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 5.7 Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Mortgage.

Section 5.8 Entire Agreement. This Mortgage, the Credit Agreement and the Term Note embody the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

Section 5.9    Mortgagee as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the Banks. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the Banks (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Banks thereof.

(b) Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed
Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Agent hereunder.

ARTICLE 6
LOCAL LAW PROVISIONS

Section 6.1. Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 6 and the other provisions of this Mortgage, the terms and conditions of this Article 6 shall control and be binding.

Section 6.2. Trust Fund. Pursuant to Section 13 of the New York Lien Law, Mortgagor shall receive the advances secured hereby and shall hold the right to receive the advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply the advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

Section 6.3. Commercial Property. Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.

Section 6.4. Insurance. The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Mortgage. In the event of any conflict, inconsistency or ambiguity between the provisions of the Credit Agreement and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of the Credit Agreement shall control.

Section 6.5.    Leases. Mortgagee shall have all of the rights against lessees of the Mortgaged Property set forth in Section 291-f of the Real Property Law of New York.

Section 6.6. Statutory Construction. The clauses and covenants contained in this Mortgage that are construed by Section 254 of the New York Real Property Law shall be construed as provided in those sections (except as provided in Section 6.4). The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 6.4), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

Section 6.7. Maximum Principal Amount Secured. Notwithstanding anything to the contrary contained in this Mortgage, the maximum amount of principal indebtedness secured by this Mortgage or which under any contingency may be secured by this Mortgage is the Secured Amount as set forth in the Recitals above.
Section 6.8. Power of Sale. Upon the occurrence of an Event of Default, Mortgagee shall have the right to sell the Mortgaged Property by exercise of any right of power of sale then available under applicable law.

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	[____],
a [_____] [_____]

By:
Name:
Title:

STATE OF

COUNTY OF ___) SS.:

ON THE ____ DAY OF ____ IN THE YEAR 20___ BEFORE ME, THE UNDERSIGNED, A
NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED    ______,
PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS (ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE INDIVIDUAL(S), OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.

(SIGNATURE AND OFFICE OF INDIVIDUAL TAKING ACKNOWLEDGEMENT)

EXHIBIT A
LEGAL DESCRIPTION

Legal Description of premises located at [	], New York, [ ]:

[To Come]

EXHIBIT B
EXISTING MORTGAGES

[To Come]

EXHIBIT C
EXISTING NOTES

[To Come]

EXHIBIT D

PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain title commitment number [___] issued by [    ] on or about [___], 20[    ].

[EXHIBIT E

(Description of the Declaration)]

EXHIBIT I

FORM OF NEW YORK TERM NOTE

AMENDED AND RESTATED CONSOLIDATED PROMISSORY NOTE

$              , 20__

This AMENDED AND RESTATED CONSOLIDATED PROMISSORY NOTE (this “Note”) is made this
day of , 20__ by and between [], a [    ] as maker, having its principal place of business at [] (the
“Maker”) and Citibank, N.A., a national association, having an address at Citibank, N.A. Agency Department, 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Global Loans Agency Department, as the Administrative Agent (together with its successors and/or assigns, “Agent”), for the benefit of the Banks named in the Credit Agreement herein described.

RECITALS

WHEREAS, the Maker is the mortgagor under certain mortgages as more particularly described in Exhibit A attached hereto (hereinafter referred to as the “Existing Security Instruments”) and the maker under certain notes, bonds or other obligations, as consolidated by [INSERT DESCRIPTION OF CONSOLIDATED NOTE], secured thereby (hereinafter referred to as the “Existing Notes”);

WHEREAS, there is now owing on the Existing Notes and the Existing Security
Instruments the unpaid principal sum of [INSERT AMOUNT IN WORDS] ($[___]), together with interest;

WHEREAS, in connection with the making of an Advance or Advances in the aggregate principal amount of [INSERT AMOUNT IN WORDS] ($[]) by the Banks under that certain
Senior Unsecured Credit Agreement dated as of January 8, 2014 as the same may be amended or modified from time to time (the “Credit Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Agent and the other parties from time to time party thereto, to the Maker, the Maker has agreed to (i) continue its obligations under the Existing Notes and has requested that Agent consolidate the Existing Notes and amend and restate the terms and provisions of the Existing Notes into this Note, and (ii) continue its obligations under the Existing Security Instruments into that certain Amended and Restated Consolidated Mortgage of even date herewith (the “Mortgage”).

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, effective as of the date first above written:

A. The Existing Notes are hereby combined and consolidated so that together they shall hereafter constitute in law but one indebtedness evidenced by this Note in the aggregate principal amount of [INSERT AMOUNT IN WORDS] ($[]) together with interest thereon as hereinafter provided.

B. The Existing Notes are hereby amended and restated in their entirety to read as follows:

PROMISSORY NOTE

$              , 20

For value received, the undersigned [] (the “Maker”), hereby promises to pay to the order of Citibank, N.A., as the administrative agent (the “Administrative Agent”) th principal amount of _____ and/100 Dollars ___($     ) advanced by the Administrative Agent to the Maker, together with interest on such unpaid principal amount, at such interest rates, and at such times, as are specified in the Credit Agreement.

This Note is a “New York Term Note” referred to in, and is entitled to the benefits of, and is subject to the terms of, Section 9.01 of the Senior Unsecured Credit Agreement dated as of December 14, 2011 as the same may be amended or modified from time to time (the “Credit Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto (the “Banks”), the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used in this Note and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at Citibank, N.A. Agency Department, 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Global Loans Agency Department (or at such other location or address as may be specified by the Administrative Agent to the Borrower) in same day funds. The Administrative Agent shall record all payments of principal made under this Note, but no failure of the Administrative Agent to make such recordings shall affect the Maker’s repayment obligations under this Note.

The principal amount of this Note shall be reduced only by the last and final sums that the Borrower repays with respect to the Obligations under the Credit Documents and shall not be reduced by any intervening repayments of such Obligations. So long as the balance of the payment Obligations under the Credit Documents exceeds the then outstanding principal amount of this Note, any payments and repayments of such Obligations shall not be deemed to be applied against, or to reduce, the portion of such principal payment Obligations evidenced by this Note. Notwithstanding the foregoing, the Borrower may direct the Administrative Agent to apply payments and repayments of payment Obligations under the Credit Documents against the portion of such Obligations evidenced by this Note and secured by that certain Consolidated, Amended and Restated Mortgage, dated as of the date hereof, by and from [    ], as mortgagor, to Agent, as mortgagee.    Any amounts applied to reduce the payment Obligations evidenced by this Note shall correspondingly reduce the Obligations of the Borrower evidenced by the other Notes (as such term is defined in the Credit Agreement) on a dollar-for-dollar basis.

The Maker hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of New York.
[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the Maker has duly executed this Note as of the day and year first above written.

MAKER:

[____],
a [_____]

By:
Name:
Title:

EXHIBIT A

EXISTING SECURITY INSTRUMENTS

Schedule 1.01(a)
Commitments

Name of Lender/Issuing Bank	Revolving Credit	Letter of Credit
Citibank, N.A.	$57,500,000	$33,333,333.34
Bank of Montreal	$35,000,000	$33,333,333.33
The Royal Bank of Scotland plc	$57,500,000	$33,333,333.33
Compass Bank	$52,000,000	--
PNC Bank, National Association	$52,000,000	--
Regions Bank	$2,000,000	--
U.S. Bank National Association	$52,000,000	--
Wells Fargo Bank, National Association	$52,000,000	--
Branch Banking and Trust Company	$20,000,000	--
Credit Agricole Corporate and Investment Bank	$23,000,000	--
Raymond James Bank, N.A.	$30,000,000	--
Royal Bank of Canada	$33,000,000	--
Sumitomo Mitsui Banking Corporation	$33,000,000	--
Deutsche Bank AG New York Branch	$42,000,000	--
TD Bank, N.A.	$23,000,000	--
Bank of America, N.A.	$33,000,000	--
Fifth Third Bank	$23,000,000	--
The Bank of New York Mellon	$23,000,000	--
Barclays Bank plc	$17,000,000	--
Goldman Sachs Bank USA	$25,000,000	--
Morgan Stanley Bank, N.A.	$17,000,000	--
First Commercial Bank, New York Branch	$14,000,000	--
Chang Hwa Commercial Bank, Ltd., New York Branch	$10,000,000	--
Land Bank of Taiwan, New York Branch	$10,000,000	--
E. Sun Commercial Bank Ltd., Los Angeles Branch	$7,000,000	--
Taiwan Cooperative Bank, Ltd.	$7,000,000	--
Totals	$750,000,000	$100,000,000

Schedule 1.01(b)

Existing Properties
($’s below denote Investment Amount as of September 30, 2013)

1.	The Roger 131 Madison Avenue, New York, NY 10016
$109,515,764

2.	Hotel Deca 4507 Brooklyn Avenue, NE, Seattle, WA 98105
$32,881,593

3.	Westin Copley Place 10 Huntington Avenue, Boston, MA 02116
$376,279,106

4.	Indianapolis Marriott 350 W Maryland Street, Indianapolis, IN 46225
$119,568,911

5.	Westin Michigan Avenue 909 North Michigan Avenue, Chicago, IL 60611
$246,352,182

6.	Hyatt Boston Harbor 101 Harborside Drive, Boston, MA 02128
$83,776,859

Unencumbered Properties - The following properties are Unencumbered, pursuant to the definition of “Unencumbered Properties” and are noted below pursuant to Section 4.21 of the Credit Agreement

7.	Le Montrose Suite Hotel 900 Hammond St, West Hollywood, CA 90069
$44,803,077

8.	Hotel Viking 1 Bellevue Avenue, Newport, RI 02840
$57,271,382

9.	Topaz Hotel 1733 N Street, NW, Washington, DC 20036
$20,843,768

10.	Hotel Madera 1310 New Hampshire Ave, NW, Washington, DC 20036
$19,549,532

11.	Hotel Rouge 1315 16th Street, NW, Washington, DC 20036
$23,459,337

12.	Hotel Helix 1430 Rhode Island Ave, NW, Washington, DC 20005
$30,633,120

13.	The Liaison Capitol Hill 415 New Jersey Avenue, NW, Washington, DC 20001
$78,445,759

14.	Hotel George 15 E Street, NW, Washington, DC 20001
$30,705,469

15.	Lansdowne Resort 44050 Woodridge Parkway, Leesburg, VA 20176
$185,314,740

16.	Chaminade One Chaminade Lane, Santa Cruz, CA 95065
$36,050,585

17.	Grafton on Sunset 8462 West Sunset Boulevard, West Hollywood, CA 90069
$29,412,438

18.	Onyx Hotel 155 Portland Street, Boston, MA 02114
$29,982,728

19.	Hilton San Diego Resort 1775 East Mission Bay Drive, San Diego, CA 92109
$122,891,766

20.	Donovan House 1155 14th Street, NW, Washington, DC 20005
$93,834,776

21.	Sax Chicago 333 North Dearborn Street, Chicago, IL 60610
$153,174,632

22.	Alexis Hotel 1007 First Avenue, Seattle, WA 98104
$53,233,293

23.	Hotel Amarano 322 North Pass Avenue, Burbank, CA 91505
$46,855,167

24.	Le Parc Suite Hotel 733 North West Knoll Drive, West Hollywood, CA 90069
$57,803,297

25.	San Diego Paradise Point Resort 1404 West Vacation Road, San Diego, CA 92109
$136,783,253

26.	Hilton Alexandria Old Town 1767 King Street, Alexandria, VA 22314
$69,592,045

27.	Gild Hall 15 Gold Street, New York, NY 10038

$65,149,509

28.	Sofitel Washington, DC Lafayette Square 806 15th Street, NW, Washington, DC 20005
$97,519,322

29.	Hotel Monaco 501 Geary Street, San Francisco, CA 94102
$72,889,428

30.	Westin Philadelphia 99 South 17th Street, Philadelphia, PA 19103
$146,676,128

31.	Embassy Suites Philadelphia - Center City 1776 Benjamin Franklin Pkwy, Philadelphia, PA 19103
$84,321,477

32.	Chamberlain West Hollywood 1000 Westmount Drive, West Hollywood, CA 90069
$39,887,264

33.	Viceroy Santa Monica 1819 Ocean Avenue, Santa Monica, CA 90401 $81,673,984

34.	Villa Florence 225 Powell Street, San Francisco, CA 94102
$ 66,725,796

35.	Park Central 870 7th Avenue, New York, NY 10019
$451,212,897

36.	Hotel Palomar 2121 P Street, NW, Washington, DC 20037
$143,914,638

37.	Hilton Gaslamp Quarter 401 K Street, San Diego, CA 92101
$91,763,214

38.	Hotel Solamar 435 6th Avenue, San Diego, CA 92101
$89,481,341

39.	L’Auberge Del Mar 1540 Camino Del Mar, Del Mar, CA 92014
$76,648,293

40.	The Liberty Hotel 215 Charles Street, Boston, MA 02114
$170,168,584

41.	Hotel Triton 342 Grant Avenue, San Francisco, CA 94108
$28,343,570

42.	Harbor Court 165 Steuart Street, San Francisco, CA 94105
$41,932,746

43.	Serrano Hotel 405 Taylor Street, San Francisco, CA 94102
$71,475,530

44.	Southernmost Hotel Collection 1319 Duval Street, Key West, FL 33040
$184,416,638

SCHEDULE 1.01 ( C )
GUARANTORS

Name
DA Entity, LLC, a Delaware limited liability company
RDA Entity, Inc., a Delaware corporation
I&G Capitol, LLC, a Delaware limited liability company
LaSalle Hotel Lessee, Inc., an Illinois corporation
LaSalle Hotel Properties, a Maryland real estate investment trust
LHO Grafton Hotel Lessee, Inc., a Delaware corporation
LHO Grafton Hotel, L.P., a Delaware limited partnership
LHO Hollywood LM, L.P., a Delaware limited partnership
LHO Le Parc Lessee, Inc., a Delaware corporation
LHO Le Parc, LP, a Delaware limited partnership
LHO Mission Bay Hotel, L.P., a California limited partnership
LHO Mission Bay Rosie Hotel, L.P., a Delaware limited partnership
LHO Mission Bay Rosie Lessee, Inc., a Delaware corporation
LHO San Diego Financing, L.L.C., a Delaware limited liability company
LHO Santa Cruz Hotel One, L.P. a Delaware limited partnership
LHO Santa Cruz One Lessee, Inc., a Delaware corporation
Lucky Town Burbank Lessee, Inc., a Delaware corporation
Lucky Town Burbank, L.P. a Delaware limited partnership
Ramrod Lessee, Inc., a Delaware corporation
Paradise Lessee, Inc., a Delaware corporation
Geary Darling Lessee, Inc., a Delaware corporation
Geary Darling, LP a Delaware limited partnership
Chamber Maid, LP a Delaware limited partnership
Chamber Maid Lessee, Inc., a Delaware corporation
Seaside Hotel, LP a Delaware limited partnership
Seaside Hotel Lessee, Inc., a Delaware corporation
Let IT FLHO, LP a Delaware limited partnership
Let It FLHO Lessee, Inc., a Delaware corporation
Glass Houses, a Maryland real estate investment trust
LaSalle Washington One Lessee, Inc., a Delaware corporation
LHO Washington Hotel Four, L.L.C., a Delaware limited liability company
LHO Washington Hotel One, L.L.C., a Delaware limited liability company
LHO Washington Hotel Six, L.L.C., a Delaware limited liability company
LHO Washington Hotel Three, LLC, a Delaware limited liability company
LHO Washington Hotel Two, L.L.C., a Delaware limited liability company
DC One Lessee, L.L.C., a Delaware limited liability company
DC Two Lessee, L.L.C., a Delaware limited liability company
DC Three Lessee, L.L.C., a Delaware limited liability company

DC Four Lessee, L.L.C., a Delaware limited liability company
DC Six Lessee, L.L.C., a Delaware limited liability company
DC I&G Capital Lessee, L.L.C., a Delaware limited liability company
LHO Tom Joad Circle DC Lessee, L.L.C., a Delaware limited liability company
LHO Tom Joad Circle DC, L.L.C., a Delaware limited liability company
H Street Shuffle, LLC, a Delaware limited liability company
H Street Shuffle Lessee, LLC, a Delaware limited liability company
LHO Chicago River Lessee, L.L.C., a Delaware limited liability company
LHO Chicago River, L.L.C., a Delaware limited liability company
LHO Onyx Hotel One, L.L.C., a Delaware limited liability company
LHO Onyx One Lessee, L.L.C., a Delaware limited liability company
NYC Serenade, L.L.C., a Delaware limited liability company
NYC Serenade Lessee, L.L.C., a Delaware limited liability company
Chimes of Freedom Lessee, LLC, a Delaware limited liability company
Chimes I, LLC, a Delaware limited liability company
Of Freedom I, LLC, a Delaware limited liability company
Chimes of Freedom, LLC, a Delaware limited liability company
Wild I, LLC, a Delaware limited liability company
Wild Innocent I, LP a Delaware limited partnership
Wild Innocent I Lessee, LLC, a Delaware limited liability company
LHO Viking Hotel, L.L.C., a Delaware limited liability company
LHO Alexandria One Lessee, L.L.C., a Delaware limited liability company
LHO Alexandria One, L.L.C., a Delaware limited liability company
LHO Leesburg One Lessee, Inc., a Delaware corporation
LHO New Orleans LM, L.P. a Delaware limited partnership
PC Festivus, LLC, a Delaware limited liability company
PC Festivus Lessee, LLC, a Delaware limited liability company
Silver P, LLC, a Delaware limited liability company
Silver P Lessee, LLC, a Delaware limited liability company
LHO San Diego Hotel One, LP a Delaware limited partnership
LHO San Diego One Lessee, Inc. a Delaware corporation
LHO Alexis Hotel, L.L.C., a Delaware limited liability company
LHO Alexis Lessee, L.L.C., a Delaware limited liability company
Micasa Shucasa, LLC, a Delaware limited liability company
Souldriver, LP a Delaware limited partnership
Souldriver Lessee, Inc. a Delaware corporation
Serenity Now, LP a Delaware limited partnership
Serenity Now, Lessee, Inc. a Delaware corporation
LHOBerge, LP a Delaware limited partnership
LHOBerge Lessee, Inc. a Delaware corporation
Dim Sum, L.P. a Delaware limited partnership
Dim Sum Lessee, Inc. a Delaware corporation

Fun to Stay, L.P. a Delaware limited partnership
Fun to Stay Lessee, Inc. a Delaware corporation
Sunset City, LLC, a Delaware limited liability company
Sunset City Lessee, LLC, a Delaware limited liability company
Look Forward, LLC, a Delaware limited liability company
Don't Look Back, LLC, a Delaware limited liability company
Look Forward Lessee, LLC, a Delaware limited liability company
Don't Look Back Lessee, LLC, a Delaware limited liability company

Schedule 1.01(d)

Qualified Ground Leases
San Diego Paradise Point (San Diego, California)
That certain Percentage Lease dated as of May 15, 2000, by and among the City of San Diego as Lessor and LHO Mission Bay Hotel, L.P., as Lessee.
Hyatt Harborside (Boston, Massachusetts)
Amended and Restated Ground Lease for Phase C of The Bird Island Flats Development by and between Massachusetts Port Authority and LHO Harborside Hotel, L.L.C., dated as of March 1, 2001.
Hilton San Diego Resort (San Diego, California)
Lease Agreement dated as of September 12, 2000, executed between the City of San Diego, and Hilton San Diego Corporation as assigned to LHO Mission Bay Rosie Hotel, L.P., by the Assignment and Assumption of Ground Lease dated December 1, 2005.
The Roger (New York, NY)
Lease dated December 29, 1995 between Madison Avenue Baptist Church and Roger Williams Associates, LLC as amended by a First Amendment of Lease, dated August 26, 1997 and a Second Amendment to Lease dated October 6, 2010 entered into by Madison Avenue Baptist Church as Lessor and RW New York, L.L.C. as Lessee.
Viceroy Santa Monica (Santa Monica, CA)
Ground Lease dated September 25, 2000, by and between the City of Santa Monica and Roscoe Real Estate Limited Partnership as assigned to Seaside Hotel, LP by the Assignment and Assumption of Ground Lease and Grant of Improvements dated March 16, 2011.
Hotel Solamar (San Diego, CA)
Ground Lease dated as of August 1, 2006 entered into by and between 6th and J Street Landowner, L.L.C. as Lessor, and Souldriver, L.P., as Lessee.
Indianapolis Marriott (Indianapolis, IN)
Convention Center Hotel Sublease dated as of June 23, 1999 by and between Convention Hotel Partners, L.L.C. and the Metropolitan Development Commission of Marion County, Indiana, as assigned to LHO Indianapolis Hotel One, L.LC. by the Assignment of Project Agreements dated February 10, 2004.

The Liberty Hotel (Boston, MA)
Lease Agreement dated as of May 23, 2005, executed between the Massachusetts General Hospital, and CS Owner LLC, as amended and as assigned to Don’t Look Back, LLC, by the Assignment and Assumption of Ground Lease dated December 28, 2012
Harbor Court (San Francisco, CA)
Hotel Lease by and between The Young Men’s Christian Association of San Francisco and Steuart Street Hotel Associates, dated as of August 1, 1989, as amended, and as assigned to Fun to Stay, LP by Assignment and Assumption Agreement dated as of August 1, 2013
Hotel Triton (San Francisco, CA)
Hotel Lease by and between Roy Chen, et. al. and Grant Street Ventures, L.P., dated November 22, 1989, as amended, and as assigned to Dim Sum, LP by Lease Assignment, Assumption and Consent, dated as of August 1, 2013

Schedule 1.01(e)

Existing letters of credit

Beneficiary                Expiration Date        Amount     Instrument ID

1.	Alternative Re Ltd. & Arch Insurance(a) February 1, 2016 $468,671 63659990

2.	Chubb and Son February 1, 2016 $300,000 63659823

3.	National Union Fire Insurance Company January 30, 2016 $742,420 63659576

4.	National Union Fire Insurance Company February 1, 2016 $225,000 63659862

5.	Liberty Mutual Insurance February 1, 2016 $425,000 63659570

6.	City of Key West September 1, 2014 $150,000 63669015

(a)Beneficiary is Bank of New York in Trust for Alternative Re Ltd. & Arch Insurance Company

Schedule 4.01

Subsidiaries

LaSalle Hotel Lessee, Inc., an Illinois corporation
LHO Grafton Hotel Lessee, Inc., a Delaware corporation
LHO Grafton Hotel, L.L.C., a Delaware limited liability company
LHO Grafton Hotel, L.P., a Delaware limited partnership
LHO Hollywood Financing, Inc., a Delaware corporation
LHO Hollywood LM, L.P. a Delaware limited partnership
LHO Le Parc Lessee, Inc., a Delaware corporation
LHO Le Parc, L.L.C., a Delaware limited liability company
LHO Le Parc, L.P., a Delaware limited partnership
LHO Mission Bay Hotel, L.P., a California limited partnership
LHO Mission Bay Rosie Hotel, L.P., a Delaware limited partnership
LHO Mission Bay Rosie Hotel, L.L.C., a Delaware limited liability company
LHO Mission Bay Rosie Lessee, Inc., a Delaware corporation
LHO San Diego Financing, L.L.C., a Delaware limited liability company
LHO San Diego One, L.P., a Delaware limited partnership
LHO San Diego Hotel One, L.L.C., a Delaware limited liability company
LHO San Diego One Lessee, Inc., a Delaware corporation
LHO Santa Cruz Hotel One, L.P., a Delaware limited partnership
LHO Santa Cruz Hotel One, L.L.C., a Delaware limited liability company
LHO Santa Cruz One Lessee, Inc., a Delaware corporation
Souldriver, L.L.C., a Delaware limited liability company
Souldriver, L.P., a Delaware limited partnership
Souldriver Lessee, Inc., a Delaware corporation
Lucky Town Burbank Lessee, Inc., a Delaware company
Lucky Town Burbank, L.L.C., a Delaware limited liability company
Lucky Town Burbank, L.P., a Delaware limited partnership
Ramrod Lessee, Inc., a Delaware corporation
Paradise Lessee, Inc., a Delaware corporation
Geary Darling Lessee, Inc., a Delaware corporation
Geary Darling, LP, a Delaware limited partnership
Geary Darling, LLC, a Delaware limited liability company
Chamber Maid, LLC, a Delaware limited liability company
Chamber Maid, LP, a Delaware limited partnership
Chamber Maid Lessee, Inc., a Delaware corporation
Seaside Hotel, LP, a Delaware limited partnership
Seaside Hotel Lessee, Inc., a Delaware corporation
Seaside Hotel, LLC, a Delaware limited liability company
Let It FLHO, LLC., a Delaware limited liability company
Let It FLHO, LP, a Delaware limited partnership
Let It FLHO Lessee, Inc., a Delaware corporation

LaSalle Washington One Lessee, Inc., a Delaware corporation
LHO Washington Hotel One, L.L.C., a Delaware limited liability company
LHO Washington Hotel Two, L.L.C., a Delaware limited liability company
LHO Washington Hotel Three, L.L.C., a Delaware limited liability company
LHO Washington Hotel Four, L.L.C., a Delaware limited liability company
LHO Washington Hotel Six, L.L.C., a Delaware limited liability company
DC One Lessee, L.L.C., a Delaware limited liability company
DC Two Lessee, L.L.C., a Delaware limited liability company
DC Three Lessee, L.L.C., a Delaware limited liability company
DC Four Lessee, L.L.C., a Delaware limited liability company
DC Six Lessee, L.L.C., a Delaware limited liability company
DC I&G Capital Lessee, L.L.C., a Delaware limited liability company
I&G Capitol, LLC, a Delaware limited liability company
LHO Tom Joad Circle DC Lessee, L.L.C., a Delaware limited liability company
LHO Tom Joad Circle DC, L.L.C., a Delaware limited liability company
H Street Shuffle, LLC, a Delaware limited liability company
H Street Shuffle Lessee, LLC, a Delaware limited liability company
LHO Chicago River Lessee, L.L.C., a Delaware limited liability company
LHO Chicago River L.L.C., a Delaware limited liability company
LHO Michigan Avenue Freezeout Lessee, L.L.C., a Delaware limited liability company
LHO Michigan Avenue Freezeout, L.L.C., a Delaware limited liability company
LHO Indianapolis One Lessee, L.L.C., an Indiana limited liability corporation
LHO Indianapolis Hotel One MM, L.L.C., a Delaware limited liability company
LHO Indianapolis Hotel One CMM, Inc., a Delaware corporation
LHO Indianapolis Hotel One L.L.C, a Delaware limited liability company
LHO Backstreets Lessee, L.L.C., a Delaware limited liability company
LHO Backstreets, L.L.C., a Delaware limited liability company
Westban Hotel Investors, L.L.C., a Delaware limited liability company
LHO Harborside Hotel, L.L.C., a Delaware limited liability company
LHO Onyx Hotel One, L.L.C., a Delaware limited liability company
LHO Onyx One Lessee, L.L.C., a Delaware limited liability company
NYC Serenade, L.L.C., a Delaware limited liability company
NYC Serenade Lessee, L.L.C., a Delaware limited liability company
RW New York, L.L.C., a Delaware limited liability company
RW New York Lessee, L.L.C., a Delaware limited liability company
PC Festivus, L.L.C., a Delaware limited liability company
PC Festivus Lessee, L.L.C., a Delaware limited liability company
Chimes of Freedom Lessee, LLC, a Delaware limited liability company
Chimes I, LLC, a Delaware limited liability company
Of Freedom I, LLC, a Delaware limited liability company
Chimes of Freedom, LLC, a Delaware limited liability company
Wild I, LLC, a Delaware limited liability company
Innocent I, LLC, a Delaware limited liability company
Wild Innocent I, LP, a Delaware limited partnership
Wild Innocent I Lessee, LLC, a Delaware limited liability company

LHO Viking Hotel, L.L.C., a Delaware limited liability company
LHO Alexandria One, L.L.C., a Delaware limited liability company
LHO Alexandria One Lessee, L.L.C., a Delaware limited liability company
LHO Leesburg One Lessee, Inc., a Delaware corporation
LHO New Orleans LM, L.P., a Delaware limited partnership
LHO New Orleans Financing, Inc., a Delaware corporation
LHO Alexis Hotel, L.L.C., a Delaware limited liability company
LHO Alexis Lessee, L.L.C., a Delaware limited liability company
LHO Badlands Lessee, L.L.C., a Delaware limited liability company
LHO Badlands, L.L.C., a Delaware limited liability company
Silver P, LLC, a Delaware limited liability company
Silver P Lessee, LLC, a Delaware limited liability company
Micasa Shucasa, LLC, a Delaware limited liability company
Serenity Now, LP a Delaware limited partnership
Serenity Now, Lessee, Inc. a Delaware corporation
Serenity Now, LLC, a Delaware limited liability company
LHOBerge, LP a Delaware limited partnership
LHOBerge Lessee, Inc. a Delaware corporation
LHOBerge, LLC, a Delaware limited liability company
Dim Sum, L.P. a Delaware limited partnership
Dim Sum Lessee, Inc. a Delaware corporation
Dim Sum, LLC, a Delaware limited liability company
Fun to Stay, L.P. a Delaware limited partnership
Fun to Stay Lessee, Inc. a Delaware corporation
Fun to Stay, LLC, a Delaware limited liability company
Sunset City, LLC, a Delaware limited liability company
Sunset City Lessee, LLC, a Delaware limited liability company
Look Forward, LLC, a Delaware limited liability company
Don't Look Back, LLC, a Delaware limited liability company
Look Forward Lessee, LLC, a Delaware limited liability company
Don't Look Back Lessee, LLC, a Delaware limited liability company
DA Entity, LLC, a Delaware limited liability company
RDA Entity, Inc., a Delaware corporation
Glass Houses, a Maryland real estate investment trust

The address of the principal office of each subsidiary is 3 Metro Center, Suite 1200, Bethesda, Maryland 20814

Schedule 4.08

Litigation

None.

Schedule 4.17

Legal Requirements; Zoning; Utilities; Access

None.

Schedule 4.18

Existing Indebtedness*

1.
Unsecured Recourse Indebtedness in the amount of $0.6 million outstanding on the $25.0 million LHL Facility. Matures January 8, 2018, with two 6-month extension options subject to certain conditions. The lender is US Bank, National Association;

2.	Unsecured Recourse Indebtedness in the amount of $177.5 million related to the Senior Unsecured Term Loan. Matures May 16, 2019. The administrative agent is Regions Bank.;

3.	Unsecured Recourse Indebtedness in the amount of $300.0 million related to the Senior Unsecured Term Loan. Matures January 8, 2019. The administrative agent is Citibank, N.A..;

4.	Hotel Deca, Seattle, WA - Secured Non-Recourse Indebtedness in the amount of $8.8 million related to LHO Badlands, L.L.C. Matures August, 2014. The lender is Bridger Commercial Funding, L.L.C.;

5.
Westin Copley Place, Boston, MA - Secured Non-Recourse Indebtedness in the amount of $210.0 million related to LHO Backstreets, L.L.C. Matures September, 2015. The lender is Wells Fargo Bank, National Association;

6.
Westin Michigan Avenue, Chicago, IL - Secured Non-Recourse Indebtedness in the amount of $135.3 million related to LHO Michigan Avenue Freezeout, L.L.C. Matures April, 2016. The lender is Wells Fargo Bank, National Association;

7.
Indianapolis Marriott, Indianapolis, IN - Secured Non-Recourse Indebtedness in the amount of $98.9 million related to LHO Indianapolis Hotel One, L.L.C. Matures July, 2016. The lender is Bank of America, N.A.;

8.
Hotel Roger Williams, New York, NY - Secured Non-Recourse Indebtedness in the amount of $61.4 million related to RW New York, L.L.C. Matures August, 2016. The lender is Wells Fargo Bank, N.A., a national banking association, as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5; and

9.
Hyatt Harborside, Boston, MA - Secured Non-Recourse Indebtedness in the amount of $42.5 million related to LHO Harborside Hotel, L.L.C. Matures March, 2018. Bonds are weekly floaters, secured by Letters of Credit issued by The Royal Bank of Scotland, Plc.

*All outstanding amounts as of 12/31/13

Schedule 5.07

Insurance

(a)    Insurance Policies Required. While any obligation of the Borrower or any Guarantor under any Credit Document remains outstanding, the Borrower shall procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations licensed to do business in the states the Hotel Properties are located, with a Best's Rating of no less than A-, VIII and otherwise satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards, which insurance shall be in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Hotel Properties are located. All original policies (to the extent reasonably available to Borrower), or certificates thereof, and related endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent unless the Administrative Agent waives this requirement in writing. Without limiting the generality of the foregoing, the Borrower shall provide or cause to be provided (whether by a manager of a Hotel Property or otherwise) the following types of insurance coverage:
i.    until repayment of the Notes and satisfaction of all obligations under the Credit Documents: (i) property insurance on an "all risks" full replacement cost basis without deduction for depreciation (or fire, extended coverage and difference in conditions basis), including flood, earthquake (for any Hotel Property located in the State of California, or in any other location that, according to determination by the appropriate agency of the United States Government, has an above average risk of seismic activity) and sinkhole coverages in an amount equal to the replacement cost of the Improvements (except for earthquake insurance which for each required Hotel Property shall, to the extent available, be in an amount which is equal to or greater than the maximum probable loss determined pursuant to a written report by a seismic engineer, which report and engineer are acceptable to the Administrative Agent); (ii) Comprehensive General Liability Insurance (including contractual liability, owners and contractors protective coverages, products and completed operations, personal and advertising injury liability, fire damage legal liability and alienated premises coverage) and Comprehensive Auto Liability Insurance in a minimum amount of $50,000,000 each occurrence and in the aggregate; (iii) Statutory Workers' Compensation and Employer's Liability Insurance in the minimum amounts of $1,000,000 each accident, $1,000,000 each employee - disease, $1,000,000 policy limit - disease; and (iv) Rent loss insurance against loss of income by reason of any hazard covered under the insurance required under this subparagraph (a) in an amount sufficient to avoid any co-insurance penalty, but in any event for not less than twelve (12) months gross receipts from all sources of income from the Hotel Property. Each such policy of property insurance shall contain a replacement cost endorsement and such other endorsements as are sufficient to prevent the Borrower, the Administrative Agent and/or the Borrower's Subsidiaries from becoming a co-insurer with respect to such buildings and improvements.
ii.    During the renovation or expansion of any Hotel Property the Borrower will additionally provide: (i) Builder's Risk Insurance on an "all risks" basis including flood, earthquake

(if required pursuant to the provisions of and in the amount stated in clause (a)) and sinkhole coverages, and also including Stored Materials and materials while in transit, and (ii) Statutory Workers' Compensation and Employer's Liability Insurance in the minimum amounts of $1,000,000 each accident, $1,000,000 each employee - disease, $1,000,000 policy limit - disease, covering each contractor and all other contractors or subcontractors who may have occasion to be at the job site.
iii.    Such additional insurance as may be reasonably required by the Administrative Agent from time to time in the event that any Hotel Property is exposed to hazards and risks with respect to which the Administrative Agent deems the existing insurance inadequate to properly protect its interests.
All policies of liability insurance shall name the Administrative Agent, the Banks and their respective directors, officers, representatives, agents and employees (the "Banks' Parties") as additional insureds. The Borrower shall furnish the Administrative Agent with a certified copy of an original policy, to the extent reasonably available to the Borrower, and a certificate of insurance of all policies of insurance required. All policies or certificates, as the case may be, of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, the Best's Rating of the carrier and the period of coverage. In addition, all policies of property insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Borrower, the Participating Lessee, the Manager or any party holding under any such Person which might otherwise result in a forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower. At least 30 days prior to the expiration of each required policy, the Borrower shall deliver to the Administrative Agent evidence of the renewal or replacement of such policy, continuing such insurance in the form as required by this Agreement. All such policies shall contain a provision that notwithstanding any contrary agreement between the Borrower and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days' prior written notice to the Administrative Agent.
In the event the Borrower intends to acquire any New York Property and enter into a New York Mortgage with respect to such New York Property, the Administrative Agent shall have received, prior to or concurrently with the execution of such New York Mortgage, (i) evidence as to whether such New York Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") pursuant to a standard flood hazard determination form ordered and received by the Administrative Agent, and (ii) if such New York Property is a Flood Hazard Property, (A) evidence as to whether the community in which such New York Property is located is participating in the National Flood Insurance Program, (B) the written acknowledgment of the Borrower or the Subsidiary of the Borrower which will own such New York Property of receipt of written notification from the Administrative Agent as to the fact that such New York Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of the application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Banks.